     As filed with the Securities and Exchange Commission on July 1, 2002


                                  Registration Nos. 333-87202 and 333-87202(01)

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------


                                AMENDMENT NO. 1


                                      To

                                   Form S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

         CIRCUS AND ELDORADO JOINT VENTURE SILVER LEGACY CAPITAL CORP.
          (Exact name of registrants as specified in their charters)

         Nevada                      7011                    88-0310787
         Nevada                (Primary Standard             71-0868362
     (State or other              Industrial              (I.R.S. Employer
      jurisdiction            Classification Code      Identification Numbers)
   of incorporation or              Number)
      organization)

                           407 North Virginia Street
                              Reno, Nevada 89501
                                (800) 687-7733
    (Address, including zip code, telephone number, including area code, of registrants' principal executive offices)

                               -----------------

                                Gary L. Carano
                            Chief Executive Officer
                           407 North Virginia Street
                              Reno, Nevada 89501
                                (800) 687-7733
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                       Copies of all communications to:

                               Howell J. Reeves
                    Wolf, Block, Schorr and Solis-Cohen LLP
                         1650 Arch Street, 22nd Floor
                       Philadelphia, Pennsylvania 19103
                                (215) 977-2000

                               -----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_] _

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _



                               -----------------


   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

The information in this prospectus is not complete and may be changed. We may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                   SUBJECT TO COMPLETION, DATED JULY 1, 2002


PROSPECTUS

                         [LOGO] Crest of Silver Legacy          CIRCUS AND ELDORADO JOINT VENTURE
                          [LOGO] Logo of Silver Legacy             SILVER LEGACY CAPITAL CORP.
                                                                        Offer to Exchange
                                                                  their 10 1/8% Mortgage Notes due 2012,
                                                                    Which Have Been Registered Under
                                                          the Securities Act of 1933, for any and all of
                                                          their Outstanding 10 1/8% Mortgage Notes due 2012

                                                                        -----------------

The Exchange Notes

  . The terms of the notes Circus and Eldorado Joint Venture and Silver Legacy Capital Corp. are issuing will be substantially identical to the outstanding notes that they issued on March 5, 2002, except for the elimination of some transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding notes.

  . Interest on the notes will accrue at the rate of 10 1/8% per year, payable semi-annually in cash in arrears on each March 1 and September 1, beginning September 1, 2002, and the notes will mature on March 1, 2012.

  . The notes will be senior secured obligations and will rank equally with all of our existing and future senior indebtedness and senior to all of our existing and future subordinated indebtedness. The notes will effectively rank junior to our senior secured credit facility to the extent of the value of the property securing that indebtedness.

  . The notes will be secured by a security interest in substantially all of our existing and future assets which will be subordinate to the security interest securing our obligations under our senior secured credit facility. Subject to the approval of the Nevada gaming authorities, each of our joint venture partners will execute a pledge of all of its partnership interests in Circus and Eldorado Joint Venture to secure the notes.

  . The notes will be redeemable on or after March 1, 2007. In addition, we may redeem up to 35% of the notes before March 1, 2005 with the net cash proceeds from specified equity offerings.

Material Terms of the Exchange Offer


  .   The exchange offer expires at 5:00 p.m., New York City time, on
                , 2002, unless extended. The maximum period of time the offer will remain open after the date of this prospectus, including any extensions of the expiration date, is 90 days.


  . Our completion of the exchange offer is subject to customary conditions, which we may waive.

  . Upon our completion of the exchange offer, all outstanding notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of notes that are registered under the Securities Act of 1933.

  . Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

  . The exchange of registered notes for outstanding notes will not be a taxable exchange for U.S. Federal income tax purposes.

  .   We will not receive any proceeds from the exchange offer.


    For a discussion of factors that you should consider before participating in this exchange offer, see "Risk Factors" beginning on page 15 of this prospectus.


                               -----------------

   Neither the Securities and Exchange Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, nor any state securities commission or other gaming authority, has passed on the adequacy or accuracy of this prospectus or the investment merits of the notes offered hereby. Any representation to the contrary is a criminal offense.

                               -----------------

               The date of this prospectus is            , 2002.

   We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                               -----------------

                               TABLE OF CONTENTS



Summary..............................................................................   1

Risk Factors.........................................................................  15

Forward-Looking Statements...........................................................  30

Use of Proceeds......................................................................  31

Capitalization.......................................................................  31

Selected Financial Information.......................................................  32

Management's Discussion and Analysis of Financial Condition and Results of Operations  34

Business.............................................................................  44

Regulation and Licensing.............................................................  53

Management...........................................................................  59

Security Ownership of Certain Beneficial Owners and Management.......................  65

Certain Relationships and Related Transactions.......................................  67

Description of Other Indebtedness....................................................  69

The Partnership Agreement............................................................  72

The Exchange Offer...................................................................  77

Description of the Notes.............................................................  90

Material Federal Tax Consequences.................................................... 134

Plan of Distribution................................................................. 137

Legal Matters........................................................................ 138

Experts.............................................................................. 138

Available Information................................................................ 138

Index to Consolidated Financial Statements........................................... F-1

                                    SUMMARY

   The following summary highlights selected information from this prospectus and may not contain all the information that may be important to you. You should read this entire prospectus, including the consolidated financial data and related notes, before making an investment decision. The terms "we," "our," "us" and "Issuers," as used in this prospectus, refer to Circus and Eldorado Joint Venture and Silver Legacy Capital Corp. as a combined entity, except where it is clear that the terms mean only Circus and Eldorado Joint Venture or Silver Legacy Capital Corp. When we use the term "Partnership" it refers only to Circus and Eldorado Joint Venture, and when we use the term "Capital" it refers only to Silver Legacy Capital Corp. The term "Silver Legacy" refers to the Silver Legacy Resort Casino. References to the Circus Circus Hotel and Casino refer to the hotel-casino by that name located in Reno, Nevada. When we use the term "Reno market" we are referring to the Reno and Sparks areas as delineated by the Nevada Gaming Control Board. The term "old notes" refers to our outstanding 10 1/8 Mortgage Notes due 2012 that we issued on March 5, 2002 and that have not been registered under the Securities Act of 1933. The term "exchange notes" refers to the 10 1/8% Mortgage Notes due 2012 offered by this prospectus. The term "notes" refers to the old notes and the exchange notes collectively.

                                 Silver Legacy

Overview


   Circus and Eldorado Joint Venture, a Nevada general partnership which is a joint venture between Eldorado Limited Liability Company and Galleon, Inc., owns and operates the Silver Legacy Resort Casino, a premier nineteenth century silver mining themed hotel-casino and entertainment complex in Reno, Nevada. Eldorado Limited Liability Company is a 96% owned subsidiary of Eldorado Resorts LLC, which owns the Eldorado Hotel & Casino, one of the two hotel casinos connected to Silver Legacy, and Galleon, Inc. is a wholly owned subsidiary of Mandalay Resort Group, which owns Circus Circus Hotel and Casino, the other hotel casino which is connected to Silver Legacy.



   The following diagram shows the respective ownership interests among Circus and Eldorado Joint Venture, its joint venture partners and their parent companies, Silver Legacy Capital Corp., the Silver Legacy Resort Casino and the adjacent Eldorado and Circus properties.

                                        [FLOW CHART]

Eldorado Resorts LLC          Mandalay Resort Group

          96%                        100%
        Eldorado Limited
        Liability Company              Galleon, Inc
                    50%          50%               100%
                       Circus and Eldorado
                          Joint Venture
    100%
                        100%
                    Silver
                    Legacy
                    Capital                      Circus Circus
                    Corp.          100%          Casinos, Inc.

                                                    100%

   Eldorado             Silver Legacy            Circus Circus
Hotel & Casino          Resort Casino            Hotel and Casino

   Silver Legacy is among the largest hotel-casinos in the Reno market. We have established Silver Legacy as a "must see" destination resort for Reno visitors by creating an exciting, luxurious atmosphere. We offer a dynamic gaming environment and a wide variety of amenities delivered with special attention to personal service to appeal to our multiple customer segments, including preferred casino players.


   Silver Legacy opened in July 1995, with a capital investment of over $360 million, and is strategically located on two city blocks in downtown Reno directly off Interstate 80, the principal highway connecting Reno with San Francisco, Sacramento and other cities in northern California. The casino and entertainment areas at Silver Legacy are seamlessly connected to the Eldorado Hotel & Casino and the Circus Circus Hotel and Casino by 200-foot wide skyway corridors, comprising the heart of the Reno market's prime gaming area and room base. As of March 31, 2002, Silver Legacy offered the following features and amenities:



  . an approximately 87,300 square-foot casino with 2,211 slot and video poker machines, 82 table games, a keno lounge and a race and sports book;


  . a 37-story hotel tower with 1,710 guest rooms, including 145 player spa suites and eight penthouse suites;

  . six dining venues, including an award-winning steakhouse and a multi-cuisine buffet;


  . approximately 90,000 square feet of meeting, convention and entertainment space, including the approximately 40,000 square-foot City Center Pavilion located on a special events plaza situated across North Virginia Street from Silver Legacy which is owned by our affiliates;


  .   Catch a Rising Star, a 220-seat, nationally recognized comedy club;

  . a 10-story parking facility capable of accommodating approximately 1,800 vehicles; and

  . additional amenities including four bars and lounges, custom retail shops, a spa/exercise facility, a video arcade and an outdoor swimming pool/sundeck.

   We carefully target our marketing programs to five segments of the gaming market: free and independent travelers, preferred casino customers, convention groups, local patrons and wholesale/specialty groups. We attract our target customers through newspaper, radio, television and direct mail campaigns locally and in northern California, the Pacific northwest and other regional travel markets. Silver Legacy utilizes a broad special events calendar along with our guest development program, including selective casino credit, to attract and retain our target customers. In addition, we utilize our hotel rooms, restaurants and other amenities to offer complimentaries to a broad spectrum of established casino guests. "Club Legacy," Silver Legacy's players club, offers customers exciting special events and tournaments and convenient ways of earning complimentaries. The convention and wholesale/specialty market segments contribute to our hotel occupancy during slower mid-week periods. For the twelve months ended December 31, 2001, our average occupancy rate was 83.4% compared to 76.9% for the Reno market.

Competitive Strengths

   Silver Legacy offers our guests a fully integrated gaming, lodging, dining and entertainment experience in a convenient downtown Reno location. We believe the quality of our amenities enables us to attract multiple customer segments from the local area, northern California, the Pacific northwest and other regional travel markets.

   Premier "Must See" Resort Casino. We believe Silver Legacy is a "must see" attraction for Reno visitors and residents as the only major newly-constructed hotel-casino in the Reno market since 1978. A uniquely themed mega-resort, the property's design is inspired by Nevada's rich mining heritage and the legend of Sam Fairchild, a fictitious silver baron who "struck it rich" on the site of the casino. Silver Legacy's opulent interior showcases a casino built around Sam Fairchild's famed 120-foot tall mining rig, which appears to mine for silver. The rig is situated beneath a 180-foot diameter dome, which is a distinctive landmark on the Reno skyline. The interior surface of the dome features dynamic sound and laser light shows, providing visitors with a unique experience when they are in the casino.


   Center of Tri-Property Destination Resort. Silver Legacy, together with the Eldorado and Circus properties, comprises the heart of the Reno market's prime gaming area and room base, providing the most extensive variety of gaming, lodging, dining and entertainment amenities in the Reno area. As of March 31, 2002, the tri-property complex offered 4,099 rooms, 20 restaurants, 5,562 slot machines, 226 table games and parking to accommodate over 6,000 vehicles, representing approximately 26% of the Reno market's total room base and 24% of the Reno market's total slot machine and table games. We believe that the centralized location and critical mass of these three properties, together with the seamless connections between the facilities, provide Silver Legacy with significant advantages over other freestanding hotel-casinos in the Reno market.



   Headliner Entertainment and Premium Dining. Our customers are attracted to Silver Legacy's entertainment and award-winning cuisine. Each year, approximately 50 nights of headliner entertainment are scheduled in our 1,600-seat Grande Exposition Hall or the 3,400-seat City Center Pavilion, making Silver Legacy the leading headliner entertainment venue in the Reno market. Entertainers who appeared during 2001 include Jay Leno, Chicago, Michael Bolton and George Carlin. Recent enhancements include the opening of Rum Bullions Island Bar, a tropical-themed bar and lounge with nightly entertainment, and the expansion of our race and sports book, including a new sports-themed bar.


   Quality Personal Service. We are committed to providing our customers with a high level of personal service, which we believe is an integral part of fostering customer loyalty and generating repeat business. We continually strive to instill in each employee a dedication to superior service designed to exceed our guests' expectations.

   Experienced Management Team. Silver Legacy has an experienced management team with an average of more than 20 years of experience in the Reno gaming market. All of our senior management have been with Silver Legacy since its opening in July 1995. We also benefit from the expertise of our joint venture partners and the leadership they provide through our executive committee, which includes senior executives from Eldorado Resorts LLC and Mandalay Resort Group.


Risk Factors



   Before making a decision whether to participate in this exchange offer, you should carefully consider all of the information we have included in the section "Risk Factors" in this prospectus. Among the risk factors we discuss more fully in that section are the following:



  . we face substantial competition in the hotel and casino industry, including increasing competition from Native American casinos in northern California;



  . our substantial indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the notes;



  . our ability to generate sufficient cash to service our debt, including our obligations under the notes, will depend on many factors, some of which are beyond our control, including



     .   our future operating performance;



     .   the demand for the services we provide;



     .   general economic conditions; and



     . legislature and regulatory factors affecting our operations and business;

  . any terrorist attacks similar to those that occurred on September 11, 2001 that may occur in the future could have a material adverse effect on our future operations; and



  . we are subject to extensive state and local regulation, and licensing and gaming authorities have significant control over our operations, which could have an adverse effect on our business.


Reno Market

   The Reno market is the eighth largest gaming market in the United States, generating approximately $1.0 billion of gaming revenues for the twelve months ended December 31, 2001. As of December 31, 2001, the Reno market featured approximately 15,459 hotel rooms, 23,386 slot machines and 676 table games. For the twelve months ended December 31, 2001, the Reno market had an estimated 76.9% average hotel occupancy rate.

   Reno is the second largest metropolitan area in Nevada, with a population of approximately 340,000 according to the most recently available U.S. Census data, and is located at the base of the Sierra Nevada Mountains along Interstate 80, approximately 135 miles east of Sacramento, California and 225 miles east of San Francisco, California. Reno is a destination resort market that primarily attracts "drive-in" visitors by offering gaming as well as numerous other summer and winter recreational activities. Management believes that approximately two-thirds of visitors to the Reno market arrive by some form of ground transportation. Popular special events include the National Championship Air Races, the Reno-Tahoe Open PGA tour event and Hot August Nights, a vintage car event. In addition, the National Bowling Stadium, located one block from Silver Legacy, is the largest bowling complex in North America and has been selected to host multi-month tournaments in Reno two out of every three years through 2009, of which 2002 is a non-tournament year. According to the Reno-Sparks Convention & Visitors Authority, the greater Reno area attracted an estimated 5.2 million visitors for the twelve months ended June 30, 2001 and 2000.


Recent Development



   On May 24, 2002, Circus and Eldorado Joint Venture's executive committee, on the recommendation of its audit committee, selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2002. Deloitte & Touche LLP was selected to replace Arthur Andersen LLP, which had audited our financial statements since 1994.



   The decision to change auditors was not the result of any disagreement with Arthur Andersen LLP with respect to any reporting or disclosure requirement applicable to Circus and Eldorado Joint Venture or Silver Legacy Capital Corp. The reports of Arthur Andersen LLP on our consolidated financial statements for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During our fiscal years ended December 31, 2001 and 2000 and the interim period from January 1, 2002 through May 24, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to its satisfaction, would have caused it to make reference to the matter in its report. During our fiscal years ended December 31, 2001 and 2000 and the interim period prior to our engagement of Deloitte & Touche LLP



  . a "reportable event" did not occur, by which we mean that Arthur Andersen LLP did not advise us that the internal controls necessary for us to develop reliable financial statements did not exist, or of any material matters with respect to our reports or financial statements or of information that had come to its attention that had led it to no longer be able to rely on our management's representations, or that made it unwilling to be associated with the financial statements prepared by our management, or that led it to advise us of the need to expand significantly the scope of its audit or that led it to question the fairness or reliability of its previously issued audit reports or the underlying financial statements or any financial statements that may be issued covering any fiscal period subsequent to the date of the most recent financial statements covered by an audit report; and

  . we did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or on any matter on which there was a disagreement with Arthur Andersen LLP or which would have constituted a reportable event, as described above.

                               -----------------


   Our executive offices are located at the Silver Legacy Resort Casino at 407 North Virginia Street, Reno, Nevada 89501, and our telephone number is (800) 687-7733.

                         Summary of the Exchange Offer

The Exchange Offer..........  We are offering to exchange $1,000 principal amount of our exchange notes for each $1,000 principal amount of old notes. As of the date of this prospectus, $160 million in aggregate principal amount of old notes are outstanding.

                              We have registered the exchange notes under the Securities Act of 1933 and they are substantially identical to the old notes, except for the elimination of some transfer restrictions, registration rights and liquidated damages provisions relating to the old notes.

Accrued Interest on the
  Exchange Notes and the Old
  Notes.....................  Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the old notes or, if no interest was paid on the old notes, from the date of issuance of the old notes, which was on March 5, 2002. Holders whose old notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the old notes.

No Minimum Condition........  We are not conditioning the exchange offer on the tender of any minimum principal amount of old notes.


Expiration Date.............  The exchange offer will expire at 5:00 p.m., New
                              York City time, on          , 2002, unless we
                              decide to extend the exchange offer. The maximum period of time the offer will remain open after the date of this prospectus, including any extensions of the expiration date, is 90 days.



Withdrawal Rights...........  You may withdraw your tender at any time prior to
                              5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission, with receipt confirmed by telephone, or letter must be received by the exchange agent at the address sent forth in this prospectus prior to the expiration date. Any notice of withdrawal must:



                              .   specify the name of the person having
                                  tendered the old notes to be withdrawn;



                              .   identify the old notes to be withdrawn,
                                  including the certificate number or numbers and principal amount of the old notes to be withdrawn;





                              .   include a statement that the holder is
                                  withdrawing his election to have the old notes exchanged;



                              . be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered or as otherwise described in the letter of transmittal, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the old notes into the name of the person withdrawing the tender; and

                              . specify the name in which any of the old notes being withdrawn are to be registered, if different from that of the person who tendered the old notes.


Conditions to the Exchange
  Offer.....................  The exchange offer is subject to customary conditions, which we may waive. We currently anticipate that each of the conditions will be satisfied and that we will not need to waive any conditions. We reserve the right to terminate or amend the exchange offer at any time before the expiration date if any of the conditions occurs. For additional information, see the section "The Exchange Offer--Certain Conditions to the Exchange Offer."

Procedures for Tendering Old
  Notes.....................  If you are a holder of old notes who wishes to accept the exchange offer, you must:

                              . complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, and mail or otherwise deliver the letter of transmittal, together with your old notes, to the exchange agent at the address set forth in the section "The Exchange Offer--Exchange Agent"; or

                              . arrange for The Depository Trust Company to transmit certain required information, including an agent's message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, to the exchange agent in connection with a book-entry transfer.

                              By tendering your old notes in either manner, you will be representing among other things, that:

                              . the exchange notes you receive pursuant to the exchange offer are being acquired in the ordinary course of your business;

                              . you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

                              .   you are not an "affiliate" of ours.


Special Considerations
  Applicable to Broker
  Dealers...................  Any broker dealer participating in the exchange offer should consider that:



                              . each broker-dealer that receive exchange notes must acknowledge that it will deliver a prospectus in connection with any resales of the exchange notes;



                              . broker-dealers who acquired their old notes as a result of market making or other trading activities may use the exchange offer prospectus, as supplemented or amended, in connection with resales of the exchange notes; and



                              . broker-dealers who acquired their old notes directly from us in the initial offering and not as a result of market making and trading activities must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with resales of the exchange notes and cannot rely on the Securities and Exchange Commission's Exxon Capital line of no-action letters.


Special Procedures for
  Beneficial Owners.........  If you beneficially own old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either arrange to have your old notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
  Procedures................  If you wish to tender your old notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedures for book-entry transfer cannot be completed on time, you may tender your old notes according to the guaranteed delivery procedures described in the section "The Exchange Offer--Procedures for Tendering Old Notes."

Acceptance of Old Notes and
  Delivery of Exchange
   Notes....................  We will accept for exchange all old notes which are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The exchange notes issued in the exchange offer will be delivered promptly following the expiration date. For additional information, see the section "The Exchange Offer--Acceptance of Old Notes for Exchange; Delivery of Exchange Notes."

Use of Proceeds.............  We will not receive any proceeds from the issuance of exchange notes in the exchange offer. We will pay for our expenses incident to the exchange offer.


Federal Income Tax
  Consequences..............  The exchange of exchange notes for old notes in the exchange offer will not be a taxable event for federal income tax purposes. For additional information, see the section "Material Federal Tax Consequences."


Effect on Holders of Old
  Notes.....................  As a result of this exchange offer, we will have fulfilled a covenant contained in the
                              registration rights agreement dated as of March 5, 2002 among Circus and Eldorado Joint Venture and Silver Legacy Capital Corp. as issuers and Banc of America Securities LLC as representative for the initial purchasers named in the agreement and, accordingly, there will be no increase in the interest rate on the old notes. If you do not tender your old notes in the exchange offer:

                              . you will continue to hold the old notes and will be entitled to all the rights and limitations applicable to the old notes under the indenture governing the notes, except for any rights under the registration rights agreement that terminate as a result of the completion of the exchange offer; and

                              . you will not have any further exchange rights or, except for any rights under the registration rights agreement, any registration rights, and your old notes will continue to be subject to restrictions on transfer. Accordingly, the trading market for untendered old notes could be adversely affected.



Restrictions on
  Transferability of Old
  Notes following Completion
  of the Exchange Offer.....  Following the completion of the exchange offer, holders of any old notes that are not exchanged may sell those notes only in transactions which are exempt from the registration requirements of the Securities Act of 1933, or in a transaction pursuant to an effective registration statement, if we subsequently register the old notes. Except as required by the terms of the registration rights agreement, we do not intend to register any old notes that remain outstanding following completion of the exchange offer. See "The Exchange Offer -- Shelf Registration Statement."


Exchange Agent..............  The Bank of New York is serving as exchange agent in connection with the exchange offer.

                         Summary of the Exchange Notes


Issuers.....................  Circus and Eldorado Joint Venture, a Nevada
                              general partnership, and Silver Legacy Capital Corp., a Nevada corporation wholly owned by Circus and Eldorado Joint Venture. Silver Legacy Capital Corp. was incorporated for the sole purpose of serving as co-issuer of the notes in order to make the notes a permitted investment for investors that would not have been permitted to purchase the notes under applicable legal investment laws had they been issued solely by a non-corporate entity like Circus and Eldorado Joint Venture. Silver Legacy Capital Corp. does not have any operations, assets or revenues. Neither of our joint venture partners nor their parent companies will be responsible for our obligations under the exchange notes.


Total Amount of Exchange
  Notes Offered.............  $160 million in principal amount of 10 1/8%
                              mortgage notes due 2012.

Maturity....................  March 1, 2012.

Interest....................  10 1/8% per year.

Interest Payment Dates......  March 1 and September 1, beginning September 1,
                              2002.


Ranking.....................  The exchange notes will be senior secured obligations and will rank equally with all of our other existing and future senior debt and senior to all of our existing and future subordinated debt. The exchange notes will effectively rank junior to the debt incurred under our $40.0 million senior secured credit facility, comprised of a $20.0 million revolving credit facility and a $20.0 million amortizing term loan, to the extent of the value of the property securing that indebtedness. The amount of debt outstanding under our senior secured credit facility at March 31, 2002 was $26.0 million.

Optional Redemption.........  We will have the right to redeem some or all of the notes on or after March 1, 2007 at the redemption prices described in the section "Description of the Notes -- Optional Redemption."

                              Prior to March 1, 2005, we may redeem up to 35% of the notes with the net cash proceeds from specified equity offerings at the redemption price described in the section "Description of the Notes -- Optional Redemption." We may, however, only make these redemptions if at least $104 million aggregate principal amount of the notes remains outstanding after the redemptions.

Regulatory Redemption.......  The notes will be subject to redemption requirements imposed by gaming laws and
                              regulations of the State of Nevada and other gaming authorities that have jurisdiction over our gaming activities or those of our partners or their respective parents or other affiliates. See "Description of the Notes -- Gaming Redemption."

Change of Control...........  If a change of control event occurs, each holder of notes may require us to repurchase all or a portion of the holder's notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest. See "Description of the Notes -- Repurchase at the Option of Holders -- Change of Control."

Certain Covenants...........  The indenture governing the notes, among other things, limits our ability to:

                              .   incur additional debt;

                              .   create liens or other encumbrances;

                              .   pay dividends or make other restricted
                                  payments;

                              .   prepay subordinated indebtedness;

                              .   make investments, loans or other guarantees;

                              . sell or otherwise dispose of a portion of our assets; or

                              . make acquisitions or merge or consolidate with another entity.

                              These covenants are subject to a number of important qualifications and exceptions which are described in the section "Description of the Notes -- Additional Covenants."


Comparison of the Old Notes
  and the Exchange Notes....  Exchange notes will be identical to the old notes except that



                              . the old notes are, and following the exchange offer will be, subject to the restrictions on transfer described above under "Summary of the Exchange Offer" opposite the caption "Restrictions on Transferability of Old Notes following Completion of the Exchange Offer" compared with the more limited transfer restrictions applicable to the exchange notes described below opposite the caption "Resales of Exchange Notes;" and



                              . any exchange notes acquired in exchange for old notes by any holder other than a broker-dealer will cease to be entitled to be included in any shelf registration statement we may become obligated to file under the registration rights agreement and will cease to be entitled to any liquidated damages we may become obligated to pay on account of our failure to comply with the terms of the registration rights agreement with respect to a shelf registration statement. See "Description of the Notes --Registration Rights; Liquidated Damages."



Resales of Exchange Notes...  Based on interpretations by the staff of the
                              Securities and Exchange Commission as set forth in interpretive letters addressed to third parties in other transactions, we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by a holder, other than any holder who is a broker-dealer or an "affiliate" of ours within the meaning of Rule 405 of the Securities Act of 1933, without further compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, provided that:



                              .   the exchange notes are acquired in the
                                  ordinary course of the holder's business; and



                              . the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the exchange notes.



                              However, any holder who is:



                              .   an "affiliate" of ours;



                              . who has an arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the exchange offer; or



                              . any broker-dealer who purchased old notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933,



                              could not rely on the applicable interpretations of the staff and must comply with the registration and prospectus delivery requirements of the Securities Act of 1933. A broker-dealer who holds old notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and must, therefore, deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of exchange notes. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities, must acknowledge, as provided in the letter of transmittal, that it will deliver a prospectus in connection with any resale of the exchange notes. For more detailed information, see the section "Plan of Distribution" in this prospectus.

                              In addition, to comply with the securities laws of various jurisdictions, if applicable, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and is complied with. We have agreed, pursuant to the registration rights agreement and subject to specified limitations in the agreement, to register or qualify the exchange notes for offer or sale under the securities or blue sky laws of the jurisdictions any holder of the exchange notes reasonably requests. The registration or qualification may require the imposition of restrictions or conditions, including suitability requirements for offerees or purchasers, in connection with the offer or sale of any exchange notes. See the section "The Exchange Offer -- Shelf Registration Statement" in this prospectus.



Use of Proceeds.............  We will not receive any cash proceeds from the exchange offer.


                                 Risk Factors

   See the section "Risk Factors" in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes, including factors affecting forward-looking statements.

                         Summary Financial Information


   We have derived the following summary financial information for each of the five fiscal years ended December 31, 1997, 1998, 1999, 2000 and 2001 from our audited consolidated financial statements. Our summary financial information for the three months ended March 31, 2001 and 2002 is unaudited. However, in management's opinion, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for these periods have been included. The results of operations for the three months ended March 31, 2002 may not be indicative of the results of operations for the full year. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Financial Information" and our consolidated financial statements and related notes contained elsewhere in this prospectus.



                                                                                                                  Three Months
                                                                                                                 Ended March 31,
                                                                       Fiscal Year Ended December 31,              (Unaudited)
                                                              ------------------------------------------------  ----------------
                                                                1997      1998      1999      2000      2001      2001     2002
                                                              --------  --------  --------  --------  --------  -------  -------
                                                                         (Dollars in thousands, except operating data)
Income Statement Data:
Operating revenues
  Casino..................................................... $ 99,192  $ 97,207  $105,284  $109,641  $ 98,374  $22,256  $21,548
  Rooms......................................................   35,008    36,472    36,877    37,936    37,835    8,494    7,793
  Food and beverage..........................................   32,475    33,088    35,632    36,832    35,558    8,372    8,548
  Other......................................................    6,179     7,380     7,748     8,786     7,508    1,441    1,700
                                                              --------  --------  --------  --------  --------  -------  -------
Gross revenues...............................................  172,854   174,147   185,541   193,195   179,275   40,563   39,589
  Less: promotional allowances...............................  (13,044)  (13,829)  (15,193)  (15,706)  (14,598)  (3,273)  (3,219)
                                                              --------  --------  --------  --------  --------  -------  -------
Net operating revenues.......................................  159,810   160,318   170,348   177,489   164,677   37,290   36,370
                                                              --------  --------  --------  --------  --------  -------  -------
Operating expenses
  Casino.....................................................   43,114    43,736    46,724    48,723    45,820   10,656   10,242
  Rooms......................................................   12,582    12,559    12,634    12,867    12,166    3,044    2,876
  Food and beverage..........................................   23,445    24,137    26,101    26,188    25,019    5,906    5,859
  Other operating expenses...................................    4,922     5,944     6,327     7,248     5,927    1,051    1,260
  Selling, general and administrative........................   27,390    27,773    28,482    29,719    29,207    7,220    6,946
  Depreciation and amortization..............................   17,601    17,583    17,824    15,500    12,082    3,003    3,007
  Write-off of debt issuance costs...........................       --        --        --        --       370       --       --
  Loss on sale of assets.....................................       43        53         1         1         4       --       --
                                                              --------  --------  --------  --------  --------  -------  -------
  Total operating expenses...................................  129,097   131,785   138,093   140,246   130,595   30,880   30,190
                                                              --------  --------  --------  --------  --------  -------  -------
  Operating income...........................................   30,713    28,533    32,255    37,243    34,082    6,410    6,180
                                                              --------  --------  --------  --------  --------  -------  -------
Other (income) expense
  Insurance settlement proceeds..............................       --        --        --        --      (225)    (225)      --
  Interest income............................................      (38)     (149)     (162)     (248)     (112)     (32)     (10)
  Interest expense, net(1)...................................   21,036    18,733    16,334    15,721    13,299    4,013    2,644
  Interest rate swap (income) expense(2).....................       --        --        --        --      (327)     803       --
                                                              --------  --------  --------  --------  --------  -------  -------
Total other (income) expense.................................   20,998    18,584    16,172    15,473    12,635    4,559    2,634
                                                              --------  --------  --------  --------  --------  -------  -------
Net income before extraordinary item and cumulative effect of
 change in accounting principle..............................    9,715     9,949    16,083    21,770    21,447    1,851    3,546
Extraordinary item-write-off of deferred loan costs..........       --        --        --        --        --       --     (134)
                                                              --------  --------  --------  --------  --------  -------  -------
Net income before cumulative effect of change in accounting
 principle...................................................    9,715     9,949    16,083    21,770    21,447    1,851    3,412
Cumulative effect of change in accounting principle(2).......       --        --        --        --      (327)    (327)      --
                                                              --------  --------  --------  --------  --------  -------  -------
Net income(3)................................................ $  9,715  $  9,949  $ 16,083  $ 21,770  $ 21,120  $ 1,524  $ 3,412
                                                              ========  ========  ========  ========  ========  =======  =======
Other Financial Data:
EBITDA(4).................................................... $ 48,357  $ 46,169  $ 50,080  $ 52,744  $ 46,538    9,413    9,187
Cash provided by operating activities........................   22,131    28,400    32,045    37,510    33,048    8,165    9,718
Cash used in investing activities............................    3,343     4,642     4,848     4,224     3,917      444      701
Cash used in financing activities............................   15,197    23,500    24,500    35,500    28,000    5,000    5,123
Capital expenditures.........................................    4,323     4,808     4,902     4,158     4,180      698      560
Ratio of earnings to fixed charges(5)........................      1.5x      1.5x      2.0x      2.4x      2.6x    1.4x     2.3x
Operating Data(6):
Number of hotel rooms........................................    1,709     1,710     1,710     1,710     1,710    1,710    1,710
Average daily room rate...................................... $  58.94  $  60.70  $  60.99  $  62.99  $  66.35  $ 62.77  $ 57.64
Daily occupancy rate.........................................     88.3%     89.0%     89.7%     88.9%     83.4%    80.9%    78.8%
Number of slot machines......................................    2,266     2,264     2,207     2,237     2,177    2,220    2,130
Slot machine win per unit per day............................ $  82.05  $  78.10  $  86.72  $  90.29  $  83.25  $ 73.80  $ 71.59
Number of table games........................................       87        83        81        79        82       80       82
Table game win per unit per day.............................. $    935  $    988  $  1,113  $  1,143  $  1,003  $   962  $   969


                         (Footnotes on following page)

                                                       Fiscal Year
                                                          Ended
                                                      December 31,
                                                          2001
                                                      -------------
                                                        (Dollars
                                                      in thousands)
             Pro Forma Data(7):
             EBITDA(4)...............................    $46,538
             Cash interest expense...................     17,583
             Ratio of EBITDA to cash interest expense       2.6x
             Ratio of total debt to EBITDA...........       4.0x


                                                  As of
                                                March 31,
                                                  2002
                                              -------------
                                                (Dollars
                                              in thousands)
                    Balance Sheet Data:
                    Cash and cash equivalents   $ 16,150
                    Total assets.............    310,174
                    Total debt...............    185,383
                    Partners' equity.........    109,116

--------
(1) Interest expense is net of the effect of all payments made or received pursuant to hedging obligations.

(2) In accordance with SFAS 133, Accounting for Derivative Instruments and Hedging Activities, we are required to record all derivatives as assets or liabilities measured at fair value with the change in fair value recognized in earnings. On January 1, 2001, we recorded a liability of $0.3 million for the fair value of our interest rate swaps at that date, with a corresponding cumulative effect adjustment in the income statement. All of our interest rate swaps matured on October 29, 2001.

(3) Circus and Eldorado Joint Venture is not subject to income taxes, as the partners include their respective shares of partnership taxable income in their income tax returns. Therefore, a provision for income taxes is not included in our summary financial information. Circus and Eldorado Joint Venture's governing documents require the partnership to make distributions to its partners in an amount equal to the maximum marginal federal income tax rate applicable to any partner multiplied by the income of the partnership for the applicable period. See "The Partnership Agreement."

(4) EBITDA is defined as earnings before interest, taxes, depreciation and amortization, loss on sale of assets, other non-recurring charges and cumulative effect of change in accounting principle. EBITDA is presented as a supplemental disclosure because management believes that it is a widely used measure of operating performance in the gaming industry. EBITDA should not be construed as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles, or
    GAAP), as an indicator of cash flows or a measure of liquidity. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as presented here may not be comparable to similarly titled measures presented by other companies.


(5) The ratio of earnings to fixed charges has been computed as earnings divided by fixed charges. Earnings represent net income before extraordinary item and cumulative effect of change in accounting principle plus fixed charges. Fixed charges represent interest expense, whether expensed or capitalized, interest rate swap expense, the interest component of rent expense and amortization of debt issuance costs.


(6) Operating data are averages for the respective periods.

(7) Pro forma data give effect to our issuance of the old notes, the senior secured credit facility we entered into on March 5, 2002 and the application of the net proceeds therefrom, as if such transactions occurred on January 1, 2001. See "Use of Proceeds."

                                 RISK FACTORS

   You should carefully consider the following factors in addition to the other information set forth in this prospectus before making an investment in the exchange notes.

                         Risks Related to our Business

We face substantial competition in the hotel and casino industry.

   The hotel and casino industry is very competitive. We compete for customers primarily on the basis of location, range and pricing of amenities and overall atmosphere. Of the 34 casinos currently operating in the Reno market, we compete principally with the eight other hotel-casinos that, like the Silver Legacy Resort Casino, each generate at least $36 million in annual gaming revenues, including the Circus Circus Hotel and Casino and the Eldorado Hotel & Casino.

   According to statistics published by the Reno-Sparks Convention & Visitors Authority, there were approximately 15,459 hotel rooms and approximately 4,616 motel rooms in the Reno area at December 31, 2001. Although no hotel-casino projects are currently under construction in the Reno area, we cannot predict the extent to which new casino projects will be undertaken or the extent to which current hotel capacity may be expanded in the near future. There can be no assurance that any growth in Reno's room base or gaming capacity will not adversely affect our financial condition or results of operations. See "Business -- Reno Market; Competition."

   A substantial number of customers travel to both Reno and Lake Tahoe during their visits. Consequently, we believe that the Reno market's visitation is influenced, to some degree, by the visitation of the Lake Tahoe market. While we do not anticipate a decline in the popularity of either Reno or Lake Tahoe as tourist destination areas in the foreseeable future, any such decline could adversely affect our operations.

   Reno casinos, including our own, also compete with Native American gaming in California and the northwestern United States. We also compete with hotel-casinos located in Las Vegas, Nevada and the Lake Tahoe area. To a lesser extent, we compete with hotel-casinos in other parts of the United States and with dockside gaming facilities, riverboat casinos, state-sponsored lotteries, on-and-off track pari-mutuel wagering, Internet gaming, card clubs, riverboat casinos and other forms of legalized gaming. Land-based, dockside or riverboat casino gaming, other than that conducted on Native American-owned land, is currently legal in nine states and gaming on Native American-owned land is legal in at least 29 states, including California, Washington and Oregon.

   Management believes the Reno market draws over 50% of its visitors from California. California allows other non-casino style gaming, including pari-mutuel wagering, a state-sponsored lottery, card clubs, bingo and off-track betting. Certain constituencies have proposed ballot initiatives which are currently pending in California that would legalize casino-style gaming generally. As a result, there can be no assurance that casino-style gaming in California will not be expanded beyond the currently legal Native American gaming. Any such expansion could have a material adverse effect on our operations.

   The competitive impact on Nevada gaming establishments, in general, and our operations, in particular, from the continued growth of gaming outside Nevada cannot be determined at this time. We believe that the further expansion of casino gaming in markets close to Nevada, such as California, and to a lesser extent Washington and Oregon, could have a material adverse affect on our operations depending on the nature, location and scope of those operations.

Native American gaming in California could have a material adverse effect on the Reno market, in general, and on our operations, in particular.

   On March 7, 2000, California voters approved Proposition 1A which amended the California constitution and legalized "Nevada-style" gaming on Native American reservations. The passage of this amendment has allowed the expansion of existing Native American gaming operations, as well as the opening of new Native American gaming facilities. Additionally, numerous tribes have announced that they intend to open gaming facilities. This proliferation of gaming in California could have a material adverse effect on the hotel-casinos and gaming operations in the Reno market, including the Silver Legacy Resort Casino.

   There are approximately 107 federally recognized Native American tribes in California. In order to conduct gaming operations in California, a Native American tribe is required to enter into a compact with the state. As of December 31, 2001, the State of California had entered into compacts with approximately 60 tribes.

   Each Native American tribe in California is limited to a maximum of 2,000 slot machines and there may not be more than two gaming facilities on any one reservation. Under the governor of California's interpretation of the compacts, all Native American tribes in California are permitted to operate a total of approximately 45,000 slot machines. However, there remains substantial uncertainty as to the total number of slot machines authorized by the compacts and it is possible that the approximately 45,000-machine limit will increase and, if so, the increase may be substantial. In addition to allowing the expansion of slot machines, the compacts allow for the expansion of other casino-style games, including blackjack and poker. Further, there can be no assurance that the existing compacts will not be renegotiated to permit more slot machines than are permitted by the existing compacts as they are currently interpreted.

   Most existing Native American gaming facilities in northern California are modest compared to Reno market casinos. However, there are several more significant Native American casinos that currently compete with the Reno market, including:

  . the Cache Creek Indian Bingo & Casino in Brooks, California, approximately 58 miles northwest of Sacramento; and

  . the Jackson Rancheria Casino, Hotel and Conference Center in Jackson, California, approximately 59 miles southeast of Sacramento.

   In addition to the existing gaming facilities, numerous Native American tribes have announced that they are in the process of developing or are considering establishing large-scale hotel and gaming facilities in northern California, including two which have entered into development and management agreements with established gaming operators. Station Casinos, Inc. has entered into agreements with the United Auburn Indian Community to develop and manage a gaming and entertainment facility on a proposed 49-acre site approximately 21 miles northeast of Sacramento. The United States Interior Department's Bureau of Indian Affairs has approved the application of the United Auburn Indian Community to take the 49-acre site into trust for the planned casino development. Lakes Gaming Inc. has entered into agreements with the Shingle Springs Rancheria to develop and manage a large-scale hotel-casino approximately 35 miles southeast of Sacramento. Other tribes are at various stages of planning new or expanded facilities in northern California, such as the Buena Vista Rancheria of Me-Wuk Indians, on land located approximately 50 miles southeast of Sacramento, and the Lytton Band of Pomo Indians, on land located approximately 21 miles northeast of San Francisco.

   Our operations have been adversely impacted by the growth in Native American gaming in California that has occurred to date. The competitive impact on the Reno market, in general, and our operations, in particular, from the continued growth of gaming establishments in northern California remains uncertain. There can be no assurances as to the extent of any new or expanded facilities that may commence operations. We believe, however, that the continued expansion of Native American gaming in northern California could have a material adverse impact on the Reno gaming market and our gaming operations.

The terrorist attacks of September 11, 2001 have adversely impacted our operations and these attacks, as well as any security alerts and/or similar attacks that may occur, could have a material adverse effect on our future operations.

   The terrorist attacks on the World Trade Center in New York City and the Pentagon outside Washington, D.C. which occurred on September 11, 2001 had a pronounced impact on our operating results during the weeks immediately following the attacks. Silver Legacy's hotel occupancy, gaming volume and customer traffic declined significantly during the post-September 11 portion of our third quarter compared with the levels we experienced prior to September
11. In response to the effects of the terrorist attacks, we took several steps to mitigate the impact on our operations and financial position, including reducing staff to correspond with reduced business levels and discretionary spending. During the fourth quarter of 2001, the weekend business at Silver Legacy returned to near-normal levels, in terms of customer traffic, and midweek business improved, although we have yet to achieve the midweek levels we experienced during the corresponding periods of the prior year. Because our operations during the fourth quarter of 2001 were impacted by a number of factors, including an economy that was already weakening before September 11 and increased competition from Native American casinos in northern California, we cannot measure the precise impact the September 11 attacks had on our fourth quarter results of operations, although we believe the negative effect the attacks had on the economy magnified market downtrends we experienced throughout 2001 and continued to depress gaming volume and hotel occupancy during the remainder of 2001. We cannot predict the extent to which the events of September 11 will continue to directly or indirectly impact our future operating results, and we cannot predict the extent to which any future security alerts and/or additional terrorist attacks such as those that occurred on September 11 may impact our future operations.

Our substantial indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the notes.


   We have a significant amount of indebtedness. The amount of our total indebtedness at March 31, 2002, was approximately $186.0 million. See "Capitalization."


   Our significant indebtedness could have important consequences to you, such as:

  .   limiting our ability to satisfy our obligations with respect to the notes;

  . limiting our ability to obtain additional financing to fund our working capital requirements, capital expenditures, debt service, general corporate or other obligations, including our obligations with respect to the notes;

  . limiting our ability to use operating cash flow in other areas of our business because we must dedicate a significant portion of these funds to make principal and interest payments on our indebtedness;

  . increasing our interest expense if there is a rise in interest rates, because a portion of our borrowings are and will be under our senior secured credit facility and, as such, we will have interest rate periods with short-term durations (typically 30 to 180 days) that require ongoing refunding at the then current rates of interest;

  . causing our failure to comply with the financial and restrictive covenants contained in the indenture and agreements governing the notes, our senior secured credit facility and our other indebtedness which could cause a default under those instruments and which, if not cured or waived, could have a material adverse effect on us;

  . placing us at a competitive disadvantage to our competitors who are not as highly leveraged; and

  . increasing our vulnerability and limiting our ability to react to changing market conditions, changes in our industry and economic downturns.

   In addition, we have the capacity to issue additional indebtedness, including the ability to incur additional indebtedness under our senior secured revolving credit facility, subject to the limitations imposed by the covenants in the senior secured credit facility and the indenture governing the notes. Any additional indebtedness we incur under our senior secured revolving credit facility will effectively rank senior to the notes, including the exchange notes. Moreover, we may be able to incur additional debt in the future. The indenture governing the notes and our senior secured credit facility contain financial and other restrictive covenants, but do not fully prohibit us from incurring additional debt. If new debt is added to our current level of indebtedness, related risks that we and you now face could increase.


   If we do not generate sufficient cash from our operations to make scheduled payments on the notes or to meet our other obligations, we will need to take one or more actions including the refinancing of our debt, obtaining additional financing, selling assets, obtaining additional equity capital, or reducing or delaying capital expenditures and our ability to take one or more of these actions may be limited by the financial and other restrictive covenants contained in the agreements and indenture governing our indebtedness. We cannot assure you that our business will generate cash flow or that we will be able to obtain funding sufficient to satisfy our debt service requirements.

Our senior secured credit facility and the indenture governing the notes contain covenants that restrict our ability to engage in certain transactions.

   Our senior secured credit facility and the indenture governing the notes impose operating and financial restrictions on us. The restrictions imposed under our senior secured credit facility and/or the indenture include, among other things, limitations on our ability to:

  .   incur additional debt;

  .   create liens or other encumbrances;

  .   pay dividends or make other restricted payments;

  .   prepay subordinated indebtedness;

  .   make investments, loans or other guarantees;

  .   sell or otherwise dispose of a portion of our assets; or

  .   make acquisitions or merge or consolidate with another entity.

   In addition, under our senior secured credit facility, we are required to satisfy certain financial covenants, including maintaining certain debt to earnings and earnings to fixed charges ratios. Our ability to comply with these provisions may be affected by general economic conditions, industry conditions and other events beyond our control. We cannot assure you that we will be able to comply with these covenants. If we fail to comply with a financial covenant or other restriction contained in our senior secured credit facility, the indenture or any future financing agreements, an event of default could occur. An event of default could result in acceleration of some or all of our indebtedness and the inability to borrow additional funds under our senior secured credit facility. We would not have, and are not certain we would be able to obtain, sufficient funds to repay our indebtedness if it is accelerated, including our payments on the notes.

Servicing our debt will require a significant amount of cash, and our ability to generate sufficient cash will depend on many factors, some of which are beyond our control.

   Our ability to make payments on and refinance our indebtedness and to fund our capital expenditures will depend on our ability to generate cash flow and secure financing in the future. Our ability to generate cash flow will depend upon:

  .   our future operating performance;

  .   the demand for services we provide;

  .   general economic conditions;

  .   competition; and

  .   legislative and regulatory factors affecting our operations and business.

   Some of these factors are beyond our control. In addition, the ability to borrow funds under our senior secured credit facility in the future will depend on our meeting the financial covenants in the senior secured credit facility. Our senior secured credit facility includes a term portion that amortizes over five years. We cannot assure you that our business will generate cash flow from operations or that future borrowings will be available to us under our senior secured credit facility or otherwise in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund other liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on favorable terms, or at all. Any inability to generate sufficient cash flow or refinance our indebtedness on favorable terms could have a material adverse effect on our financial condition.

Because we are entirely dependent upon the Silver Legacy Resort Casino for all of our cash flow, we are subject to greater risks than a gaming company that is geographically or otherwise diversified.

   We are entirely dependent upon the Silver Legacy Resort Casino for all of our cash flow. Therefore, we are subject to greater degrees of risk than a gaming company that is geographically or otherwise diverse. The risks to which we will have a greater degree of exposure include the following:

  .   local economic and competitive conditions;

  . inaccessibility due to weather conditions, road construction or closure of primary access routes;

  . changes in local and state governmental laws and regulations, including gaming laws and regulations;

  .   natural and other disasters;

  . a decline in the number of residents near, or visitors to, the Silver Legacy Resort Casino; and

  .   a decrease in gaming activities at the Silver Legacy Resort Casino.

   Any of the factors outlined above could adversely affect our ability to generate sufficient cash flow to make payments on the notes pursuant to the indenture or with respect to our other debt.

Our operations may be negatively affected by general economic conditions.

   Our operations during fiscal 2001 were adversely affected by a number of factors, including the overall decline in the U.S. economy and increases in gasoline prices and electric power costs. Any adverse change in general economic conditions can adversely affect consumer spending, which can have a negative impact on our ability to generate revenues from our operations. Increases in gasoline prices can adversely affect our operations because most of our patrons travel to Reno by car or on airlines that may pass on increases in fuel costs to their passengers in the form of higher ticket prices. We are a large consumer of electricity. Consequently, an increase in the cost of electric power will increase our operating costs and, depending on the extent of any increase, could adversely affect our results of operations. We cannot be sure that any or all of these factors will not continue to adversely affect us or that such factors will not have a greater adverse impact on our results of operations in the future.

Shortages of electrical power in Reno or in areas of California where many of our customers reside could adversely impact our operations.

   During the past year, areas of California have experienced mandated periods without electrical power, commonly referred to as "blackouts," necessitated by power shortages. Elimination of California's power shortages, which have resulted in substantial rate increases over the past year and occasional blackouts, require longer-term solutions which will be complicated by continued population growth in the southwestern United States, including California and Nevada. Further rate increases and/or blackouts, should they occur in California and/or Nevada, could have a material adverse effect on Reno-area hotels and casinos, including our operations.

The hotel-casinos in the Reno market are highly dependent on surrounding market areas.

   Management believes that visitors from California, Washington and Oregon account for approximately two-thirds of the visitors to the Reno market. We are primarily dependent upon the gaming activities of customers visiting the Reno market from these areas for our revenues. A decline in the economies of any one or more of these areas, or a decline in the number of gaming customers traveling to Reno from these areas for any reason, including increased competition, such as Native American gaming in California, Washington and Oregon, could have a material adverse effect on our results of operations.

The hotel-casinos in the Reno market have been subject to seasonal variations and quarterly fluctuations in operating results.

   Historically, hotel-casino operations in the Reno market have been subject to seasonal variations. Traditionally, the strongest operating results have occurred in the third quarter and the weakest results have occurred during the period from November through February when weather conditions have adversely affected operating results. Excessive snowfall during the winter months can make travel to the Reno area more difficult. This often results in significant declines in traffic on major highways, particularly on routes to and from northern California, and causes a downturn in customer volume. Furthermore, management believes that approximately two-thirds of visitors to the Reno market arrive by some form of ground transportation. Therefore, even normal winter weather may cause our revenues and cash flows to be adversely affected.

   We expect the highest level of customer visits to occur during the summer months, because of the more favorable weather conditions. A poor summer season, due to any reason, including events outside our control, would adversely affect our business. Congestion on the roads leading to Reno, common during the peak summer season, holidays and other times, may discourage potential customers from traveling to our hotel-casino, particularly if road construction is in process. See "Business -- Seasonality."

Significant conflicts of interest may arise in the performance of the duties of the members of our executive committee and our executive officers.

   The Silver Legacy Resort Casino is situated between the Circus Circus Hotel and Casino, which is wholly owned by Mandalay Resort Group, and the Eldorado Hotel & Casino, which is wholly owned by Eldorado Resorts LLC. Our partners are a wholly owned subsidiary of Mandalay Resort Group and a 96%-owned subsidiary of Eldorado Resorts LLC, and their respective personnel who participate in decisions that affect the Silver Legacy Resort Casino may be deemed to be in a conflict of interest position, to the extent they participate in decisions relating to the Silver Legacy Resort Casino that affect, or may be perceived to affect, the Circus Circus Hotel and Casino and/or the Eldorado Hotel & Casino. The potential for these conflicts of interest may be exacerbated by the design of the Silver Legacy Resort Casino, which connects its casino and core entertainment center with the Circus and Eldorado properties by enclosed skyways.


   Each member of the executive committee of Circus and Eldorado Joint Venture is currently an employee of, and/or holds an executive position with, Mandalay Resort Group or Eldorado Resorts LLC or one of their affiliates, and each of our executive officers had a similar relationship before assuming his present position with Circus and Eldorado Joint Venture. Accordingly, these individuals may be deemed to be in a conflict of interest position with respect to the business decisions they make that affect, or may be perceived to affect, the Circus or Eldorado properties. The conflicts of interest that may arise as a result of the respective relationships the individual members of our executive committee have with the entities that own the adjoining Eldorado and

Circus properties could influence the committee's decisions with respect to the Silver Legacy Resort Casino, including



  .   the decisions involved in the development of our annual business plan;





  . the committee's approval of the appointment of Circus and Eldorado Joint Venture's General Manager and Controller and their compensation; and



  . the terms of any transaction we may enter into with either of our partners or any of their affiliates.



Furthermore, a conflict of interest may be deemed to exist by reason of the access any of these individuals has to information or business opportunities that may be useful to the Eldorado or Circus properties.



   To address the potential impact of conflicts of interest on our operations, we have in the past relied on our management and ownership structure pursuant to which each of our partners, through its 50% ownership, has a substantial economic interest in the success or failure of the Silver Legacy Resort Casino and each of the actions of our executive committee is subject to the scrutiny of the respective members designated by our partners, which are subsidiaries of parent entities that are unaffiliated and compete directly with each other through their respective operations at the adjoining Eldorado and Circus properties. At the time we issued the old notes, we also entered into an indenture which includes a covenant that imposes limits on our ability to enter into transactions with our affiliates, as more fully described under "Description of the Notes -- Certain Covenants --Transactions with Affiliates." However, there is no assurance that our management and ownership structure or the covenants in our indenture will be effective in protecting against any conflicts of interest that may arise in the performance of the duties of the members of our executive committee and our executive officers. No other specific procedures for resolving these conflicts of interest have been developed and there can be no assurance that effective procedures for addressing these matters can be developed. See "Management" and "Certain Relationships and Related Transactions."



Our partners are not required to devote any particular amount of time to our operations and they may engage in other business ventures that compete with the Silver Legacy Resort Casino.



   Neither of our partners is required to devote any particular amount of time to the partnership or the Silver Legacy Resort Casino. Instead, our partnership agreement requires each partner to devote only the amount of time that it determines, in its sole discretion, may be necessary to manage and operate the partnership. Our partnership agreement also permits each of our partners to engage in any other business activities it may decide, in its sole discretion, to undertake, including the ownership, management, development and operation of other hotels, casinos, restaurants or other businesses that compete directly with the Silver Legacy Resort Casino.


Our partnership agreement contains a buy-sell provision which, if exercised by either of our partners, could adversely affect our management and operations.


   Our partnership agreement contains a buy-sell provision pursuant to which either of our partners may elect to offer to purchase the entire interest of our other partner on or after July 1, 2005. If either partner makes such an offer, our partnership agreement requires the other partner to either sell its partnership interest or purchase the partnership interest of the offering partner, in each case at the price proposed by the offering partner. An election by either of our partners to exercise its buy-sell right, which would result in the buy-out of one of our partners, could adversely effect the continuity of our management as well as any existing affiliate arrangements and agreements with the partner who had been bought out. Existing arrangements that could be adversely affected in the event of the buy-out of one of the partners include



  . the availability as a venue for our headliner entertainment events of the 3,400-seat City Center Pavilion, which is situated on land jointly owned by our two partners;

  . our ability to access contractual license agreements of our joint venture partners on terms commercially favorable to the Silver Legacy Resort Casino;



  . cross-property charging privileges that provide the Silver Legacy Resort Casino's guests with the convenience of charging to their hotel rooms the costs incurred at all of the restaurants and shops located within the entire tri-property complex; and



  . the expertise of our joint venture partners and their affiliated entities and the leadership they provide through our executive committee.


We are subject to extensive state and local regulation, and licensing and gaming authorities have significant control over our operations, which could have an adverse effect on our business.

   The ownership and operation of casino gaming facilities are subject to extensive state and local regulation. Circus and Eldorado Joint Venture currently holds all state and local licenses and related approvals necessary to conduct its present gaming operations. Circus and Eldorado Joint Venture is required by the State of Nevada, as well as the applicable local authorities, to comply with all applicable gaming laws and regulations and to maintain its various licenses and registrations, findings of suitability, permits and approvals in good standing. The gaming authorities in Nevada may deny, limit, condition, suspend or revoke a gaming license or related approval for violations of applicable gaming laws and regulations and may impose substantial fines and take other actions, any one of which could have a significant adverse effect on our business, financial condition, and results of operations. If additional gaming laws or regulations are adopted, these regulations could impose restrictions or costs that could have a significant adverse effect on us. See "Regulation and Licensing."


   The Nevada Gaming Commission may, in its discretion, require the holder of any securities that we issue, including the notes, to file applications, be investigated, and be found suitable to own our securities if it has reason to believe that the security ownership would be inconsistent with the declared policies of the State of Nevada. Further, the costs of any investigation conducted by the Nevada Gaming Commission under these circumstances must be paid by the applicant and refusal or failure to pay these charges may constitute grounds for a finding that the applicant is unsuitable to own the securities. The burden of proving qualification to be found suitable as a holder of our securities is at all times on the applicant and requires determinations by the Nevada Gaming Commission that the applicant is a person of good character, honesty and integrity. If the Nevada Gaming Commission determines that a person is unsuitable to own our securities, then, under the Nevada Gaming Control Act and the regulations promulgated under this Act, we can be sanctioned, including the loss of our approvals, if, without the prior approval of the Nevada Gaming Commission, we:


  . pay to the unsuitable person any dividend, interest or any distribution whatsoever;

  . recognize any voting right by the unsuitable person in connection with the securities;

  .   pay the unsuitable person remuneration in any form; or

  . make any payment to the unsuitable person including any principal, redemption, conversion, exchange, liquidation or similar payment.

   We may not make a public offering of our securities without prior approval of the Nevada Gaming Commission if we intend to use the securities or proceeds from the offering to:

  .   construct, acquire or finance gaming properties in Nevada; or

  . retire or extend obligations incurred for these purposes or for similar transactions.




   We have received all regulatory approvals necessary to make this offering of the exchange notes. The approvals we have obtained do not, however, constitute a finding, recommendation, or approval by any of the Nevada gaming authorities as to the accuracy or adequacy of this prospectus or the investment merits of the exchange notes.

   If the Nevada gaming authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. Furthermore, the Nevada Gaming Commission may require us to terminate the employment of any person who refuses to file appropriate applications. Either result could materially adversely affect our gaming operations.

   On April 28, 1999, the National Gambling Impact Study Commission established by the United States Congress to conduct a comprehensive study of the social and economic impact of gaming in the United States voted to recommend that the expansion of gambling be curtailed. In June 1999, the commission issued a final report of its findings and conclusions, together with recommendations for legislative and administrative actions, including a recommendation to restrict legal gaming to those at least 21 years of age. Any additional regulation of the gaming industry which may result from the commission's report may have an adverse effect on the gaming industry, including our operations. See "Regulation and Licensing."

Because we own real property, we are subject to extensive environmental regulation, which creates uncertainty regarding future environmental expenditures and liabilities.

   We have incurred and may continue to incur costs to comply with environmental requirements, such as those relating to the discharges to air, water and land, the handling and disposal of solid and hazardous waste, and the cleanup of properties affected by hazardous substances. Under these and other environmental requirements, we, as an owner of the property on which the Silver Legacy Resort Casino is situated, may be required to investigate and clean up hazardous or toxic substances or chemical releases at that property. As an owner or operator, we could also be held responsible to a governmental entity or third parties for property damage, personal injury and for investigation and cleanup costs incurred by them in connection with the contamination. These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants and the liability under those laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of the responsibility. The costs of investigation, remediation or removal of those substances may be substantial, and the presence of those substances, or the failure to remediate a property properly, may adversely affect our ability to rent or otherwise utilize our property. In addition, environmental requirements address the impacts of development on wetlands.


   Petroleum and chlorinated solvent contamination of soil and groundwater is known to exist at and in the vicinity of the Silver Legacy Resort Casino. No action in regard to these contaminants is currently required of us, however we are required to pay an annual assessment, currently $450, plus an additional sum based on the amount of water used, which in our most recent annual assessment amounted to $7,644, in contribution to a Washoe County special assessment district which is undertaking community wide remediation of groundwater solvent contamination. These assessments may increase in the future. State law exempts property owners who did not cause or contribute to the solvent contamination from civil and criminal liability for the cost of remediation and any related damages, except to the extent of unpaid assessments. This provision would not be effective to shield us from liability under federal laws.


   The Silver Legacy Resort Casino site was previously required to be cleaned up under environmental laws to address petroleum contamination from leaking underground storage tanks and other sources. At the conclusion of that cleanup, with the permission of the relevant regulatory county authority, certain contaminated soils were permitted to remain in place. The Washoe County District Health Department issued a "no further action" letter with respect to that cleanup on February 20, 1996. The possibility exists that additional contamination, as yet unknown, may exist on the Silver Legacy Resort Casino site. Although we believe that any remaining contamination arose from activities of prior owners or occupants, or from offsite sources and not as a result of any of our actions or operations, we cannot make any assurances that we will not incur expenditures for environmental investigations or remediation in the future.

An earthquake could adversely affect our business.

   The Reno area has been, and may in the future be, subject to earthquakes. Depending upon its magnitude, an earthquake could severely damage the Silver Legacy Resort Casino, which could adversely affect our business and operations. We currently maintain earthquake insurance for the Silver Legacy Resort Casino and the resulting business interruption. However, there is no assurance that our coverage will be sufficient if there is a major earthquake. In addition, upon the expiration of our current policies, which expire July 28, 2002, we cannot assure that adequate coverage will be available at economically justifiable rates, if at all.




We depend on our ability to attract and retain the executives and other key personnel that we need.



   Our success depends upon, among other things, our ability to attract and retain the senior executives and other key personnel that our operations require. We do not have employment contracts with any of our current executives or other key employees and we do not maintain key-man insurance policies for any of those individuals. Because we compete with other potential employers, we may not always succeed in hiring or retaining the executives and other key personnel that our operations require. In addition, the continued expansion of Native American gaming in northern California may make it increasingly difficult to hire or retain the executives and other key personnel that we need, and it may increase our cost of securing or retaining the services of those individuals.


We may face difficulties in attracting and retaining qualified employees for our casino.

   The operation of our business requires qualified executives, managers and skilled employees with gaming industry experience and qualifications who are able to obtain the requisite licenses and approval from the Nevada Gaming Commission. Currently, there is a shortage of skilled labor in the Reno area and the continued growth of Native American gaming in northern California may make it more difficult for us to attract qualified individuals in the future. While we believe that the Silver Legacy Resort Casino will continue to be able to attract and retain qualified employees, shortages of skilled labor will make it increasingly difficult and expensive to attract and retain the services of a satisfactory number of qualified employees, and we may incur higher costs than expected as a result.




    Risk Relating to the Lack of an Updated Consent of Arthur Andersen LLP



Representatives of Arthur Andersen LLP were not available to provide a currently dated consent to the inclusion of their report on the consolidated financial statements of Circus and Eldorado Joint Venture and Silver Legacy Capital Corp. in this prospectus subsequent to our original filing of the registration statement of which this prospectus is a part and the lack of an updated consent could limit your ability to recover, or even preclude any recovery, against Arthur Andersen LLP under Section 11 of the Securities Act of 1933.



   Arthur Andersen LLP was the independent accountant for Circus and Eldorado Joint Venture and Silver Legacy Capital Corp. until May 24, 2002 and, in that capacity, audited our consolidated financial statements as of December 31, 2001 and 2000 and for the three years in the period ended December 31, 2001 which are included in this prospectus. Arthur Andersen LLP provided us with its consent, dated April 24, 2002, to the inclusion of their report on those financial statements, and that consent was filed as an exhibit to the registration statement of which this prospectus is a part. However, representatives of Arthur Andersen LLP were no longer available to provide a currently dated consent to the inclusion of their report on those financial statements in this prospectus when we filed an amendment to the registration statement of which this prospectus is a part, and we dispensed with the filing of their updated consent as an exhibit with that amendment to the registration statement in reliance on Rule 437a under the Securities Act of 1933. The fact that Arthur Andersen LLP did not provide a subsequently dated consent to the inclusion of their report on our financial statements in this prospectus, may limit your ability to recover, or even preclude any recovery, against Arthur Andersen LLP under Section 11(a)(4) of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP that are included in this prospectus or any omission to state a material fact required to be stated in those financial statements.

                         Risks Related to the Offering

Although the notes are senior secured obligations, they are effectively subordinated to our senior secured credit facility to the extent of the property securing that indebtedness and in the event of a default and foreclosure, there may not be sufficient collateral available to satisfy our obligations under our senior secured credit facility and the notes.

   The notes are secured by a lien on the Silver Legacy Resort Casino and other related assets, constituting most of our assets. The liens securing the notes are subordinated to the liens securing our senior secured credit facility pursuant to which we may incur up to $40.0 million of debt. In the event there is a default and foreclosure on the collateral, the proceeds from the sale of collateral may not be sufficient to satisfy our obligations under the notes. This is because proceeds from the sale of the collateral would be distributed first to satisfy our outstanding obligations under our senior secured credit facility before they would be available for payment to holders of the notes. The holders of the notes will not receive any proceeds from the sale of collateral unless and until all indebtedness under our senior secured credit facility is repaid in full.

   We did not prepare any appraisals of the collateral in connection with the issuance of the notes. By its nature, some or all of the collateral is illiquid and may have no readily ascertainable value. Accordingly, we cannot assure you that all the collateral will be able to be sold or that there will be sufficient funds available to repay the notes after payment in full of debt outstanding under our senior secured credit facility.

   In addition, the trustee for the notes and the agent for our senior secured credit facility entered into an intercreditor agreement under which the lenders under our senior secured credit facility have the exclusive right to dispose of, release or foreclose on or otherwise deal with the collateral securing our senior secured credit facility and the notes. As a result, the holders of the notes do not have the ability to make those decisions or in any way ensure that sufficient collateral is securing the obligations owed by us to the holders of the notes. See "Description of Other Indebtedness -- Intercreditor Agreement."

The collateral securing the notes may be subject to other security rights in addition to those under our senior secured credit facility.


   The indenture governing the notes permits liens in addition to those under our senior secured credit facility and any permitted refinancing of that facility. Furthermore, landlords', warehousemens' and materialmens' liens, some tax liens, and liens of some lenders, such as purchase money lenders, may, as a matter of law, have priority over the liens granted in the collateral to the trustee for the notes. We cannot assure you that the collateral is not and will not become subject to other liens, in addition to those under our senior secured credit facility, any permitted refinancing of that facility and those permitted by the terms of the notes, which will have priority over the liens granted to the trustee for the benefit of the holders of the notes. While the indenture governing the notes includes a covenant that prohibits us from granting any liens other than those that constitute "permitted liens," it does not limit our ability to grant permitted liens, including permitted liens that may have priority over the liens granted in collateral to the trustee for the notes. The definition of "permitted liens" is included in this prospectus in the section "Description of the Notes -- Certain Definitions."


In the event we default on the payment of the notes, any resulting foreclosure sale of the Silver Legacy Resort Casino may be hindered by applicable gaming laws and regulations or by bankruptcy laws.

   The notes are secured by a lien on the Silver Legacy Resort Casino and other related assets, constituting most of our assets. In any foreclosure sale of the Silver Legacy Resort Casino or the gaming equipment constituting collateral securing the notes, the purchaser or the operator of the facility and/or such gaming equipment would need to be licensed in order to operate the facility under the Nevada gaming laws and regulations. If the trustee is unable, or chooses not, to sell the Silver Legacy Resort Casino, the trustee would not be permitted to continue gaming operations at the Silver Legacy Resort Casino unless it retained an entity licensed under the Nevada gaming laws in order to conduct gaming operations at the facility. Because potential bidders who wish to operate the facility as a casino must satisfy these requirements, the number of potential bidders in a foreclosure sale could be less than in foreclosures of other types of facilities and these requirements might delay the sale of, and adversely affect the sales price for, the Silver Legacy Resort Casino. The ability to take possession and dispose of the collateral securing the notes upon acceleration of the notes is likely to be significantly impaired or delayed by applicable bankruptcy law if a bankruptcy case is commenced by or against us prior to a taking of possession or disposition of the collateral securing the notes by the trustee for the benefit of the holders of the notes.

If the liens that secure the notes are held to be invalid or unenforceable or are limited in accordance with their terms, the notes will be unsecured.

   Our obligations on the notes are secured by a lien on substantially all of our existing and future assets, other than certain licenses which may not be pledged under applicable law. This lien is junior to the lien securing our obligations under our senior secured credit facility and any permitted refinancing of that facility. Our creditors could challenge these liens as fraudulent conveyances or on other grounds. We cannot assure you that a court would not conclude that the liens constitute fraudulent conveyances. In the event that a court declares these liens to be void, any claim you may make against us for amounts payable on the notes will be unsecured.

Our intercreditor agreement could subject the holders of the notes to certain risks including the inability of the holders of the notes to control decisions regarding the collateral.

   The trustee under the indenture governing the notes entered into an intercreditor agreement with the lenders under our senior secured credit facility and us. The intercreditor agreement provides for the allocation of rights among the trustee and these lenders with respect to their respective interests in the collateral, and the enforcement of those related provisions. Until the indebtedness under our senior secured credit facility, including any permitted refinancings, has been satisfied in full, the lenders under our senior secured credit facility have the exclusive right to determine the circumstances and manner in which the collateral securing the notes and our senior secured credit facility may be disposed of. As a result, the lenders under our senior secured credit facility may take actions with respect to the collateral securing the notes which holders of the notes may disagree with or which may be contrary to the best interest of the holders of the notes. This includes, without limitation, the right to determine whether to foreclose on the collateral and when and at what price to sell the collateral following an event of default under the notes or our senior secured credit facility. See "Description of Other Indebtedness -- Intercreditor Agreement."

Silver Legacy Capital Corp. does not have any operations or assets and does not have any revenues.

   Silver Legacy Capital Corp. is a wholly owned subsidiary of Circus and Eldorado Joint Venture. Its sole purpose is to serve as a co-issuer of the notes. As such, it does not have any operations, assets or revenues. Consequently, the holders of the notes should not expect Silver Legacy Capital Corp. to participate in servicing the principal, interest, premium or any other payment obligations on the notes or our other obligations. Our only source of cash to make interest payments on the notes and pay our other obligations and to repay the principal amount of these obligations, including the notes, will be the cash that we generate from our operations and our borrowings.

The joint venture partners are not be required to make any payments on the notes or to make any other payments or equity contributions to or for our operations.


   Our obligations under the notes are non-recourse to our partners. Accordingly, Eldorado Limited Liability Company and Galleon, Inc. are not liable for our obligations other than with respect to their pledges of their interests in us. So long as Circus and Eldorado Joint Venture is treated as a partnership or other pass-through entity for United States federal income tax purposes, we are required by the partnership agreement to make distributions to each of our partners equal to the product of their respective shares of the taxable income of Circus and Eldorado Joint Venture times the highest effective combined federal, state and local tax rates applicable to any partner or any equity holder of a partner that is itself a partnership or other pass-through entity for United States federal income tax purposes, and the covenants applicable to the distributions we make to our partners do not restrict our ability to make these tax related distributions. We may also make additional distributions to our partners within the limits imposed by the covenants applicable to those distributions. Because our obligations under the notes are non-recourse to our partners, to the extent we make distributions to our partners, we will effectively reduce by the amount of those distributions the funds that would otherwise be available to make payments of interest and principal on the notes or to redeem the notes in the event we become obligated to do so, and those distributions may leave us with insufficient resources to meet these obligations.


   The entities that own our partners, Eldorado Resorts LLC and Mandalay Resort Group, also have no legal obligation to supply any additional funding to us if our revenues or other financings are insufficient to support our continuing operations or to fund our obligations, including our obligations under the notes and our senior secured credit facility. See "The Partnership Agreement."

As a noteholder, you may be required to comply with licensing, qualification or other requirements under gaming laws or dispose of your securities.

   The gaming authority of any jurisdiction in which we or either of the joint venture partners or their respective parents, or other affiliated entities currently or in the future conduct or propose to conduct gaming, directly or through a subsidiary or joint venture, may require that a noteholder be licensed, qualified or found suitable, or comply with some other requirement under applicable gaming laws. These gaming authorities include those of the States of Illinois, Michigan and Mississippi where Mandalay Resort Group, either directly or through a subsidiary or joint venture, currently conducts gaming operations. When you purchase or otherwise accept an interest in the notes, by the terms of the indenture, you agree to comply with all of these requirements, including your agreement to apply for a license, qualification or a finding of suitability, or comply with any other requirement, within the required time period, as provided by the relevant gaming authority. If you fail to apply to be, or fail to become, licensed or qualified, or are found unsuitable or fail to comply with any other requirement of a gaming authority, then we will have the right, at our option, to:

  . require you to sell your notes or beneficial interest in the notes within 30 days after you receive notice of our election, or any earlier date that the relevant gaming authority may request or prescribe; or

  . redeem your notes (possibly within less than 30 days following the notice of redemption if requested or prescribed by the gaming authority) at a price equal to the lesser of:

      .   your cost;

      . 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the redemption date or the date of any failure to comply, whichever is earlier; and

      . the fair market value of the notes, plus accrued and unpaid interest, if any, to the redemption date or the date of any failure to comply, whichever is earlier, or any other amount required by applicable law or by order of any gaming authority.

   We will notify the indenture trustee in writing of any redemption as soon as practicable. We will not be responsible for any costs or expenses you may incur in connection with your application for a license, qualification or a finding of suitability, or your compliance with any other requirement of a gaming authority. The indenture also provides that as soon as a gaming authority requires you to sell your notes, you will, to the extent required by applicable gaming laws, have no further right:

  .   to exercise, directly or indirectly, any right conferred by the notes; or

  . to receive from us any interest, dividends or any other distributions or payments, or any remuneration in any form, relating to the notes, except the redemption price we refer to above.

Gaming authority approvals are required prior to any execution upon the interests in the Circus and Eldorado Joint Venture pledged as collateral for payment of the notes.



   The pledges and grants of security interests by Eldorado Limited Liability Company and Galleon, Inc., of their interests in Circus and Eldorado Joint Venture as additional collateral for payment of the notes have been approved by the Nevada Gaming Commission. However, the approval of the pledges and grants of security interests as given by the Nevada Gaming Commission does not constitute approval of any execution upon or transfer of the interests that may result from a default on the notes. Additional approvals of the Nevada Gaming Commission must be obtained by the trustee for the benefit of the holders of the notes before any resort to this collateral or enforcement of the security interests in this collateral may occur. See "Regulation and Licensing" and "Description of the Notes -- Security for the Notes."

We may not be able to purchase your notes upon a change of control.


   Upon the occurrence of specified "change of control" events, we will be required to offer to purchase each holder's notes at a price of 101% of their principal amount plus accrued and unpaid interest. Among the events that will constitute a "change of control," as that term is defined on page 121 of this prospectus, are:



  .   our sale or other disposition of the Silver Legacy Resort Casino; or



  . any transaction reducing to less than 50% the aggregate amount of the voting interest in Circus and Eldorado Joint Venture collectively owned by



     . Mandalay Resort Group, or any entity into which Mandalay Resort Group merges or consolidates or that acquires all or substantially all of its assets;



     . Donald L. Carano and certain members of his family, and any trust or entity that is owned exclusively by or established for the exclusive benefit of, or the estate of, any of the members of the Carano family; and



     .   any entity wholly owned by any of the foregoing.



The requirement that we offer to repurchase the notes upon the occurrence of a change of control event may prevent us from engaging in a change of control transaction that might otherwise be advantageous to our security holders, including holders of the notes. If a change of control event occurs that requires us to offer to repurchase the notes, we may not have sufficient financial resources at the time of a change of control to purchase all of the notes that holders tender to us upon a change of control offer, or restrictions under our senior secured credit facility may prevent us from being able to do so. If we fail to make a change of control offer or pay the required purchase price when due, an event of default will occur. Moreover, under our senior secured credit facility and/or any future credit facility, the occurrence of a change of control could also constitute a default giving our lenders the right to accelerate the maturity of all or portions of our borrowings. We cannot assure you that under these circumstances we would be able to obtain necessary consents from our lenders under our senior secured credit facility and/or any future credit facility to permit us to repurchase the notes pursuant to a change of control or to repay or refinance all of our indebtedness under our senior secured credit facility. See "Description of the Notes -- Repurchase at the Option of the Holders."


An active trading market may not develop for exchange notes.

   We are offering the exchange notes to the holders of the old notes. The old notes were sold in March 2002 to a small number of institutional investors and are eligible for trading in the Private Offerings, Resale and Trading through Automatic Linkages (PORTAL) Market. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted old notes will be adversely affected. We cannot assure you that this market will provide liquidity for you if you want to sell your old notes.

   We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. The exchange notes are new securities for which there is currently no market. We cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If one or more markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates and the markets for similar securities. The initial purchasers of the old notes have advised us that they currently intend to make a market with respect to the exchange notes. However, they are not obligated to do so, and any market making activities may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the exchange offer.

   The liquidity of, and trading market for, the exchange notes also may be adversely affected by changes in the market for securities such as the exchange notes and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

   As a result, you cannot be sure that an active trading market will develop for the exchange notes.

                          FORWARD-LOOKING STATEMENTS


   This prospectus includes forward-looking statements which we have based on our current expectations about future events. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance and business, including:


  .   statements relating to our business strategy;

  .   our current and future plans; and

  . statements that include the words "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan" or similar expressions.

   These forward-looking statements are subject to risks, uncertainties, and assumptions about us and our operations that are subject to change based on various important factors, some of which are beyond our control. The following factors, among others, could cause our financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in our forward-looking statements:

  .   competition, including Native American casinos in northern California;

  .   domestic and global economic, credit and capital market conditions;

  . leverage and debt service, including sensitivity to fluctuations in interest rates;

  .   our dependence on existing management;

  . applications for licenses and approvals under applicable laws and regulations, including gaming laws and regulations;

  . changes in gaming laws or regulations, including the legalization or expansion of gaming in certain jurisdictions;

  .   changes in federal or state tax laws or the administration of these laws;

  .   regulatory or judicial proceedings;

  . the consequences of any future security alerts and/or terrorist attacks such as the attacks that occurred on September 11, 2001; and

  .   certain other risks described under the heading "Risk Factors."

   If one or more of the assumptions underlying our forward-looking statements proves incorrect, then our actual results, performance or achievements in 2002 and beyond could differ materially from those expressed in, or implied by, the forward-looking statements contained in this prospectus. Therefore, we caution you not to place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether written or oral, whether as a result of new information, changed assumptions, the occurrence of unanticipated events, changes in future operating results over time or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

                                USE OF PROCEEDS

   We will not receive any proceeds from the exchange of the exchange notes for the old notes pursuant to the exchange offer.


   We used the aggregate net proceeds from the offering of the old notes, which were approximately $154.4 million after deducting fees and expenses associated with the offering, together with excess cash and $26 million of borrowings under the senior secured credit facility we entered into at the time we issued the old notes, to repay $150.6, representing the entire amount of our indebtedness outstanding under our prior credit facility and to make $30 million of distributions to our joint venture partners. The purpose of the distribution to the joint venture partners was to return to them $30 million of their original capital contributions. For information concerning the original capital contributions of the joint venture partners, see "The Partnership Agreement--Overview."


                                CAPITALIZATION


   The following table sets forth our capitalization at March 31, 2002:





   You should read this information together with the information in the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus and our consolidated financial statements and related notes contained elsewhere in this prospectus.



                                                            As of
                                                          March 31,
                                                             2002
                                                        --------------
                                                        (In thousands)
         Cash and cash equivalents.....................    $ 16,150
                                                           ========
         Long-term debt (including current maturities):
            Senior secured credit facility(1)..........      26,000
            10 1/8% Mortgage notes due 2012(2).........     159,383
                                                           --------
                Total long-term debt...................     185,383
         Partners' equity..............................     109,116
                                                           --------
                Total capitalization...................    $294,499
                                                           ========

--------



(1) The total commitment under our senior secured credit facility is $40.0 million, comprised of a $20.0 million revolving credit facility and a $20.0 million amortizing term loan. See "Description of Other Indebtedness."



(2) Reflects the price to investors of the old notes of 99.6112%.

                        SELECTED FINANCIAL INFORMATION


   We have derived the following selected financial information for each of the five fiscal years ended December 31, 1997, 1998, 1999, 2000 and 2001 from our audited consolidated financial statements. Our selected financial information for the three months ended March 31, 2001 and 2002 is unaudited. However, in management's opinion, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for these periods have been included. The results of operations for the three months ended March 31, 2002 may not be indicative of the results of operations for the full year. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes contained elsewhere in this prospectus.



                                                                                                           Three Months
                                                                                                          Ended March 31,
                                                                Fiscal Year Ended December 31,              (Unaudited)
                                                       ------------------------------------------------  ----------------
                                                         1997      1998      1999      2000      2001      2001     2002
                                                       --------  --------  --------  --------  --------  -------  -------
                                                                  (Dollars in thousands, except operating data)
Income Statement Data:
Operating revenues
  Casino.............................................. $ 99,192  $ 97,207  $105,284  $109,641  $ 98,374  $22,256  $21,548
  Rooms...............................................   35,008    36,472    36,877    37,936    37,835    8,494    7,793
  Food and beverage...................................   32,475    33,088    35,632    36,832    35,558    8,372    8,548
  Other...............................................    6,179     7,380     7,748     8,786     7,508    1,441    1,700
                                                       --------  --------  --------  --------  --------  -------  -------
Gross revenues........................................  172,854   174,147   185,541   193,195   179,275   40,563   39,589
  Less: promotional allowances........................  (13,044)  (13,829)  (15,193)  (15,706)  (14,598)  (3,273)  (3,219)
                                                       --------  --------  --------  --------  --------  -------  -------
Net operating revenues................................  159,810   160,318   170,348   177,489   164,677   37,290   36,370
                                                       --------  --------  --------  --------  --------  -------  -------
Operating expenses
  Casino..............................................   43,114    43,736    46,724    48,723    45,820   10,656   10,242
  Rooms...............................................   12,582    12,559    12,634    12,867    12,166    3,044    2,876
  Food and beverage...................................   23,445    24,137    26,101    26,188    25,019    5,906    5,859
  Other operating expenses............................    4,922     5,944     6,327     7,248     5,927    1,051    1,260
  Selling, general and administrative.................   27,390    27,773    28,482    29,719    29,207    7,220    6,946
  Depreciation and amortization.......................   17,601    17,583    17,824    15,500    12,082    3,003    3,007
  Write-off of debt issuance costs....................       --        --        --        --       370       --       --
  Loss on sale of assets..............................       43        53         1         1         4       --       --
                                                       --------  --------  --------  --------  --------  -------  -------
  Total operating expenses............................  129,097   131,785   138,093   140,246   130,595   30,880   30,190
                                                       --------  --------  --------  --------  --------  -------  -------
  Operating income....................................   30,713    28,533    32,255    37,243    34,082    6,410    6,180
                                                       --------  --------  --------  --------  --------  -------  -------
Other (income) expense
  Insurance settlement proceeds.......................       --        --        --        --      (225)    (225)      --
  Interest income.....................................      (38)     (149)     (162)     (248)     (112)     (32)     (10)
  Interest expense, net(1)............................   21,036    18,733    16,334    15,721    13,299    4,013    2,644
  Interest rate swap (income) expense(2)..............       --        --        --        --      (327)     803       --
                                                       --------  --------  --------  --------  --------  -------  -------
Total other (income) expense..........................   20,998    18,584    16,172    15,473    12,635    4,559    2,634
                                                       --------  --------  --------  --------  --------  -------  -------
Net income before extraordinary item and cumulative
 effect of change in accounting principle.............    9,715     9,949    16,083    21,770    21,447    1,851    3,546
Extraordinary item-write-off of deferred loan costs...       --        --        --        --        --       --     (134)
Net income before cumulative effect of change in
                                                       --------  --------  --------  --------  --------  -------  -------
  accounting principle................................    9,715     9,949    16,083    21,770    21,447    1,851    3,412
Cumulative effect of change in accounting principle(2)       --        --        --        --      (327)    (327)      --
                                                       --------  --------  --------  --------  --------  -------  -------
Net income(3)......................................... $  9,715  $  9,949  $ 16,083  $ 21,770  $ 21,120  $ 1,524  $ 3,412
                                                       ========  ========  ========  ========  ========  =======  =======
Other Financial Data:
EBITDA(4)............................................. $ 48,357  $ 46,169  $ 50,080  $ 52,744  $ 46,538    9,413    9,187
Cash provided by operating activities.................   22,131    28,400    32,045    37,510    33,048    8,165    9,718
Cash used in investing activities.....................    3,343     4,642     4,848     4,224     3,917      444      701
Cash used in financing activities.....................   15,197    23,500    24,500    35,500    28,000    5,000    5,123
Capital expenditures..................................    4,323     4,808     4,902     4,158     4,180      698      560
Ratio of earnings to fixed charges(5).................      1.5x      1.5x      2.0x      2.4x      2.6x    1.4x     2.3x


                      (Footnotes on following next page)

                                                                             Three Months
                                                                            Ended March 31,
                                       Fiscal Year Ended December 31,         (Unaudited)
                                  ----------------------------------------  --------------
                                   1997    1998     1999     2000    2001    2001    2002
                                  ------  ------  -------  -------  ------  ------  ------
                                        (Dollars in thousands, except operating data)

Operating Data(6):
Number of hotel rooms............  1,709   1,710    1,710    1,710   1,710   1,710   1,710
Average daily room rate.......... $58.94  $60.70  $ 60.99  $ 62.99  $66.35  $62.77  $57.64
Daily occupancy rate.............   88.3%   89.0%    89.7%    88.9%   83.4%   80.9%   78.8%
Number of slot machines..........  2,266   2,264    2,207    2,237   2,177   2,220   2,130
Slot machine win per unit per day $82.05  $78.10  $ 86.72  $ 90.29  $83.25  $73.80  $71.59
Number of table games............     87      83       81       79      82      80      82
Table game win per unit per day.. $  935  $  988  $ 1,113  $ 1,143  $1,003  $  962  $  969

Promotional Allowances (7):
Rooms............................ $2,926  $3,380  $ 3,994  $ 4,018  $4,054  $  769  $  825
Food and beverage................  9,701   9,556   10,293   10,591   9,753   2,398   2,195
Other............................    417     893      906    1,097     791     106     199



                                       As of December 31,              As of March 31,
                          --------------------------------------------      2002
                            1997     1998     1999     2000     2001     (Unaudited)
                          -------- -------- -------- -------- --------   -----------
                                                 (In thousands)
Balance Sheet Data:
Cash and cash equivalents $ 10,384 $ 10,642 $ 13,339 $ 11,125 $ 12,256    $ 16,150
Total assets.............  346,554  333,225  324,211  311,844  303,169     310,174
Total debt...............  222,000  198,500  174,000  163,500  145,000     185,383
Total partners' equity...  110,615  120,564  136,647  133,417  145,407     109,116

--------

(1) Interest expense is net of the effect of all payments made or received pursuant to hedging obligations.

(2) In accordance with SFAS 133, Accounting for Derivative Instruments and Hedging Activities, we are required to record all derivatives as assets or liabilities measured at fair value with the change in fair value recognized in earnings. On January 1, 2001, we recorded a liability of $0.3 million for the fair value of our interest rate swaps at that date, with a corresponding cumulative effect adjustment in the income statement. All of our interest rate swaps matured on October 29, 2001.

(3) Circus and Eldorado Joint Venture is not subject to income taxes, as the partners include their respective shares of partnership taxable income in their income tax returns. Therefore, a provision for income taxes is not included in our selected financial information. Circus and Eldorado Joint Venture's governing documents require the partnership to make distributions to its partners in an amount equal to the maximum marginal federal income tax rate applicable to any partner multiplied by the income of the partnership for the applicable period. See "The Partnership Agreement."

(4) EBITDA is defined as earnings before interest, taxes, depreciation and amortization, loss on sale of assets, other non-recurring charges and cumulative effect of change in accounting principle. EBITDA is presented as a supplemental disclosure because management believes that it is a widely used measure of operating performance in the gaming industry. EBITDA should not be construed as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles, or
    GAAP), as an indicator of cash flows or a measure of liquidity. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as presented here may not be comparable to similarly titled measures presented by other companies.


(5) The ratio of earnings to fixed charges has been computed as earnings divided by fixed charges. Earnings represent net income before extraordinary item and cumulative effect of change in accounting principle plus fixed charges. Fixed charges represent interest expense, whether expensed or capitalized, interest rate swap expense, the interest component of rent expense and amortization of debt issuance costs.


(6) Operating data are averages for the respective periods.


(7) These are complimentary revenues by operating segments and are provided to show the breakdown by operating segments of promotional allowances that are deducted from gross revenues.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

Overview

   Silver Legacy's net operating revenues and income are derived largely from our gaming activities. In an effort to enhance our gaming revenues, we attempt to maximize the use of our gaming facilities at Silver Legacy by providing a well-balanced casino environment that contains a mix of games attractive to multiple market segments. In addition, we endeavor to maximize customer visits to Silver Legacy by offering a variety of value- oriented dining options along with a variety of promotional, special event and entertainment schedules. For the fiscal year ended December 31, 2001, casino revenues accounted for approximately 54.9% of gross revenues.


   Effective March 1, 1994, Eldorado Limited Liability Company ("ELLC"), a Nevada limited liability company owned and controlled by Eldorado Resorts LLC, and Galleon, Inc. ("Galleon"), a Nevada corporation owned and controlled by Mandalay Resort Group, formerly known as Circus Circus Enterprises Inc., entered into a joint venture agreement to establish the Partnership for the purpose of constructing, owning and operating the Silver Legacy Resort Casino. Silver Legacy Capital Corp., a wholly owned subsidiary of Circus and Eldorado Joint Venture, was incorporated for the sole purpose of serving as a co-issuer of the notes, and does not have any operations, assets or revenues.


   On July 28, 1995, Silver Legacy commenced operations as a hotel-casino in downtown Reno, Nevada. Currently, Silver Legacy is a leader within the Reno market in terms of size, offering the largest number of slot machines and table games and the second largest number of hotel rooms. Convention expansions, amenity additions and other renovations have been completed on an annual basis.

   Complimentary revenues are included in gross revenues and deducted as a promotional allowance expense to calculate net operating revenues.


Critical Accounting Policies



   We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States. Certain of our accounting policies, including the estimated lives assigned to our assets, the determination of bad debt, asset impairment, self insurance reserves, and certain gaming related liabilities require that we apply significant judgment in defining the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. Our judgments are based on our historical experience, terms of existing contracts, our observance of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate. There can be no assurance that actual results will not differ from our estimates. A summary of our significant accounting policies can be found in
Note 2 of the Notes to Consolidated Financial Statements included in this prospectus.





Three Months Ended March 31, 2002 Compared to


Three Months Ended March 31, 2001



Net Revenues



   Net revenues were $36.4 million for the three months ended March 31, 2002 compared to $37.3 million for the three months ended March 31, 2001, a decrease of $0.9 million, or 2.5%. The majority of this decrease was attributed to declines in casino and room revenues.



   Casino revenues for the three months ended March 31, 2002 were $21.5 million compared to $22.3 million for the three months ended March 31, 2001. The primary contributor to this $0.7 million, or 3.2%, decrease was a decline in slot revenues compared to the same prior year period. The weak economy in Northern California combined with increased competition from Native American gaming negatively impacted slot volume during the first quarter. In addition, poor weather throughout the month of March, particularly on the weekends, was a factor.

   Room revenues for the three months decreased $0.7 million, or 8.3%, from a year ago. Silver Legacy's average daily room rate and occupancy percentage were $57.64 and 78.8%, respectively, for the three months ended March 31, 2002 compared to $62.77 and 80.9%, respectively, for the three months ended March 31, 2001. These declines were principally due to the absence of the American Bowling Congress National Championship Bowling Tournament that was held in 2001, which increased occupancy and average daily room rates, primarily mid-week, during the prior year. In addition, the aforementioned factors which contributed to the decline in casino revenues also impacted room revenues.



   Food and beverage revenues increased $0.2 million, or 2.1%, for the three months ended March 31, 2002 compared to the prior year. This increase was driven by increased convention banquet revenues during the first quarter of 2002.



   Other revenues are comprised of revenues generated by the retail outlets, arcade, entertainment and other miscellaneous items. For the three months ended March 31, 2002, other revenues increased $0.3 million, or 18.0%, versus the prior year. This increase was mainly attributed to growth in entertainment revenues during the first quarter due to an increased concert schedule compared to the prior year.



   Promotional allowances, expressed as a percentage of gross revenues, remained constant at 8.1% for the three months ended March 31, 2002 and 2001.



Operating Expenses



   For the three months ended March 31, 2002, operating expenses decreased $0.7 million, or 2.2%, compared to last year. This reduction was due to declines in casino, room and selling, general and administrative expenses.



   Casino expenses decreased by $0.4 million, or 3.9%. This decrease was due to reductions in payroll expenses and gaming taxes stemming from declines in casino volume and revenues.



   Room expenses for the three months ended March 31, 2002 declined $0.2 million, or 5.5%, due to reductions in payroll expenses associated with lower occupancy. Also contributing to the decline in room expenses was a decrease in the commissions we paid to travel agents due to the absence of the aforementioned bowling tournament.



   For the three months ended March 31, 2002 and 2001, food and beverage expenses were flat. Despite the aforementioned increase in food and beverage revenues, expenses remained constant due to decreases in food cost of sales as a percent of revenues.



   Selling, general and administrative expenses decreased $0.3 million, or 3.8%, for the three months ended March 31, 2002 compared to the three months ended March 31, 2001. This decrease was attributed to lower utility expenses along with efforts to control costs resulting in declines in administrative payroll and benefit expenses, which were offset in part by the expense recognized due to the adoption of our Supplemental Executive Retirement Plan.



Other (Income) Expense



   Interest expense decreased $1.4 million for the three months ended March 31, 2002 compared with the prior year period due to lower average outstanding borrowings and lower average interest rates during the portion of the period preceding our issuance of $160 million principal amount of 10 1/8% mortgage notes due 2012 on March 5, 2002. The benefit of the lower interest rates and lower outstanding borrowings prior to our issuance of the notes was partially offset by increases in the amount of outstanding indebtedness and average interest rates experienced during the remainder of the quarter as a result of the issuance of the notes and the related transactions described under "Liquidity and Capital Resources."

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000






   September 11, 2001. The terrorist attacks which occurred on September 11, 2001 had a pronounced impact on our operating results during the weeks immediately following the attacks. Silver Legacy's hotel occupancy, gaming volume and customer traffic declined significantly during the post September 11 portion of our third quarter compared to the levels we experienced prior to September 11 as demonstrated by the corresponding dramatic decreases in net revenues and EBITDA. Our results of operations throughout 2001 were affected by a number of factors, including an economy that was already weakening before September 11 and increased competition from Native American casinos in northern California. However, we believe that the negative effect the attacks had on the economy magnified downtrends experienced throughout 2001 and continued to depress gaming volume and hotel occupancy during the remainder of 2001. This trend is evidenced by the following table which illustrates our percent decreases in net revenues and EBITDA for each of the listed periods in 2001 compared with the corresponding periods in 2000.



             First Quarter Second Quarter 9/11-9/30 Third Quarter Fourth Quarter
               Decrease       Decrease    Decrease    Decrease       Decrease
             ------------- -------------- --------- ------------- --------------
Net Revenues     5.0%           6.8%        16.4%       9.3%           7.5%
EBITDA           13.2%          9.7%        27.2%       16.4%          6.4%



   In response to the effects of the terrorist attacks, we took several steps to mitigate the impact on our operations and financial position, including reducing staff to correspond with reduced business levels and decreased discretionary spending. These efforts enabled us to improve our EBITDA throughout the fourth quarter resulting in the lowest percent decrease in comparison to the same prior year period. During the fourth quarter of 2001 the weekend business at Silver Legacy returned to near-normal levels and midweek business improved, although we did not achieve the midweek levels we experienced during the corresponding periods of the prior year. Management believes that the Reno market's greater dependence on "drive-in" customers helped us to rebound more quickly and minimized the long-term impact on our operations. While we cannot predict the extent to which the attacks will continue to directly or indirectly impact our operations, we believe the most significant impact will be the adverse effect on the economy, particularly in northern California.


   Net Operating Revenues. For the year ended December 31, 2001, net revenues were $164.7 million compared to $177.5 million for the year ended December 31, 2000. The primary contributors to the $12.8 million, or 7.2%, decrease were declines in casino revenues, which we believe were associated with the stock market and economic downturns.

   Casino Revenues. Casino revenues decreased $11.3 million, or 10.3%, to $98.4 million for the year ended December 31, 2001 from $109.6 million for the year ended December 31, 2000. Table games drop decreased 7.3% for the year ended December 31, 2001 compared to the year ended December 31, 2000. Due to a lower hold percentage, table games net revenue was down 9.4% for the year ended December 31, 2001, compared to the prior year. Much of the decreases in table games drop and net revenue were due to declines in both cash and credit play for the year ended December 31, 2001 in comparison to the year ended December 31, 2000.

   For the year ended December 31, 2001, in comparison to the year ended December 31, 2000, slot handle decreased 8.8%. This decline in volume was in part due to the absence of the WIBC Women's Bowling Tournament which positively impacted the first and second quarters in 2000. Slot net revenues were $66.2 million for the year ended December 31, 2001, compared to $73.8 million for the year ended December 31, 2000, resulting in a $7.7 million, or 10.4%, decrease.

   Room Revenues. For the year ended December 31, 2001, room revenues were $37.8 million resulting in a slight decrease of $0.1 million, or 0.3%, from $37.9 million for the year ended December 31, 2000. Included in the twelve months ended December 31, 2001, is $0.9 million related to an energy surcharge collected from guests, which was not reflected in the average daily room rate calculation. The average daily room rate rose to $66.35 for the year ended December 31, 2001 from $62.99 for the year ended December 31, 2000. However, the occupancy percentage decreased to 83.4% for the year ended December 31, 2001 from 88.9% for the year ended

December 31, 2000 due to declines in room nights occupied in the leisure, casino and wholesale segments. The decrease in occupancy was offset by the increase in the average daily room rate and the energy surcharge.

   Food and Beverage Revenues. Food and beverage revenues were $35.6 million for the year ended December 31, 2001, compared to $36.8 million for the year ended December 31, 2000. The decrease of $1.3 million, or 3.5%, was due to declines in beverage complimentary revenue and food cash revenue for the year ended December 31, 2001, compared to the year ended December 31, 2000. For the year ended December 31, 2001, cover counts declined 11.9% in comparison to the year ended December 31, 2000, which was in conjunction with the aforementioned table games and slot volume decreases.

   Other Revenues. Other revenues are comprised of revenues generated by the retail outlets, arcade, entertainment concert series, events pavilion, ATM/cash advance commissions and other miscellaneous items. For the year ended December 31, 2001, other revenues were $7.5 million compared to $8.8 million for the year ended December 31, 2000, resulting in a $1.3 million, or 14.5%, decrease. This decrease was mainly related to the $0.7 million, or 18.6%, decrease for the year ended December 31, 2001, in entertainment revenues resulting from fewer concerts being scheduled in 2001 compared to 2000.

   Promotional Allowances. For the year ended December 31, 2001, promotional allowances decreased $1.1 million, or 7.1%, to $14.6 million from $15.7 million for the year ended December 31, 2000. As a percentage of gross revenues, promotional allowances remained constant at 8.1% for the years ended
December 31, 2001 and 2000.

   Operating Expenses. Operating expenses for the year ended December 31, 2001, were $130.6 million compared to $140.2 million for the year ended December 31, 2000, resulting in a $9.7 million, or 6.9%, decrease from prior year. This decrease was primarily due to reductions in casino expenses, other expenses and depreciation expense.

   Casino Expenses. Casino expenses decreased $2.9 million, or 6.0%, to $45.8 million for the year ended December 31, 2001 from $48.7 million for the year ended December 31, 2000. The majority of this decrease was associated with cost containment efforts to reduce casino payroll and operating expenses along with decreases in state gaming revenue taxes associated with decreased revenues. In addition, casino promotion expenses decreased by $0.5 million for the year ended December 31, 2001 compared to the prior year due to a reduction in the special events schedule along with decreased costs associated with our "Ultimate Party" promotion.

   Room Expenses. For the year ended December 31, 2001, room expenses were $12.2 million, resulting in a $0.7 million, or 5.4%, decrease from $12.9 million for the year ended December 31, 2000. This decrease was attributed to operating efficiencies and decreases in departmental payroll expenses in addition to the decline in occupied rooms from prior year.

   Food and Beverage Expenses. Food and beverage expenses decreased by $1.2 million, or 4.5%, to $25.0 million for the year ended December 31, 2001, from $26.2 million for the year ended December 31, 2000, resulting from decreases in food cost of sales and food payroll expenses as a percent of revenues.

   Other Expenses. Other expenses are comprised of expenses associated with the operation of the retail outlets, arcade and events pavilion along with entertainment department's payroll, production costs and professional fees. For the year ended December 31, 2001, other expenses were $5.9 million, a $1.3 million, or
18.2%, decrease from $7.2 million for the year ended December 31, 2000. This decrease was primarily due to the $1.2 million, or 23.2%, reduction in entertainment expenses, principally professional fees for headliner entertainment, for the year ended December 31, 2001, compared to the prior year period.

   Selling, General and Administrative Expenses. Selling, general and administration expenses decreased by $0.5 million, or 1.7%, to $29.2 million for the year ended December 31, 2001, from $29.7 million for the year ended December 31, 2000. Administration and advertising expenses for the year ended December 31, 2001, decreased $1.1 million, or 7.6%, from the same prior year period due to efforts to reduce expenses in response to decreased business levels. However, this decline was offset by a $0.9 million, or 22.7%, increase in utilities expenses and a $0.2 million, or 5.7%, increase in property taxes and insurance expenses for the year ended December 31, 2001 compared to the year ended December 31, 2000.

   Depreciation. Depreciation for the year ended December 31, 2001, decreased $3.4 million, or 22.1%, to $12.1 million from $15.5 million for the year ended December 31, 2000. This decrease resulted from many five year assets becoming fully depreciated in mid year 2000.

   Operating Income. Operating income for the year ended December 31, 2001, was $34.1 million, resulting in a $3.2 million, or 8.5%, decrease compared to $37.2 million for the year ended December 31, 2000. This decrease was due to the aforementioned revenue and expense variations.

   Other (Income) Expense. Other (income) expense is comprised of interest income, interest expense, income related to an insurance settlement and interest rate swap income. Other expense was $12.6 million for the year ended December 31, 2001, compared to $15.5 million for the year ended December 31, 2000. Interest expense accounts for the majority of the decrease and was $13.3 million for the year ended December 31, 2001 compared to $15.7 million for the year ended December 31, 2000. This interest expense decrease was primarily due to declines in our interest rate and a decrease in our average outstanding borrowings.

Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

   Net Operating Revenues. Net operating revenues for the year ended December 31, 2000, were $177.5 million compared to $170.3 million for the year ended December 31, 1999, an increase of $7.1 million, or 4.2%. This increase in net operating revenues was mainly driven by growth in casino revenues, and to a smaller degree, increases in revenues from all other departments.

   Casino Revenues. For the year ended December 31, 2000, casino revenues increased $4.4 million, or 4.1%, to $109.6 million from $105.3 million for the year ended December 31, 1999. Table games drop increased 2.0% for the year ended December 31, 2000, compared to the year ended December 31, 1999. The table games hold percentage was consistent for the years ended December 31, 2000 and 1999. Table games net revenue also rose for the year ended December 31, 2000, to $33.0 million from $32.4 million for the year ended December 31, 1999, an increase of $0.6 million, or 1.8%. Strong credit play was a factor having a positive impact on table games volume and revenue.

   Slot handle experienced volume increases, up 5.3% for the year ended December 31, 2000, in comparison to the year ended December 31, 1999. Much of this increase in volume may be credited to the WIBC Women's Bowling Tournament held during the months of March through mid-July 2000, which helped to produce record first and second quarter results in the year ended December 31, 2000. The slot hold percentages were consistent for the years ended December 31, 2000 and 1999. Slot net revenues for the year ended December 31, 2000, were $73.8 million compared to $70.0 million for the year ended December 31, 1999, a $3.9 million, or 5.5%, increase over the prior year.

   Room Revenues. Room revenues increased $1.1 million, or 2.9%, to $37.9 million for the year ended December 31, 2000, from $36.9 million for the year ended December 31, 1999. This increase over the prior year was attributed to an increase in the average daily room rate. For the year ended December 31, 2000, in comparison to the year ended December 31, 1999, the average daily room rates and occupancy percentages were $62.99 and 88.9% versus $60.99 and 89.7%, respectively. In addition, the hotel benefited from convention business generated by the completion of the mezzanine expansion in April of 2000. This expansion provided approximately 9,000 square feet of new convention space and enabled the hotel to increase convention room nights 17.2% for the year ended December 31, 2000 in comparison to the prior year.

   Food and Beverage Revenues. For the year ended December 31, 2000, food and beverage revenues were $36.8 million, increasing $1.2 million, or 3.4%, from $35.6 million for the year ended December 31, 1999. Much of this increase was due to selective menu pricing changes. During the years ended December 31, 2000 and 1999, the average revenue per cover was $10.35 and $10.04, respectively.

   Other Revenues. For the year ended December 31, 2000, other revenues were $8.8 million compared to $7.7 million for the year ended December 31, 1999, and exceeded the prior year by $1.0 million, or 13.4%. The primary contributor to the increase was entertainment revenue, rising by $0.8 million, or 28.6%, for the year ended December 31, 2000, over the prior year as a result of a strong concert schedule in comparison to 1999. Other revenues are comprised of revenues generated by the retail outlets, arcade, entertainment concert series, events pavilion, ATM/cash advance commissions and other miscellaneous items.

   Promotional Allowances. Promotional allowances were $15.7 million for the year ended December 31, 2000 in comparison to $15.2 million for the year ended December 31, 1999. While this represents a $0.5 million, or 3.4%, increase over the prior year, promotional allowances as a percentage of gross revenues decreased to 8.1% for the year ended December 31, 2000 from 8.2% for the year ended December 31, 1999.

   Operating Expenses. Operating expenses for the year ended December 31, 2000, were $140.2 million versus $138.1 million for the year ended December 31, 1999, and exceeded the prior year by $2.2 million, or 1.6%. This increase was mainly attributable to increases in casino, entertainment and selling, general and administrative expenses.

   Casino Expenses. For the year ended December 31, 2000, casino expenses were $48.7 million, an increase of $2.0 million, or 4.3%, from $46.7 million for the year ended December 31, 1999. Increased promotional expenses related to the WIBC Women's Bowling Tournament and state gaming revenue taxes produced the majority of this increase.

   Room Expenses. Room expenses increased by $0.2 million, or 1.8%, to $12.9 million for the year ended December 31, 2000, from $12.6 million for the year ended December 31, 1999, and was attributed to increases in departmental payroll expenses and travel agent commissions.

   Food and Beverage Expenses. Food and beverage expenses were relatively flat with the prior year posting an increase of $0.1 million to $26.2 million for the year ended December 31, 2000, versus $26.1 million for the year ended December 31, 1999. The slight increase was related to higher food departmental payroll expenses for the year ended December 31, 2000, in comparison to the prior year.

   Other Expenses. Other expenses are comprised of expenses associated with the operation of the retail outlets, arcade and events pavilion along with entertainment department's production costs and professional fees. For the year ended December 31, 2000, other expenses were $7.2 million, representing an increase of $0.9 million, or 14.6%, from $6.3 million for the year ended December 31, 1999. The majority of this increase was associated with the entertainment department due to increased professional fees for concert entertainers.

   Selling, General and Administration Expenses. For the year ended December 31, 2000, selling, general and administration expenses were $29.7 million, resulting in a $1.2 million, or 4.3%, increase compared to $28.5 million for the year ended December 31, 1999. This increase was mainly due to higher marketing and advertising expenses, which increased $0.7 million, or 10.8%, to $6.7 million for the year ended December 31, 2000, from $6.1 million for the year ended December 31, 1999. Another primary contributor was utility expense, increasing $0.2 million, or 5.4%, to $3.9 million versus $3.7 million for the years ending December 31, 2000 and 1999, respectively.

   Depreciation and Amortization. Depreciation and amortization expense for the year ended December 31, 2000, was $15.5 million, down $2.3 million, or 13.0%, from $17.8 million for the year ended December 31, 1999, due to assets becoming fully depreciated in mid-2000.

   Operating Income. For the year ended December 31, 2000, operating income was $37.2 million resulting in a $5.0 million, or 15.5%, increase from $32.3 million for the year ended December 31, 1999. This increase was due to the previously discussed increases in revenues while expenses did not increase proportionately.

   Other (Income) Expense. Other (income) expense is comprised of interest income, interest expense and loss on sale of assets. For the year ended December 31, 2000, other expense was $15.5 million compared to $16.2 million for the year ended December 31, 1999. The majority of the decrease was due to the decline in interest expense to $15.7 million for the year ended December 31, 2000 from $16.3 million for the year ended December 31, 1999. This decline resulted from a decrease in the average outstanding borrowings during 2000.

Liquidity and Capital Resources


   Our primary source of liquidity and capital resources has been cash flow from operations. As of December 31, 2001, 2000 and 1999, cash and cash equivalents were $12.3 million, $11.1 million and $13.3 million, respectively. As of March 31, 2002, cash and cash equivalents were $16.2 million. Cash provided by operating activities was $33.0 million for the year ended
December 31, 2001, compared to $37.5 million for the year ended December 31, 2000. This $4.5 million decrease was due to a $6.2 million decline in operating income (excluding depreciation expense and other non-cash charges). This decline in operating income was comprised of a reduction in net revenues of $12.8 million offset by a decline in cash operating expenses of $6.6 million. Additionally, interest expense decreased $2.4 million due to a reduction in our interest rate on our variable rate borrowings. The remaining difference is working capital change. Cash provided by operating activities was $32.0 million for the year ended December 31, 1999. The increase of $5.5 million was primarily due to the increase in net income to $21.8 million for the year ended December 31, 2000, from $16.1 million for the year ended December 31, 1999. Cash provided by operating activities was $9.7 million for the three months ended March 31, 2002 compared to $8.2 million for the three months ended March 31, 2001. The increase was due primarily to a reduction in interest expense as discussed above.



   Cash used in investing activities for the year ended December 31, 2001, was $3.9 million compared to $4.2 million for the year ended December 31, 2000, and $4.8 million for the year ended December 31, 1999. The majority of cash used in investing activities for all three years related to capital expenditures for various expansion and renovation projects along with the purchases of slot machines and computer software. Cash used in investing activities for the three months ended March 31, 2002 was $0.7 million compared to $0.4 million for the three months ended March 31, 2001. Cash used in investing activities related primarily to capital expenditures for various renovation projects and equipment purchases.



   Cash used in financing activities was $28.0 million for the year ended December 31, 2001, compared to $35.5 million for the year ended December 31, 2000. The uses of cash for the year ended December 31, 2001, were $9.1 million in partner tax distributions, $21.5 million in payments on our prior credit facility and $0.4 million related to the incurrence of debt issuance costs. For the year ended December 31, 2000, $35.5 million was used for payments on our prior credit facility. In addition, $25.0 million was borrowed under our prior credit facility in order to make a $25.0 million partner distribution in 2000. Cash used in financing activities was $24.5 million for the year ended December 31, 1999, and was used to make payments on our prior credit facility.



   Cash used in financing activities was $5.1 million for the three months ended March 31, 2002, compared to $5.0 million for the three months ended March 31, 2001. Concurrent with the issuance of the notes on March 5, 2002, Circus and Eldorado Joint Venture entered into a new senior secured credit facility comprised of a $20.0 million term loan facility that amortizes over a period of five years and a $20.0 million revolving credit facility with a five year maturity. The proceeds from the notes, together with $26.0 million of borrowings under the new credit facility and operating cash of $0.6 million, were used to repay $150.2 million, representing all of the indebtedness outstanding under the prior credit facility, to fund $30.0 million of distributions to the partners, ELLC and Galleon, and to pay $5.8 million in fees and expenses related to the transactions. During the quarter ended March 31, 2002, prior to the issuance of the notes, Circus and Eldorado Joint Venture also made distributions to its partners of (i) $2.4 million (representing tax distributions attributable to the fourth quarter of 2001), (ii) $5.2 million (representing tax distributions attributable to the year 2000), and (iii) $2.1 million representing the remaining balance of a priority allocation payable to Galleon.

   Our executive committee has approved $4.3 million in capital expenditures for 2002 primarily relating to renovation projects and purchases of gaming equipment. In future years, we intend to make capital expenditures consistent with historical expenditures and, to the extent necessary to continue to maintain an attractive property and a competitive position in our marketplace, additional amounts as approved by our executive committee.


   Circus and Eldorado Joint Venture's partnership agreement obligates it, subject to any contractual restrictions, including applicable covenants in the indenture relating to the notes, to (i) distribute each year for as long as it is not taxed as a corporation to each of the partners an amount equal to such partner's allocable share of Circus and Eldorado Joint Venture's taxable income multiplied by the highest marginal Federal (and, if applicable, state and local) income tax rate applicable to either partner for that year, and (ii) make annual distributions of remaining "Net Cash From Operations" in proportion to the percentage interests of the partners. As defined, the term "Net Cash From Operations" means the gross cash proceeds received by Circus and Eldorado Joint Venture, less the following amounts: (i) cash operating expenses and payments of other expenses and obligations of the joint venture, including interest and scheduled principal payments on its indebtedness, including indebtedness owed to the partners, if any, (ii) all capital expenditures made by the joint venture, and (iii) such reasonable reserves as the partners deem necessary in good faith and in the best interests of the joint venture to meet anticipated future obligations and liabilities of the joint venture (less any release of reserves previously established, as similarly determined).



   We believe we have sufficient cash flow from our operations and available cash, together with available borrowings under our new senior secured credit facility and the utilization of capital leases, adequate to meet our anticipated future requirements for working capital, budgeted capital expenditures and scheduled payments of principal and interest on our indebtedness, including the notes, and to make our required distributions to our partners for the foreseeable future. Our future sources of liquidity are anticipated to be from our operating cash flow and borrowings under our senior secured credit facility.



Senior Secured Credit Facility



   On March 5, 2002, concurrently with the issuance of the old notes, we entered into a new senior secured credit facility (the "Credit Facility") comprised of a $20.0 million term loan facility (the entire amount of which was outstanding at March 31, 2002) and a $20.0 million revolving facility ($6.0 million of which was outstanding at March 31, 2002). The proceeds from the issuance of the old notes, together with $26.0 million of borrowings under the Credit Facility and operating cash of $0.6 million, were used to repay $150.2 million, representing all of the indebtedness outstanding under our prior credit facility, to fund $30.0 million of distributions to our joint venture partners, ELLC and Galleon, and to pay $5.8 million in fees and expenses related to the transactions. The Credit Facility is secured by a first priority security interest in substantially all of our existing and future assets, other than certain licenses which may not be pledged under applicable law, and a first priority pledge of and security interest in all of the partnership interests in Circus and Eldorado Joint Venture held by the joint venture partners, and ranks equal in right of payment to our existing and future senior indebtedness, including the notes. The security interests securing our obligations under the Credit Facility are senior to the pledge and security interests securing our obligations on the notes. The term loan portion of the Credit Facility will amortize quarterly beginning March 31, 2003 and thereafter based on the annual amounts listed below:



                         Calendar Year Annual Reduction
                         ------------- ----------------
                             2003.....       20.0%
                             2004.....       20.0%
                             2005.....       25.0%
                             2006.....       30.0%
                             2007.....        5.0%

Interest on outstanding balances and commitment fees on unused availabilities under the Credit Facility are determined by a formula based on our leverage ratio, which is the ratio of our total debt to annualized cash flow, and in the case of interest rates, on the basis of the Eurodollar or base rate existing for each interest calculation date. As our leverage ratio declines or increases, the interest rate and commitment fees we pay decline or increase commensurately. At March 31, 2002, the effective rate of interest on the indebtedness outstanding under the Credit Facility was 4.89%. The Credit Facility contains customary events of default and covenants, including covenants that limit or restrict our ability to incur additional debt, create liens or other encumbrances, pay dividends or make other restricted payments, prepay subordinated indebtedness, make investments, loans or other guarantees, sell or otherwise dispose of a portion of our assets, or make acquisitions or merge or consolidated with another entity. In addition, the Credit Facility requires us to meet specified financial tests on an ongoing basis, including the following:



  . we are required to maintain a maximum ratio of total debt to EBITDA as follows:



                                                           Maximum
            Quarters Ending                                 Ratio
            ---------------                                -------
            On or prior to September 30, 2002........... 4.50 : 1.00
            December 31, 2002 through September 30, 2003 4.25 : 1.00
            December 31, 2003 and thereafter............ 4.00 : 1.00



  .   we are required to maintain a minimum ratio of EBITDA to fixed charges of
      1.10 : 1.00 at all times.



As of March 31 2002, the principal amount of indebtedness outstanding under the Credit Facility was $26.0 million. As of that date, we were in compliance with all of the covenants in the Credit Facility and we had the ability to borrow an additional $14.0 million under the Credit Facility. The entire principal amount then outstanding under the Credit Facility becomes due and payable on March 31, 2007 unless the maturity date is extended with the consent of the lenders.


Impact of Inflation

   Absent changes in competitive and economic conditions or in specific prices affecting the industry, we do not expect that inflation will have a significant impact on our operations. Changes in specific prices, such as fuel and transportation prices, relative to the general rate of inflation may have a material adverse effect on the hotel and casino industry in general.

Market Risk and Derivative Financial Instruments


   Our primary exposure to market risk is interest rate risk associated with our long-term debt. During prior years we limited our exposure to interest rate risk by utilizing derivative financial instruments which consisted exclusively of floating-to-fixed interest rate swap agreements. We do not utilize derivative financial instruments for trading purposes. All of our swap agreements expired on October 29, 2001 and were not replaced due to our planned offering of fixed rate mortgage notes. Borrowings under our bank credit facility are based on a libor rate, plus an applicable margin. The average weighted interest rate of our debt as of December 31, 2001 was 3.08%.



   The following table provides information about our long-term debt by contractual maturity date at December 31, 2001 (dollars in thousands):



    Description              2002     2003     Total   Estimated Fair Value
    -----------             ----      ----     -----   --------------------
    Bank Credit Facility.. $10,000  $135,000  $145,000       $145,000
    Variable Interest Rate    3.08%     3.08%       --



   On March 5, 2002, we completed an offering of $160 million principal amount of our 10 1/8% mortgage notes due 2012. The notes were privately placed with qualified institutional investors. The notes are senior secured obligations which rank equally with all of our existing and future senior debt and senior to all of our subordinated debt. Concurrent with the offering of the notes, we entered into the Credit Facility, which is comprised of a $20 million revolving credit facility and a $20 million amortizing term loan. The proceeds from the notes, together with borrowings under the Credit Facility, were used to repay amounts outstanding under our prior bank credit facility, fund a distribution to the partners of Circus and Eldorado Joint Venture and pay related fees and expenses of the transactions.



   The notes are fixed rate debt and carry a coupon interest rate of 10 1/8%. The rate of interest we pay under the Credit Facility is based on libor plus an applicable margin that is determined by the level of a predefined financial leverage ratio. On June 13, 2002 we and Bank of America N.A. entered into a new fixed-to-floating swap agreement with a $50 million notional amount. Pursuant to this swap agreement, which expires on March 1, 2006, we receive interest at a fixed rate of 10.125% per annum and we pay interest based on a floating rate index that is computed on a 6-month LIBOR, in arrears, plus 5.31%. The amounts due under the swap agreement are payable on September 1 and March 1 of each year, beginning September 1, 2002. We will be required to mark this contract to market on a quarterly basis, which will increase the volatility of our earnings. If we utilize the full $40 million of borrowing capacity under the Credit Facility, that indebtedness along with the $50 million notional amount of the swap agreement will give us a variable rate of interest on 45% of our total debt.



Long-Lived Assets



   Long-lived assets are comprised of our property, plant and equipment. Long-lived assets are reviewed for impairment at our property level whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Pursuant to the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of" ("SFAS 121"), an estimate of undiscounted future cash flows produced by the asset is compared to the carrying value to determine whether an impairment exists. If it is determined that our property is impaired based on expected future cash flows, a loss, measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset, would be recognized.

                                   BUSINESS

Silver Legacy

   We own and operate the Silver Legacy Resort Casino, a premier nineteenth century silver mining themed hotel-casino and entertainment complex in Reno, Nevada. Silver Legacy is among the largest hotel-casinos in the Reno market. We have established Silver Legacy as a "must see" destination resort for Reno visitors by creating an exciting, luxurious atmosphere unique in the Reno market. We offer a dynamic gaming environment and a wide variety of amenities delivered with special attention to personal service to appeal to our multiple customer segments, including preferred casino players.

   Silver Legacy opened in July 1995, with a capital investment of over $360 million, and is strategically located on two city blocks in downtown Reno directly off Interstate 80, the principal highway connecting Reno with San Francisco, Sacramento and other cities in northern California. The casino and entertainment areas at Silver Legacy are seamlessly connected to the Eldorado Hotel & Casino and the Circus Circus Hotel and Casino by 200-foot wide skyway corridors, comprising the heart of the Reno market's prime gaming area and room base.


   Silver Legacy has approximately 87,300 square feet of gaming space situated on two levels. At December 31, 2001, Silver Legacy featured 2,211 slot machines and 82 table games, including blackjack, craps, roulette, Pai Gow Poker, Let It Ride(R), Caribbean stud poker, Baccarat and Pai Gow, in addition to keno and a race and sportsbook. "Club Legacy," Silver Legacy's players club, offers customers exciting special events and tournaments and convenient ways of earning complimentaries.


   Silver Legacy's hotel, the tallest building in northern Nevada, is a "Y"-shaped structure with three wings, consisting of 37-, 34- and 31-floor tiers. An enclosed, climate controlled skywalk over North Sierra Street links the hotel to the main casino, restaurants and additional public areas on the mezzanine level. The hotel currently offers 1,710 guest rooms, including 145 player spa suites and eight penthouse suites.

   Silver Legacy's dining options incorporate fine dining and casual elegance in six venues:

  . Sterling's Seafood Steakhouse, which has a seating capacity of 168, offering the finest in steaks and seafood along with an extensive wine list, featured in Wine Spectator magazine, table side desserts and an extravagant Sunday Brunch;

  .   the Victorian Buffet, which has a seating capacity of 500;

  . Fairchild's Oyster Bar, which has a seating capacity of 56, offering a comfortable drink and a quick bite;

  . Sweetwater Cafe, which has a seating capacity of 333, offering an extensive menu that includes American classics and Chinese cuisine 24-hours a day;

  . Fresh Express Food Court, which has a seating capacity of 110, offering a range of options including a deli and grill, authentic Asian cuisine and American classics; and

  . Sips Coffee House, situated in the hotel lobby, offers gourmet coffee and teas.


   Silver Legacy is downtown Reno's leading convention destination, offering approximately 90,000 square feet of exhibit and convention space. Our convention and meeting space includes an approximately 20,000 square-foot divisible ballroom and approximately 30,000 square feet of additional breakout rooms all located within the casino. The City Center Pavilion, which provides approximately 40,000 square feet of convention space, is located on a special events plaza situated across North Virginia Street from Silver Legacy which is owned by our affiliates. The City Center Pavilion was constructed in February 1999 and is currently operated by us under a three-year use permit which expires in February 2005. Furthermore, we believe the additional hotel capacity and meeting space available at the adjoining Eldorado and Circus properties significantly enhance our ability to attract larger conventions.

   Silver Legacy's other amenities include custom retail shops, exercise facilities, a beauty salon, a video arcade, and an outdoor swimming pool and sundeck. Silver Legacy's 10-story parking facility is capable of accommodating approximately 1,800 vehicles.

   We carefully target our marketing programs to five segments of the gaming market: free and independent travelers, preferred casino customers, convention groups, local patrons and wholesale/specialty groups. We attract our target customers through newspaper, radio, television and direct mail campaigns locally and in northern California, the Pacific northwest and other regional travel markets. Silver Legacy utilizes a broad special events calendar, along with our guest development program, including selective casino credit, to attract and retain our target customers. In addition, we utilize our hotel rooms, restaurants and other amenities to offer complimentaries to a broad spectrum of established casino guests. "Club Legacy," Silver Legacy's players club, offers customers exciting special events and tournaments and convenient ways of earning complimentaries. The convention and wholesale/specialty market segments contribute to our hotel occupancy during slower mid-week periods. For the twelve months ended December 31, 2001 our average occupancy rate was 83.4% compared to 76.9% for the Reno market.

Competitive Strengths

   Silver Legacy offers our guests a fully integrated gaming, lodging, dining and entertainment experience in a convenient downtown Reno location. We believe the quality of our amenities enables us to attract multiple customer segments from the local area, northern California, the Pacific northwest and other regional travel markets.

   Premier "Must See" Attraction. We believe Silver Legacy is a "must see" attraction for Reno visitors and residents as the only major newly-constructed hotel-casino in the Reno market since 1978. A uniquely themed mega-resort, the property's design is inspired by Nevada's rich mining heritage and the legend of Sam Fairchild, a fictitious silver baron who "struck it rich" on the site of the casino. Silver Legacy's opulent interior showcases a casino built around Sam Fairchild's famed 120-foot tall mining rig, which appears to mine for silver. The rig is situated beneath a 180-foot diameter dome, which is a distinctive landmark on the Reno skyline. The interior surface of the dome features dynamic sound and laser light shows, providing visitors with a unique experience when they enter the casino.


   Center of Tri-Property Destination Resort. Silver Legacy, together with the Eldorado and Circus properties, comprises the heart of the Reno market's prime gaming area and room base, providing the most extensive variety of gaming, lodging, dining and entertainment amenities in the Reno area. As of March 31, 2002, the tri-property complex offered 4,099 rooms, 20 restaurants, 5,562 slot machines, 226 table games and parking to accommodate over 6,000 vehicles, representing approximately 26% of the Reno market's total room base and 24% of the Reno market's total slot machines and table games. We believe that the centralized location and critical mass of these three properties, together with the seamless connections between the facilities, provide Silver Legacy with significant advantages over other freestanding hotel-casinos in the Reno market.



   Headliner Entertainment and Premium Dining. Our customers are attracted to Silver Legacy's entertainment and award-winning cuisine. Each year, approximately 50 nights of headliner entertainment are scheduled in our 1,600-seat Grande Exposition Hall or the 3,400-seat City Center Pavilion, making Silver Legacy the leading headliner entertainment venue in the Reno market. Entertainers who appeared during 2001 include Jay Leno, Chicago, Michael Bolton and George Carlin. Recent enhancements include the opening of Rum Bullions Island Bar, a tropical-themed bar and lounge with nightly entertainment and the expansion of our race and sports book, including a new sports-themed bar. Silver Legacy also features Catch a Rising Star, a 220-seat, nationally recognized comedy club.


   Quality Personal Service. We are committed to providing our customers with a high level of personal service, which we believe is an integral part of fostering customer loyalty and generating repeat business. We continually strive to instill in each employee a dedication to superior service designed to exceed our guests' expectations.

   Experienced Management Team. Silver Legacy has an experienced management team with an average of more than 20 years of experience in the Reno gaming market. All of our senior management have been with Silver Legacy since it opened in July 1995. We also benefit from the expertise of our joint venture partners and the leadership they provide through our executive committee, which includes senior executives from Eldorado Resorts LLC and Mandalay Resort Group.

Adjoining Properties


   Enclosed, climate controlled corridors connect Silver Legacy with the Circus Circus Hotel and Casino and the Eldorado Hotel & Casino, each of which is owned and independently operated by an affiliate of one of Circus and Eldorado Joint Venture's partners. The three properties comprise the heart of Reno's prime gaming area and room base, providing the most extensive and broadest variety of gaming, entertainment, lodging and dining amenities in the Reno area, with an aggregate of 4,099 rooms, 20 restaurants, 5,562 slot machines, 226 table games and enough parking to accommodate over 6,000 vehicles as of March 31, 2002. Although we compete with these other two properties, we believe that the centralized location and critical mass of these three properties, Silver Legacy's position as the centerpiece of the three properties and the seamless connections between the facilities, provide Silver Legacy with significant competitive advantages over other freestanding hotel-casinos in the Reno market.



   Circus Circus Hotel and Casino. The Circus Circus Hotel and Casino features 1,572 guestrooms and a 60,000 square-foot casino, which, as of March 31, 2002, featured 1,595 slot machines and 73 table games. The property offers its guests a variety of circus acts performed daily, free of charge, under a "Big Top" above the casino. A mezzanine area has a circus midway with carnival-style games and an arcade that offers a variety of amusement and electronic games. The property features two specialty restaurants, Amici's Pasta and Steaks and Art Gecko's Southwest Grill, in addition to a 464-seat buffet, coffee shop, deli/bakery, fast food snack bar, cocktail lounges, gift shop, specialty shops and parking facilities for approximately 3,200 vehicles.



   Eldorado Hotel & Casino. This property is a luxurious hotel-casino offering approximately 84,000 square feet of gaming space. Its three hotel towers have a total of 817 guestrooms, including 18 specialty suites, 93 "Eldorado Player's Spa Suites" with bedside spas and 26 one or two bedroom suites. As of March 31, 2002, this property's casino featured 1,756 slot machines and 71 table games, as well as poker, keno and a race and sports book. The property is renowned for its eight restaurants, including Bistro Roxy, La Strada and a 525-seat buffet. Additional amenities include a casino cabaret, bars and lounges, parking facilities for approximately 1,100 vehicles, and approximately 12,000 square feet of convention space.


   The map on the following page shows the relative locations of Silver Legacy, the Eldorado Hotel & Casino, and Circus Circus Hotel and Casino, as well as certain other competitors and points of interest in the Reno market.

                                [MAP] Map of Reno

Reno Market

   The Reno market is the eighth largest gaming market in the United States, generating approximately $1.0 billion of gaming revenues for the twelve months ended December 31, 2001. As of December 31, 2001, the Reno market featured approximately 15,459 hotel rooms, 23,386 slot machines and 676 table games. For the twelve months ended December 31, 2001, the Reno market had an estimated 76.9% average hotel occupancy rate.

   Reno is the second largest metropolitan area in Nevada, with a population of approximately 340,000 according to the most recently available U.S. Census data, and is located at the base of the Sierra Nevada Mountains along Interstate 80, approximately 135 miles east of Sacramento, California and 225 miles east of San Francisco, California. Reno is a destination resort market that primarily attracts "drive-in" visitors by offering gaming as well as numerous other summer and winter recreational activities. Management believes that approximately two-thirds of visitors to the Reno market arrive by some form of ground transportation. Popular special events include the National Championship Air Races, the Reno-Tahoe Open PGA tour event and Hot August Nights, a vintage car event. In addition, the National Bowling Stadium, located one block from Silver Legacy, is the largest bowling complex in North America and has been selected to host multi-month tournaments in Reno two out of every three years through 2009, of which 2002 is a non-tournament year.

   According to the Reno-Sparks Convention & Visitors Authority, the greater Reno area attracted an estimated 5.2 million visitors during the twelve months ended June 30, 2001 and 2000. The following table sets forth certain statistical information for the Reno market for the years 1997 through 2001 as reported by the Reno-Sparks Convention & Visitors Authority, the Nevada State Gaming Control Board and Reno/Tahoe International Airport.

                                   1997        1998        1999        2000        2001
                                ----------  ----------  ----------  ----------  ----------
Gaming Revenues (000's)(1)..... $  901,989  $  929,844  $  968,531  $1,026,700  $  961,664
Gaming Positions(2)(3).........     31,762      30,816      30,526      30,951      27,712
Hotel Rooms(2).................     15,773      15,271      15,957      16,515      15,459
Average Hotel Occupancy Rate(1)       80.3%       79.1%       78.8%       78.3%       76.9%
Visitors(4)....................  5,155,649   5,121,693   5,051,101   5,185,393   5,164,474

--------
(1) For the twelve months ended December 31 for each period shown.
(2) As of December 31 for each period shown.
(3) Calculated from information provided by the Nevada State Gaming Control
    Board.
(4) For the twelve months ended June 30 for each period shown.

Marketing Strategy

   We target the following customer segments of the Reno gaming market: free and independent travelers, preferred casino customers, conventions, local patrons and specialty groups.

   Free and Independent Travelers. This customer segment consists of persons who are not affiliated with travel groups and who make arrangements for their accommodations directly or through independent travel agents. For Reno, free and independent travelers consist principally of persons who typically travel on weekends from northern California, Oregon, Washington and western Canada. Silver Legacy targets this segment through advertising efforts, including aggressive television and newsprint exposure, emphasizing the exciting atmosphere and high level of relative value offered at Silver Legacy. Advertising efforts are directed principally to existing Reno gaming customers, as well as to experienced gaming customers of Las Vegas and other markets presenting the Reno market, generally, and Silver Legacy, specifically, as an attractive alternative. Additionally, utilizing the unique theming of Silver Legacy, the variety, quality, and attractive pricing of its food and beverage outlets, and its close proximity to other hotel casinos in downtown Reno (including its connection with the Circus Circus Hotel and Casino and Eldorado Hotel & Casino), we target "walk-in" customers for Silver Legacy.

   Preferred Casino Customers. Management targets valued gaming customers through an aggressive development program. This program utilizes independent sales representatives to engage in one-on-one sales activities and marketing personnel trained to identify and target these individuals while they patronize Silver Legacy. We also use television advertisements featuring the elegant image and exciting atmosphere at Silver Legacy to target preferred gaming customers. In addition, through specialized entertainment programs and special events, including televised boxing matches, and by highlighting Silver Legacy's 145 players' spa suites and eight luxury suites (which have been designed specifically to cater to the needs of high end gaming customers), and the property's entertainment facilities, amenities and unique attractions, we seek to capture a significant portion of Reno's valued gaming business. Our marketing efforts for preferred gaming customers include the provision of complimentary rooms, food and beverages, air transportation and the extension of credit to qualified persons. "Club Legacy," Silver Legacy's players club, offers customers exciting special events and tournaments and convenient ways of earning complimentaries.

   Convention Groups. Conventioneers and attendees of Reno area events are targeted by Silver Legacy, depending on management's view of their relative propensity for gaming and the timing of the specific events or conventions relative to the historic seasonality of the gaming business in Reno. In so doing, we seek to increase Silver Legacy's mid-week occupancies and mitigate the effects of seasonality on our operations. For example, Silver Legacy targets competitors at the National Bowling Stadium in Reno and their guests. Other special events groups, generally consisting of between 1,000 and 1,500 persons, are also targeted by Silver Legacy by emphasizing Silver Legacy's special events center which is available to be used for concerts, shows, theme parties, televised boxing matches and other events.

   Local Patrons. We attract and retain local customers through frequent promotions that highlight our quality gaming and dining experience, as well as being an active supporter of numerous Reno market events and organizations.

   Wholesale/Specialty Groups. The wholesale/specialty segment consists of customers who utilize "packages" to reduce the cost of travel, lodging and entertainment. These packages are produced by wholesalers (such as major airlines) and travel agents, and emphasize mid-week stays. Packages including Silver Legacy are marketed by wholesalers and travel agents principally to customers in Oregon, Washington and western Canada. This market segment allows us to utilize our rooms during slower mid-week periods.

Competition

   The gaming industry includes land-based casinos, dockside casinos, riverboat casinos, casinos located on Native American reservations and other forms of legalized gaming. There is intense competition among companies in the gaming industry, many of which have significantly greater resources than we do. Certain states have legalized casino gaming and other states may legalize gaming in the future. Legalized casino gaming in these states and on Native American reservations near our markets or changes to gaming laws in states surrounding Nevada could increase competition and could adversely affect our operations. We also compete, to a lesser extent, with gaming facilities in other jurisdictions with dockside gaming facilities, state-sponsored lotteries, on-and-off track pari-mutuel wagering, Internet gaming, card clubs, riverboat casinos and other forms of legalized gambling.

   We compete for customers primarily on the basis of location, range and pricing of amenities and overall atmosphere. Of the 34 casinos currently operating in the Reno market, we compete principally with the eight other hotel-casinos that, like Silver Legacy, each generate at least $36 million in annual gaming revenues, including the Circus Circus Hotel and Casino and the Eldorado Hotel & Casino. Although no hotel-casino projects are currently under construction in the Reno area, we cannot predict the extent to which new projects will be undertaken or the extent to which current hotel space may be expanded in the near future. We expect that any additional rooms added in the Reno market will increase competition for visitor revenue. There can be no assurance that any growth in Reno's current room base or gaming capacity will not adversely affect our financial condition or results of operations. We also compete with hotel-casinos located in the nearby Lake Tahoe region as well as those in Las Vegas, Nevada. A substantial number of customers travel to both Reno and the Lake Tahoe area during their visits. Consequently, we believe that Silver Legacy's success is influenced to some degree by the success of the Lake Tahoe market. While we do not anticipate a decline in the popularity of either Reno or Lake Tahoe as tour destination areas in the foreseeable future, any such decline could adversely affect our operations.

   Land-based, riverboat, or dockside casino gaming (other than that conducted on Native American-owned land) is currently legal in nine states and casino gaming on Native American-owned land is legal in at least 29 states, including California, Washington, and Oregon. Management believes the Reno market draws over 50% of its visitors from California. California allows other non-casino style gaming, including pari-mutuel wagering, a state-sponsored lottery, card clubs, bingo, and off-track betting. The competitive impact on Nevada gaming establishments, in general, and our operations, in particular, from the continued growth of gaming outside Nevada cannot be determined at this time. We believe that the expansion of casino gaming on Native American lands in California, and to a lesser extent in Washington and Oregon, could have a material adverse affect on our operations depending on the nature, location, and scope of those operations.

   On March 7, 2000, California voters approved Proposition 1A which amended the California constitution and legalized "Nevada-style" gaming on Native American reservations. The passage of this amendment has allowed the expansion of existing Native American gaming operations, as well as the opening of new Native American gaming facilities. Additionally, numerous tribes have announced that they intend to open gaming facilities. There are approximately 107 federally recognized Native American tribes in California. In order to conduct gaming operations in California, a Native American tribe must enter into a compact with the state. As of December 31, 2001, the State of California had entered into compacts with approximately 60 tribes. Each Native American tribe in California is limited to a maximum of 2,000 slot machines and there may not be more than two gaming facilities on any one reservation. Under the governor of California's interpretation of the compacts, all Native American tribes in California are permitted to operate a total of approximately 45,000 slot machines. However, there remains substantial uncertainty as to the total number of slot machines authorized by the compacts and it is possible that the approximately 45,000-machine limit will increase, and, if so, the increase may be substantial. In addition to allowing the expansion of slot machines, the compacts allow for the expansion of other casino-style games, including blackjack and poker. Most existing Native American gaming facilities in northern California are modest compared to Reno market casinos. However, there are several more significant Native American casinos which currently compete with the Reno market, including: (1) the Cache Creek Indian Bingo & Casino in Brooks, California, approximately 58 miles northwest of Sacramento and (2) the Jackson Rancheria Casino, Hotel and Conference Center in Jackson, California, approximately 59 miles southeast of Sacramento.

   In addition to the existing gaming facilities, numerous Native American tribes have announced that they are in the process of developing or are considering establishing large-scale hotel and gaming facilities in northern California, including two which have entered into development and management agreements with established gaming operators. Station Casinos, Inc. has entered into agreements with the United Auburn Indian Community to develop and manage a gaming and entertainment facility on a proposed 49-acre site approximately 21 miles northeast of Sacramento. The United States Interior Department's Bureau of Indian Affairs has approved the application of the United Auburn Indian Community to take the 49-acre site into trust for the planned casino development. Lakes Gaming Inc. has entered into agreements with the Shingle Springs Rancheria to develop and manage a large-scale hotel-casino approximately 35 miles southeast of Sacramento. Other tribes are at various stages of planning new or expanded facilities in northern California, such as the Buena Vista Rancheria of Me-Wuk Indians, on land located approximately 50 miles southwest of Sacramento, and the Lytton Band of Pomo Indians, on land located approximately 21 miles northeast of San Francisco.

Seasonality

   Silver Legacy's hotel-casino operations are subject to seasonal variation, with the strongest operating results generally occurring in the third quarter of each year and the weakest results occurring during the period from November through February. Variations occur when weather conditions make travel to Reno by visitors from northern California and the Pacific Northwest difficult. The following table shows our percentage of gross revenues by quarter for each of 1999, 2000 and 2001.

                                      1999   2000   2001
                                     -----  -----  -----
                      First quarter.  21.7%  22.1%  22.6%
                      Second quarter  25.7%  27.0%  27.3%
                      Third quarter.  28.3%  28.1%  27.4%
                      Fourth quarter  24.3%  22.8%  22.7%
                                     -----  -----  -----
                         Total...... 100.0% 100.0% 100.0%
                                     =====  =====  =====

Employees


   As of March 31, 2002, Silver Legacy employed approximately 2,353 persons. Currently, none of our employees are employed pursuant to a collective bargaining agreement. The number of people employed at any time is subject to seasonal fluctuation. We believe that our employee relations are excellent.


Property

   The Silver Legacy Resort Casino is located on two neighboring parcels of land, located at 407 and 411 North Virginia Street, Reno, Nevada. We own both parcels, comprising 118,167 and 119,927 square feet, respectively.

   In addition, we utilize the City Center Pavilion, an approximate 40,000 square-foot temporary convention and entertainment facility located across
North Virginia Street from Silver Legacy. This structure is situated on an approximate 63,000 square-foot parcel of land which is owned jointly by Eldorado Resorts LLC and Galleon, Inc., but is not currently subject to a lease.

Environmental Matters

   As in the case with any owner or operator of real property, we are subject to a variety of federal, state and local governmental regulations relating to the use, storage, discharge, emission, and disposal of hazardous materials. Federal, state and local environmental laws and regulations also impose liability on potentially responsible parties, including the owners or operators of real property, to clean up, or contribute to the cost of cleaning up, sites at which hazardous wastes or materials were disposed of or released. We do not have environmental liability insurance to cover these events.

   During excavation for construction of Silver Legacy, petroleum contamination of soil and groundwater was discovered on the property. The apparent sources of this contamination were a former gasoline station and numerous abandoned heating oil tanks. Our contractors removed and disposed of contaminated soils, and we were successful in obtaining reimbursement and indemnification from Chevron Company USA. In addition, we received reimbursement from the State of Nevada Petroleum Fund, which was established to reimburse parties for costs incurred in cleaning up contamination from certain underground storage tanks. With the consent of the relevant county agency, the cleanup was completed leaving some contaminated soils in place (under structures and roads, for example), so that some additional soil contamination is known to remain in place. The Nevada Division of Environmental Protection has not, however, required us to conduct any further investigation or remediation.

   Groundwater in the vicinity of Silver Legacy property is also contaminated by a chlorinated solvent known as tetrachloroethene or "PCE." This contaminant is widespread in the Reno/Sparks area. The Central Truckee Meadows Remediation District, encompassing much of the cities of Reno and Sparks, was established pursuant to state legislation to address this contamination. The Central Truckee Meadows Remediation District is managed by Washoe County under the direction of the Nevada Division of Environmental Protection, and is currently conducting investigations and developing a remediation plan. Funding for the Central Truckee Meadows Remediation District is provided through assessments to water customers which are calculated on the basis of water use. The annual assessment to Silver Legacy is currently $450, plus an additional sum based on the amount of water used, which in our most recent annual assessment amounted to $7,644. It is possible that additional assessments may be made against properties that receive special benefits from the Central Truckee Meadows Remediation District, such as clean-up of contamination affecting a specific parcel. The legislation implementing this program exempts property owners who did not cause or contribute to the contamination from civil and criminal liability for the cost of remediation and any related damages, except to the extent of unpaid assessments. We do not believe that we have contributed to this solvent contamination, however we expect that we will be required to allow the Central Truckee Meadows Remediation District access to our property for continued investigation, including access to monitoring wells.


   The possibility exists that additional contamination, as yet unknown, may exist at Silver Legacy property. In all cases, however, we believe that any such contamination would have arisen from activities of prior owners or occupants, or from offsite sources and not as a result of any of our actions or operations. We do not believe that our expenditures for environmental investigations or remediation will have a material adverse effect on our financial condition or results of operations.

Litigation

   We are from time to time involved in litigation arising in the ordinary course of our business. We do not believe that such litigation will, individually or in the aggregate, have a material adverse effect on our financial position or results of operations.

                           REGULATION AND LICENSING

   Silver Legacy, the partners of Circus and Eldorado Joint Venture, and their parent entities are subject to extensive regulation under laws, rules and supervisory procedures primarily in the jurisdictions where their facilities are located or docked. Some jurisdictions, including Nevada, empower their regulators to investigate participation by licensees in gaming outside their jurisdiction and require access to and periodic reports respecting those gaming activities. Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions.

   Under provisions of gaming laws in jurisdictions in which we, our partners or their parent entities have operations and under our organizational documents certain of our securities are subject to restrictions on ownership which may be imposed by specified governmental authorities. The restrictions may require a holder of our securities to dispose of the securities or, if the holder refuses, or is unable, to dispose of the securities, we may be required to repurchase the securities.

   Each holder of a note, by accepting any note, will be deemed to have agreed to be bound by the requirements imposed on holders of our debt securities by the gaming authority of any jurisdiction in which we conduct or propose to conduct gaming activity. See "Description of the Notes -- Mandatory Disposition Pursuant to Gaming Laws." In addition, the indenture governing the notes provides that each holder and beneficial owner of the notes, by accepting or otherwise acquiring an interest in any of the notes, will be deemed to have agreed that if the gaming authority of any jurisdiction in which we conduct or propose to conduct gaming requires that a person who is a holder or beneficial owner must be licensed, qualified or found suitable under applicable gaming laws, the holder or beneficial owner will apply for a license, qualification or finding of suitability within the required time period. If the person fails to apply or become licensed or qualified or is found unsuitable, we will have the right, at our option:

  . to require the person to dispose of his or her notes or beneficial interest in the notes within 30 days of receipt of notice of our election or any earlier date that the relevant gaming authority may request or prescribe; or

  . to redeem the notes (possibly within less than 30 days following the notice of redemption if requested or prescribed by the gaming authority) at a redemption price equal to the lesser of:

     .   the person's cost;

     . 100% of the principal amount, plus accrued and unpaid interest to the redemption date or the date of the finding of unsuitability, whichever is earlier; and

     . any other amount required by applicable law or by order of any gaming authority.

We will notify the trustee under the indenture in writing of any redemption under these circumstances as soon as practicable. We will not be responsible for any costs or expenses any holder or beneficial owner may incur in connection with its application for a license, qualification or finding of suitability.

Nevada Gaming Laws

   The ownership and operation of casino gaming facilities in the State of Nevada are subject to the Nevada Gaming Control Act and the regulations promulgated under this Act and various local regulations. Silver Legacy's operations are subject to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board and the City of Reno, which we refer to collectively as the "Nevada Gaming Authorities."

   The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy that are concerned with, among other things:

  . the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity;

  . the establishment and maintenance of responsible accounting practices and procedures;

  . the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities;

  .   the prevention of cheating and fraudulent practices; and

  . providing a source of state and local revenues through taxation and licensing fees.

Changes in these laws, regulations and procedures could have an adverse effect on our gaming operations.

   Circus and Eldorado Joint Venture holds all licenses and approvals required to conduct its present gaming operations. The gaming license requires the periodic payment of fees and taxes and is not transferable. The parent entities of Circus and Eldorado Joint Venture's partners, Eldorado Resorts LLC and Mandalay Resort Group, are required to be registered by the Nevada Gaming Commission as publicly traded corporations and are required periodically to submit detailed financial and operating reports to the Nevada Gaming Commission and to furnish any other information that the Nevada Gaming Commission may require. No person may become a stockholder of, or receive any percentage of profits from, a licensed entity such as Circus and Eldorado Joint Venture without first obtaining licenses and approvals from the Nevada Gaming Authorities. Circus and Eldorado Joint Venture and its parent entities have obtained from the Nevada Gaming Authorities the various registrations, findings of suitability, approvals, permits and licenses required in order to engage in gaming activities in Nevada.

   The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with us in order to determine whether the individual is suitable or should be licensed as a business associate of a gaming licensee. We and our officers, directors and key employees must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. An applicant for licensing or an applicant for a finding of suitability must pay for all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensing, the Nevada Gaming Authorities have the jurisdiction to disapprove a change in a corporate position.

   If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. In addition, the Nevada Gaming Commission may require us to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Nevada.

   We are required to submit detailed financial and operating reports to the Nevada Gaming Commission. Substantially all material loans, leases, sales of securities and similar financing transactions must be reported to, or approved by, the Nevada Gaming Commission.

   If the Nevada Gaming Commission determined that we violated the Nevada Gaming Control Act or any of its regulations, it could limit, condition, suspend or revoke our gaming licenses. In addition, we and the persons involved could be subject to substantial fines for each separate violation of the Nevada Gaming Control Act or of the regulations of the Nevada Gaming Commission at the discretion of the Nevada Gaming Commission. Further, a supervisor could be appointed by the Nevada Gaming Commission to operate Silver Legacy and, under specified circumstances, earnings generated during the supervisor's appointment (except for the reasonable rental value of the premises) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any of our gaming licenses and the appointment of a supervisor could, or revocation of any gaming license would, have a material adverse effect on our gaming operations.

   Any beneficial holder of an interest in Circus and Eldorado Joint Venture or of any of the equity securities of any partner of Circus and Eldorado Joint Venture, or of any interest in the parent entities of Circus and Eldorado Joint Venture's members, regardless of the amount of interest owned or the number of shares held, may be required to file an application, be investigated, and have that person's suitability as a beneficial holder of an equity interest determined if the Nevada Gaming Commission has reason to believe that the ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of the investigation incurred by the Nevada Gaming Authorities in conducting any investigation.


   The partners of Circus and Eldorado Joint Venture may not pledge their interests in Circus and Eldorado Joint Venture as collateral for payment of the notes without the prior approval of the Nevada Gaming Commission and no person or entity may execute on pledges of interests in a licensed entity without the prior approval of the Nevada Gaming Commission. Eldorado Limited Liability Company and Galleon, Inc., the partners of Circus and Eldorado Joint Venture, have obtained the required approvals of the Nevada Gaming Commission to pledge their interests in the joint venture as collateral for payment of the notes. However, further approvals of the Nevada Gaming Commission must be obtained by any person, including the Trustee, before any execution on or transfer of the pledged interests may occur. See "Description of the Notes -- Security for the Notes.



   Nevada law requires any licensed gaming entity, such as Circus and Eldorado Joint Venture which has one or more classes of securities registered with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, to additionally register with the Nevada Gaming Commission as a "publicly traded corporation." Pursuant to the applicable provisions of Nevada gaming law, we have received approvals of the Nevada Gaming Commission to be registered as a publicly traded corporation and to make this public offering of the exchange notes.


   If the beneficial holder of an interest in Circus and Eldorado Joint Venture or in the equity securities of any of Circus and Eldorado Joint Venture's partners, or of any interest in one of the parent entities who must be found suitable is a corporation, partnership, limited partnership, limited liability company or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

   Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Gaming Commission or by the Chairman of the Nevada State Gaming Control Board, or who refuses or fails to pay the investigative costs incurred by the gaming authorities in connection with the investigation of its application, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of an interest in Circus and Eldorado Joint Venture or in the voting securities of any of Circus and Eldorado Joint Venture's partners or of the parent entities beyond the period of time as may be prescribed by the Nevada Gaming Commission may be guilty of a criminal offense. We will be subject to disciplinary action if, after we receive notice that a person is unsuitable to hold an equity interest or to have any other relationship with, we:

  . pay that person any dividend or interest upon any partnership interest or other equity interest;

  . allow that person to exercise, directly or indirectly, any voting right held by that person relating to Silver Legacy;

  . pay remuneration in any form to that person for services rendered or otherwise; or

  . fail to pursue all lawful efforts to require the unsuitable person to relinquish his interest in the Partnership or in the voting securities including, if necessary, the immediate purchase of the interest or voting securities for cash at fair market value.


   The Nevada Gaming Commission may, in its discretion, require the holder of any debt security of a licensee or registered corporation to file applications, be investigated, and be found suitable to own the debt security of the licensee or registered corporation. If a holder of the notes is required by the Nevada Gaming Commission to be found suitable, the burden of proving qualification to be found suitable as a holder of the notes is at all times on the applicant and requires a determination by the Nevada Gaming Commission that the applicant is a person of good character, honesty and integrity. When making this determination, the Nevada Gaming Commission must be satisfied that the applicant is a person whose prior activities, criminal record (if any), reputation, habits and associations do not pose a threat to the interests of the State of Nevada, or to the effective regulation and control of gaming, or create or enhance the dangers of unsuitable, unfair, or illegal practices. If the Nevada Gaming Commission determines that a person is unsuitable to own the security, then under the Nevada Gaming Control Act, the licensee or registered corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Gaming Commission, it:


  . pays to the unsuitable person any dividend, interest or any distribution whatsoever;

  . recognizes any voting right by the unsuitable person in connection with the securities;

  .   pays the unsuitable person remuneration in any form; or

  . makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

   Our partners and their parent entities are required to maintain current stock ledgers in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make the disclosure may be grounds for finding the record holder unsuitable. We are also required to render maximum assistance in determining the identity of the beneficial owner of any of our voting securities. The Nevada Gaming Commission has the power to require the stock certificates of any registered corporation to bear a legend indicating that the securities are subject to the Nevada Gaming Control Act.


   We may not make a public offering of our securities, including the notes, without the prior approval of the Nevada Gaming Commission if we intend to use the securities or the proceeds from the offering to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for those purposes or for similar transactions. We have received all necessary approvals to make this offering of the notes. The approvals granted do not, however, constitute a finding, recommendation, or approval by any of the Nevada gaming authorities as to the accuracy or adequacy of this prospectus or the investment merits of the notes. Any representation to the contrary is unlawful.


   We must obtain prior approval of the Nevada Gaming Commission with respect to a change in control through:

  .   merger;

  .   consolidation;

  .   stock or asset acquisitions;

  .   management or consulting agreements; or

  .   any act or conduct by a person whereby the person obtains control of us.

   Entities seeking to acquire control of a registered corporation must satisfy the Nevada State Gaming Control Board and Nevada Gaming Commission with respect to a variety of stringent standards before assuming control of the registered corporation. The Nevada Gaming Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

   The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchase of voting securities and corporate defense tactics affecting Nevada gaming licenses, and registered corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Gaming Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to:

  . assure the financial stability of corporate gaming operators and their affiliates;

  . preserve the beneficial aspects of conducting business in the corporate form; and

  . promote a neutral environment for the orderly governance of corporate affairs.

   Approvals may be required from the Nevada Gaming Commission before we can make exceptional repurchases of voting securities above their current market price and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by a registered corporation's board of directors in response to a tender offer made directly to its stockholders for the purpose of acquiring control.

   License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the licensed subsidiaries respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either:

  .   a percentage of the gross revenues received;

  .   the number of gaming devices operated; or

  .   the number of table games operated.

   A casino entertainment tax is also paid by casino operations where entertainment is furnished in connection with the selling or serving of food or refreshments or the selling of merchandise.

   Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with those persons (collectively, "licensees"), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada State Gaming Control Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation of the Nevada State Gaming Control Board of the licensee's participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Gaming Commission. Thereafter, licensees are required to comply with the reporting requirements imposed by the Nevada Gaming Control Act. A licensee is also subject to disciplinary action by the Nevada Gaming Commission if it:

  . knowingly violates any laws of the foreign jurisdiction pertaining to the foreign gaming operation;

  . fails to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations;

  . engages in activities or enters into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees; or

  . employs, contracts with or associates with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of personal unsuitability.

   The sale of alcoholic beverages at Silver Legacy is subject to licensing, control and regulation by applicable local regulatory agencies. All licenses are revocable and are not transferable. The agencies involved have full power to limit, condition, suspend or revoke any license, and any disciplinary action could, and revocation would, have a material adverse effect upon our operations.

Internal Revenue Service Regulations

   The Internal Revenue Service requires operators of casinos located in the United States to file information returns for U.S. citizens, including names and addresses of winners, for keno, bingo and slot machine winnings in excess of stipulated amounts. The Internal Revenue Service also requires operators to withhold taxes on some keno, bingo and slot machine winnings of nonresident aliens. We are unable to predict the extent, to which these requirements, if extended, might impede or otherwise adversely affect operations of, and/or income from, the other games.

   Regulations adopted by the Financial Crimes Enforcement Network of the Treasury Department and the Nevada gaming regulatory authorities require the reporting of currency transactions in excess of $10,000 occurring within a gaming day, including identification of the patron by name and social security number. This reporting obligation began in May 1985 and may have resulted in the loss of gaming revenues to jurisdictions outside the United States which are exempt from the ambit of these regulations.

Other Laws And Regulations

   The Silver Legacy Resort Casino is subject to extensive state and local regulations and, on a periodic basis, must obtain various licenses and permits, including those required to sell alcoholic beverages. We believe that we have obtained all required licenses and permits and that our business is conducted in substantial compliance with applicable laws.

                                  MANAGEMENT

   The current managing partner of Circus and Eldorado Joint Venture (the "Partnership") is Galleon, Inc. ("Galleon"). Under the terms of the partnership agreement, the managing partner is responsible for the day-to-day management of the business affairs of the Partnership. The managing partner has delegated a substantial portion of its duties to the general manager of the Silver Legacy Resort Casino. Although the Partnership is a general partnership between Galleon, which is a wholly-owned subsidiary of Mandalay Resort Group, and Eldorado Limited Liability Company ("ELLC"), which is a 96%-owned subsidiary of Eldorado Resorts LLC, we employ our own separate management team to operate Silver Legacy. An executive committee of the Partnership is responsible for consulting with, reviewing, monitoring and overseeing the performance of the management of Silver Legacy, and thus, functions in a capacity similar to a corporation's board of directors. For additional information concerning the duties and responsibilities of the management of the Partnership's business operations, see "The Partnership Agreement."

Executive Officers, Members of the Executive Committee and Directors

   The following table sets forth certain information concerning our executive officers, the executive officer and director of our managing partner, Galleon, members of the Partnership's executive committee and the members of the board of directors of Silver Legacy Capital Corp. ("Capital").

        Name          Age                         Positions
        ----          ---                         ---------
Gary L. Carano....... 50  General Manager of Silver Legacy, Chief Executive Officer
                          of the Partnership, and President and Chief Executive
                          Officer of Capital

Michael F. Whitemaine 47  Assistant General Manager of Silver Legacy and Vice
                          President of Capital

Glenn T. Carano...... 46  Executive Director of Marketing of Silver Legacy and
                          Secretary of the Partnership and Capital

Bruce C. Sexton...... 49  Director of Finance/Administration of Silver Legacy,
                          Controller and Chief Accounting and Financial Officer of
                          the Partnership, and Treasurer and Chief Accounting and
                          Financial Officer of Capital

Glenn W. Schaeffer... 48  President, Secretary, Treasurer and Director of Galleon

Gene R. Carano....... 46  Member of the Partnership's Executive Committee and
                          Director of Capital

Stephen J. Greathouse 51  Member of the Partnership's Executive Committee and
                          Director of Capital

Robert M. Jones...... 59  Member of the Partnership's Executive Committee and
                          Director of Capital

Yvette E. Landau..... 45  Member of the Partnership's Executive Committee and
                          Director of Capital

Thomas D. Robinson... 61  Member of the Partnership's Executive Committee and
                          Director of Capital

   Gary L. Carano. Mr. Carano has served as General Manager of Silver Legacy and Chief Executive Officer of the Partnership since January 1995 and President and Chief Executive Officer of Capital since its incorporation in August 2001. He is also a member of the board of managers of the Eldorado Hotel & Casino and Treasurer of Recreational Enterprises, Inc. Previously, he served as Assistant General Manager, General Manager and Chief Operating Officer of the Eldorado Hotel & Casino from 1980 to 1994. Gary Carano, Glenn Carano and Gene Carano are brothers.

   Michael F. Whitemaine. Mr. Whitemaine has been the Assistant General Manager of Silver Legacy since January 1995 and Vice President of Capital since November 2001. Prior to 1995, Mr. Whitemaine worked at the Eldorado Hotel & Casino for 12 years, where he served in various positions, including Food and Beverage Director, Slot Director, and most recently, Assistant General Manager.

   Glenn T. Carano. Mr. Carano has been the Director of Marketing or Executive Director of Marketing of Silver Legacy since January 1995, Secretary of the Partnership since August 2001 and Secretary of Capital since November 2001. Prior to 1995, he served as Director of Marketing at the Eldorado Hotel & Casino for eight years. Mr. Carano has served as chairman of the board of directors of the Airport Authority of Washoe County and is presently a member of the board of the Reno-Sparks Convention & Visitors Authority. He is also presently a member of the board of managers of the Eldorado Hotel & Casino and Secretary of Recreational Enterprises, Inc. From 1977 to 1983, Mr. Carano was a quarterback for the Dallas Cowboys football team.

   Bruce C. Sexton. Mr. Sexton has been the Director of Finance/Administration of Silver Legacy since January 1995, Controller and Chief Accounting and Financial Officer of the Partnership since January 1995. He has been Treasurer of Capital since its incorporation in August 2001 and its Chief Accounting and Financial Officer since November 2001. Mr. Sexton began working at the Circus Circus Hotel and Casino in 1978 as chief accountant and, before joining Silver Legacy, held the position of Controller at the Circus Circus Hotel and Casino for eight years.

   Glenn W. Schaeffer. Mr. Schaeffer has been President, Secretary, Treasurer and Director of Galleon since March 1997. He has been President, Chief Financial Officer and Treasurer of Mandalay Resort Group since June 1995 and a Director of Mandalay Resort Group since March 1996. Mr. Schaeffer was involved in an executive capacity in the management and operations of other gaming entities from 1993 until they were acquired by Mandalay Resort Group in June 1995. He also was President of Mandalay Resort Group from June 1991 until February 1993 and was that corporation's Chief Financial Officer and a Director from 1984 until February 1993. Mr. Schaeffer is also a Director of Pulte Homes, Inc.


   Gene R. Carano. Mr. Carano has been a member of the executive committee of the Partnership since December 2000 and a director of Capital since November 2001. He has been the General Manager, Vice President and a member of the board of managers of the Eldorado Hotel & Casino since 1996, the Vice President of Eldorado Resorts LLC or its predecessor since 1993, the Secretary of Eldorado Resorts LLC since June 1996, and Vice President of Recreational Enterprises, Inc. since 1983. Prior to 1993, Mr. Carano served as a Co-General Manager of the Eldorado Hotel & Casino and served as its Director of Gaming. Prior to joining Eldorado Resorts LLC, Mr. Carano held various positions at another major casino in northern Nevada, including slot floor supervisor and pit boss.


   Stephen J. Greathouse. Mr. Greathouse has been a member of the executive committee of the Partnership since September 1997 and a director of Capital since November 2001. He is also currently an officer of various operating subsidiaries of Mandalay Resort Group. Prior to joining Mandalay Resort Group in 1997, he was Chief Executive Officer of Boardwalk Casino, Inc. and from 1995 to 1996 he was Chairman and Chief Executive Officer of Alliance Gaming Corporation.

   Robert M. Jones. Mr. Jones has been a member of the executive committee of the Partnership since November 1995 and a director of Capital since November 2001. He has been the Chief Financial Officer of Eldorado Resorts LLC or its predecessor since 1989. Prior to joining Eldorado Resorts LLC in 1984, Mr. Jones spent fourteen years in public accounting, ten of which were as an audit principal with the international accounting firm of Arthur Young & Company. Mr. Jones is a former Certified Public Accountant.


   Yvette E. Landau. Ms. Landau has been a member of the executive committee of the Partnership since July 1995 and a director of Capital since November 2001. She has been a Vice President, General Counsel and Secretary of Mandalay Resort Group since June 1996. She is also a member of the management committee of Detroit Entertainment, L.L.C., in which Mandalay Resort Group owns a 53.5% interest. Prior to joining Mandalay Resort Group in 1993, she was a partner in the law firm of Snell & Wilmer in Phoenix, Arizona.

   Thomas D. Robinson. Mr. Robinson has been a member of the executive committee of the Partnership since November 1999 and a director of Capital since November 2001. He is currently the Vice President and General Manager of the Circus Circus Hotel and Casino. From 1995 until joining the Circus Circus Hotel and Casino in 1999, he was the Director of Casino Operations at Luxor Hotel and Casino in Las Vegas, Nevada.

Executive Compensation

   The following table sets forth, for our last three fiscal years, the cash compensation paid by us, as well as certain other compensation paid or accrued for those years, to the Partnership's executive officers and the executives of Silver Legacy. In this prospectus, we sometimes refer to these individuals as our "named executive officers."

                                                   Annual Compensation
                                                  ---------------------    All Other
           Name and Principal Position            Year  Salary   Bonus  Compensation(1)
           ---------------------------            ---- -------- ------- ---------------
Gary L. Carano................................... 2001 $400,000 $65,306     $2,650(2)
 General Manager of Silver Legacy and Chief       2000  400,000  72,900      1,287
 Executive Officer of the Partnership             1999  400,000  75,000      1,102

Michael F. Whitemaine............................ 2001 $275,000 $52,245     $  100(2)
 Assistant General Manager of Silver Legacy       2000  275,000  58,320      1,287
                                                  1999  269,167  60,000      1,102

Glenn T. Carano.................................. 2001 $400,000 $52,245     $2,650(2)
 Executive Director of Marketing of Silver Legacy 2000  400,000  58,320      1,287
 and Secretary of the Partnership                 1999  400,000  60,000         96

Bruce C. Sexton.................................. 2001 $175,000 $44,508     $2,295(2)
 Director of Finance/Administration of Silver     2000  175,000  48,600      1,287
 Legacy and Controller and Chief Accounting and   1999  175,000  50,000      1,102
 Financial Officer of the Partnership

--------
(1) Certain of the individuals named in this table received personal benefits that are not reflected in their salary and bonus amounts. The value of the personal benefits received by each of these individuals did not, in any of our last three fiscal years, exceed $50,000 or 10% of the individual's total annual salary and bonus for that fiscal year.

(2) Represents $100 in premiums paid by the Partnership for life and accidental death insurance for the benefit of these individuals and $2,550, $2,550 and $2,195 in matching contributions paid by the Partnership to the accounts of Gary L. Carano, Glenn T. Carano and Bruce C. Sexton, respectively, under the Partnership's 401(k) savings plan.

   None of the members of the Partnership's executive committee, the executive officer or director of our managing partner, Galleon, or the members of the board of directors of Capital or its executive officers is compensated by the Partnership or Capital for his or her services in these capacities.

Pension Plan

   The following tables show the estimated annual benefits payable to the "Tier I" and "Tier II" participants under the Silver Legacy Supplementary Executive Retirement Plan (the "SERP") at normal retirement (which is age 65), based on years of service credited under the SERP and the participant's final compensation, as determined under the SERP. Gary L. Carano is a Tier I participant in the SERP and each of our other named executive officers is a Tier II participant.

                                    Tier I

                           Estimated Annual Benefits
                           Upon Retirement at Age 65

              After Completion of the Following Years of Service(1)
---------------------------------------------------------------------------------
                                         (Years of Service)
                                                                            14 or
 Remuneration(2)  Less than 4  4 or 5   6 or 7   8 or 9  10 or 11 12 or 13  more
---------------   ----------- -------- -------- -------- -------- -------- --------
  $150,000            --      $ 30,000 $ 37,500 $ 45,000 $ 60,000 $ 75,000 $ 90,000
   200,000            --        40,000   50,000   60,000   80,000  100,000  120,000
   250,000            --        50,000   62,500   75,000  100,000  125,000  150,000
   300,000            --        60,000   75,000   90,000  120,000  150,000  180,000
   350,000            --        70,000   87,500  105,000  140,000  175,000  210,000
   400,000            --        80,000  100,000  120,000  160,000  200,000  240,000
   450,000            --        90,000  112,500  135,000  180,000  225,000  270,000
   500,000            --       100,000  125,000  150,000  200,000  250,000  300,000
   550,000            --       110,000  137,500  165,000  220,000  275,000  330,000
   600,000            --       120,000  150,000  180,000  240,000  300,000  360,000

                                    Tier II

                           Estimated Annual Benefits
                           Upon Retirement at Age 65

             After Completion of the Following Years of Service(1)
--------------------------------------------------------------------------------
                                         (Years of Service)
                                                                           14 or
 Remuneration(2)  Less than 4 4 or 5   6 or 7   8 or 9  10 or 11 12 or 13  more
---------------   ----------- ------- -------- -------- -------- -------- --------
  $150,000            --      $22,500 $ 30,000 $ 37,500 $ 45,000 $ 52,500 $ 60,000
   200,000            --       30,000   40,000   50,000   60,000   70,000   80,000
   250,000            --       37,500   50,000   62,500   75,000   87,500  100,000
   300,000            --       45,000   60,000   75,000   90,000  105,000  120,000
   350,000            --       52,500   70,000   87,500  105,000  122,500  140,000
   400,000            --       60,000   80,000  100,000  120,000  140,000  160,000
   450,000            --       67,500   90,000  112,500  135,000  157,500  180,000
   500,000            --       75,000  100,000  125,000  150,000  175,000  200,000
   550,000            --       82,500  110,000  137,500  165,000  192,500  220,000
   600,000            --       90,000  120,000  150,000  180,000  210,000  240,000

--------
(1) The amounts set forth in each table are computed as an annual benefit payable in the form of a straight-life annuity, commencing following the participant's attainment of age 65, the normal retirement age under the SERP. The benefits listed in the tables are not subject to any deduction for Social Security or other offset amounts.

(2) The amount of a participant's remuneration for purposes of determining benefits under the tables is his highest annual compensation during any of the last five full calendar years the participant is employed (or such smaller number of full calendar years if the participant has not worked for five years at the time of terminating his or her employment) or the 12-month period ending on the participant's termination of employment with the Partnership or Silver Legacy. Annual compensation for this purpose is the participant's base salary plus his bonus. The SERP limits the amount of bonus that may be taken into account for this purpose to 150% of base salary. A participant is credited with a year of service under the SERP for each period of 12 full months of employment with the Partnership or Silver Legacy, but service credit for periods prior to enrollment in the plan is limited to ten years.

   For purposes of determining their respective benefits pursuant to the SERP, each of our named executive officers will have 14 or more credited years of service if he continues to be employed by the Partnership until age 65, the normal retirement age under the SERP. Each of our named executive officers had 7 credited years of service under the SERP as of December 31, 2001.

Compensation Committee Interlocks and Insider Participation

   The compensation of the Partnership's executive officers and Silver Legacy's executives is determined by the Partnership's executive committee. The only individuals who served on the Partnership's executive committee during the year ended December 31, 2001 are the committee's current members, Gene R. Carano, Stephen J. Greathouse, Robert M. Jones, Yvette E. Landau and Thomas D. Robinson, none of whom has ever been an officer or employee of the Partnership or any subsidiary of the Partnership.

   During the year ended December 31, 2001, Gary L. Carano, the Partnership's Chief Executive Officer, served on the Board of Managers of Eldorado Resorts LLC, and Gene R. Carano, Vice President and Secretary of Eldorado Resorts LLC, served on the Partnership's executive committee.


   Tri-Property Payments. Registered hotel guests at Silver Legacy, as well as registered hotel guests at the Circus Circus Hotel and Casino and the Eldorado Hotel & Casino, have the ability to charge to their hotel rooms the costs incurred at the restaurants and shops located within the entire tri-property complex. Any of these charges that are incurred by a paying guest are paid by the guest when he or she checks out and each hotel, including Silver Legacy, remits to the other two properties the respective amounts collected for charges incurred at the other properties. In the case of registered guests who are provided room, food, beverage and other services on a complimentary basis, the property where the guest is registered pays to each of the other two properties the respective amounts of any charges to the guest's room for services provided by the other properties. The following table sets forth for 1999, 2000 and 2001, the respective amounts paid for such complimentary charges by Silver Legacy to the Circus and Eldorado properties and the respective amounts received by Silver Legacy from the Circus and Eldorado properties.


              Payor             Payee      1999    2000    2001
              -----         ------------- ------- ------- -------
              Silver Legacy Circus Circus $ 1,808 $    -- $    --
              Silver Legacy Eldorado       47,479  10,880  22,157
              Circus Circus Silver Legacy      --     374   2,339
              Eldorado..... Silver Legacy   2,844   3,736   2,444

   The Eldorado Hotel & Casino is owned by Eldorado Resorts LLC, which is 63.0% owned directly or indirectly by members of the Carano family, including Gary L. Carano, the Partnership's Chief Executive Officer, Glenn T. Carano, Secretary of the Partnership, and Gene R. Carano, a member of the Partnership's executive committee.


   Yvette E. Landau has, since June 1996, been an executive officer of Mandalay Resort Group which owns and operates the Circus Circus Hotel and Casino though a wholly owned subsidiary. Gene R. Carano has been the general manager, a vice president and a member of the board of managers of the Eldorado Hotel & Casino since July 1996 and, since July 1996, he and Robert M. Jones have been executive officers of Eldorado Resorts LLC, which owns 96% of ELLC.


   Eldorado Limited Liability Company and Galleon, Inc. The Agreement of Joint Venture of Circus and Eldorado Joint Venture dated as of March 1, 1994 (the "Original Partnership Agreement"), pursuant to which the Partnership was formed, provided for certain distributions of the Partnership's "Net Cash from Operations" (as defined) to the partners, ELLC and Galleon, to the extent there are funds available for that purpose. During 1999, 2000 and 2001, the distributions made pursuant to this provision of the Original Partnership Agreement were as follows:

                                Year Ended December 31,
                           ----------------------------------
                   Partner   1999        2000         2001
                   ------- -------- -------------  ----------
                   ELLC... $     -- $          --  $4,565,000
                   Galleon       --  25,000,000(1)  4,565,000

--------
(1) The 2000 distribution was made entirely to Galleon pursuant to a priority allocation in the Original Partnership Agreement which is no longer applicable to the distributions the Partnership makes to its partners. The Partnership made no distributions of net cash from operations prior to 2000.

   On January 15, 2002, the Partnership made a fourth quarter 2001 tax distribution to ELLC and Galleon of $1.2 million each, utilizing $0.9 million of net cash from operations and $1.5 million borrowed under our prior credit facility. In February 2002, the Partnership made distributions to ELLC and Galleon, of which (i) $5.2 million represented fiscal year 2000 tax distributions and (ii) $2.1 million represented the remaining priority allocation payment to Mandalay Resort Group.

   On March 5, 2002, the Partnership made additional distributions to ELLC and Galleon of $10.0 million and $20.0 million, respectively. See "Use of Proceeds." For information concerning the provisions that are currently applicable to the Partnership's distributions to its partners, see "The Partnership Agreement."

   ELLC is 96% owned by Eldorado Resorts LLC, which is 63.0% owned directly or indirectly by members of the Carano family, including Gary L. Carano, the Partnership's Chief Executive Officer, Glenn T. Carano, Secretary of the Partnership and Gene R. Carano, a member of the Partnership's executive committee.


   Recreational Enterprises, Inc. From time to time, Silver Legacy has utilized a King Air aircraft owned by Recreational Enterprises, Inc. ("REI") for the purpose of providing air service to select customers. During 1999, 2000 and 2001 the Partnership paid $2,380, $17,000 and $31,375, respectively. We believe the terms on which we have utilized this service are at least as favorable as those that would be available from an unrelated third party. Although there is no agreement obligating the Partnership to utilize the plane or entitling it to do so, it is anticipated that the Partnership will continue to utilize this service from time to time in the future on terms mutually acceptable to the parties. REI, which owns 55% of Eldorado Resorts LLC, is owned by various members of the Carano family, including Gary L. Carano, Silver Legacy's General Manager, Glenn T. Carano, Silver Legacy's Executive Director of Marketing, and Gene R. Carano, a member of the Partnership's Executive Committee, each of whom owns an approximately 10.1% beneficial interest in REI, and Donald L. Carano, the father of Gary, Glenn and Gene Carano, who owns an approximately 49.5% interest in REI.


   Sierra Adventure Equipment Leasing, Inc. From time to time, Silver Legacy's marketing and sales departments have utilized a yacht owned by Sierra Adventure Equipment Leasing, Inc. ("Sierra Leasing") at a flat rate per trip of $2,500 for various promotional events. The payments made by the Partnership to Sierra Leasing for the use of the yacht totaled $62,500, $30,625 and $21,250 during 1999, 2000 and 2001, respectively. Although there is no agreement obligating the Partnership to utilize the yacht or entitling it to do so, it is anticipated that the Partnership will continue to utilize this service from time to time in the future on terms mutually acceptable to the parties. Sierra Leasing is owned by Donald L. Carano, the father of Gary L. Carano, Silver Legacy's General Manager, Glenn T. Carano, Silver Legacy's Executive Director of Marketing, and Gene R. Carano, a member of the Partnership's executive committee.

   For additional information concerning certain amounts paid or payable, or that may become payable, by the Partnership to Galleon or ELLC, or certain of their respective affiliates, see "Certain Relationships and Related Transactions" and "The Partnership Agreement."

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Capital

   All of the issued and outstanding capital stock of Capital is owned by the Partnership.

The Partnership

   The Partnership is a joint venture in the form of a general partnership in which Galleon, Inc., a wholly owned subsidiary of Mandalay Resort Group and the Partnership's managing partner, and Eldorado Limited Liability Company, a 96% owned subsidiary of Eldorado Resorts LLC, each owns a 50% equity interest.

   The following table sets forth certain information with respect to the beneficial ownership of partnership interests in the Partnership by (i) each person known by the Partnership to be a beneficial owner of a greater than 5% interest in the Partnership, (ii) each partner in the Partnership, (iii) each member of the executive committee of the Partnership, (iv) each director of Capital, (v) each executive officer of the Partnership and Capital, (vi) Glenn
W. Schaeffer, the sole officer and director of Galleon, (vii) all executive committee members and executive officers of the Partnership as a group, and
(viii) all directors and executive officers of Capital as a group. Except as otherwise indicated in the footnotes to the table below, Galleon, Inc. and Eldorado Limited Liability Company each has sole voting and dispositive power with respect to its interest in the Partnership. Except as otherwise indicated, the address of each person listed in the table below is c/o Circus and Eldorado Joint Venture, 407 North Virginia Street, Reno, Nevada 89501.

                                                                            Percentage of Partnership Interest
                                                                           in Circus and Eldorado Joint Venture
                                                                           ------------------------------------
Galleon, Inc.(1)..........................................................                  50%
Eldorado Limited Liability Company(2).....................................                  50%
Mandalay Resort Group(1)..................................................                  50%
Eldorado Resorts LLC(2)...................................................                  50%
Recreational Enterprises, Inc.(2).........................................                  50%
Donald L. Carano(2).......................................................                  50%
Gary L. Carano............................................................                  --
Michael F. Whitemaine.....................................................                  --
Glenn T. Carano...........................................................                  --
Bruce C. Sexton...........................................................                  --
Gene R. Carano............................................................                  --
Stephen J. Greathouse.....................................................                  --
Robert M. Jones...........................................................                  --
Yvette E. Landau..........................................................                  --
Thomas D. Robinson........................................................                  --
Glenn W. Schaeffer(3).....................................................                  50%
All executive officers and executive committee members of the Partnership,
  as a group..............................................................                  --
All executive officers and directors of Capital, as a group...............                  --

--------
(1) Galleon, Inc. is a wholly owned subsidiary of Mandalay Resort Group. Under Rule 13d-3 of the Securities Exchange Act of 1934, Mandalay Resort Group may be deemed to be an indirect beneficial owner of the interest in the Partnership owned by Galleon, Inc. by virtue of its ownership of Galleon, Inc. The address of Galleon, Inc. and Mandalay Resort Group is 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119.

(2) Eldorado Limited Liability Company is a 96% owned subsidiary of Eldorado Resorts LLC. Under Rule 13d-3 of the Securities Exchange Act of 1934, Eldorado Resorts LLC, and in turn Recreational Enterprises, Inc., the 55% owner of Eldorado Resorts LLC, and Donald L. Carano, who owns 49.5% of Recreational Enterprises, Inc. and 3% of Eldorado Resorts LLC, may each be deemed to be an indirect beneficial owner of the interest in the Partnership owned by Eldorado Limited Liability Company by virtue of their direct and indirect controlling interests in Eldorado Limited Liability Company. The address of Eldorado Limited Liability Company, Eldorado Resorts LLC and Donald L. Carano is P.O. Box 3399, Reno, Nevada 89505. The address of Recreational Enterprises, Inc. is P.O. Box 2540, Reno, Nevada 89505.

(3) Under Rule 13d-3 of the Securities and Exchange Act of 1934, Glenn W. Schaeffer may be deemed to be an indirect beneficial owner of the interest in the Partnership owned by Galleon, Inc. by virtue of his position as the sole officer and director of Galleon, Inc. The address of Glenn W. Schaeffer is 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Eldorado Resorts LLC. On May 16, 1996, the Partnership entered into an agreement with Eldorado Resorts LLC pursuant to which Eldorado Resorts LLC operated the race and sports book at Silver Legacy until November 23, 1999. Pursuant to the agreement, Eldorado Resorts LLC provided the management, employees and equipment associated with the operation. During the period the agreement was in effect, the revenues and expenses associated with the race and sports book were apportioned in accordance with the terms of the agreement. The race and sports book's revenues and expenses incurred by the parties during 1999 were as follows:

                                                      Eldorado
                                         Partnership Resorts LLC
                                         ----------- -----------
                        Revenues........  $726,502    $273,541
                        Expenses........   505,688     712,036

   Eldorado Resorts LLC owns the skywalk that connects Silver Legacy with the Eldorado Hotel & Casino. The Partnership originally paid for all of the utilities associated with this skywalk. Until October 1998, these payments were made in lieu of rent for the portion of the skywalk on which part of Silver Legacy's coffee shop was situated. The coffee shop was redesigned and, in October 1998, the portion of the facility situated within the skywalk was eliminated. In February 2002, the Partnership billed Eldorado Resorts LLC $67,864 for each of 1999, 2000 and 2001 for utilities provided. The skywalk was not separately metered until last year. The amount billed for the three year period represented a monthly charge equal to the average monthly cost actually incurred for the skywalk's utilities during the last four months of 2001 when the skywalk was separately metered. All of the amounts billed have been paid in full by Eldorado Resorts LLC.

   Since 1998, the Partnership has purchased from Eldorado Resorts LLC homemade pasta and other food products for use in the restaurants at Silver Legacy and it is anticipated that the Partnership will continue to make similar purchases in the future. For these products, which are billed to the Partnership at cost plus associated labor, the Partnership paid Eldorado Resorts LLC $93,988, $88,405 and $47,050 during 1999, 2000 and 2001, respectively. ELLC, which owns 50% of the Partnership, is 96% owned by Eldorado Resorts LLC.


   Lexicon Design, Inc. In 1998, the Partnership began purchasing advertising posters, banners and other material from Lexicon Design, Inc., ("LDI") a corporation which is wholly owned by the wife of Glenn Carano, Executive Director of Marketing of Silver Legacy and Secretary of the Partnership. The payments made by the Partnership to LDI. were $217,460, $363,828 and $428,247 during 1999, 2000 and 2001, respectively. We initially began utilizing LDI's services when it offered the services at prices below those we were then paying to an unaffiliated vendor, and the prices LDI charged us were subsequently reduced from time to time over the period we continued to use its services to reflect volume discounts, but we did not continue to obtain competitive bids that would permit us to compare the prices paid from time to time with those then available from other vendors. In September 2001, we solicited bids from LDI and several unaffiliated vendors. We selected the lowest bidder, which was one of the unaffiliated vendors, and since then we have purchased from this vendor most of our advertising posters, banners and other materials formerly purchased from LDI. Although we have not purchased any material from LDI since September 2001, we may do so in the future on terms we believe are commercially reasonable to us.


   Mandalay Resort Group. As a condition to the lenders' execution of the Partnership's prior credit facility, Mandalay Resort Group entered into a make-well agreement pursuant to which it was, from 1995 until March 5, 2002, obligated to make additional contributions to Silver Legacy, to the extent required to maintain a minimum coverage ratio. No contribution was required by Mandalay Resort Group pursuant to the make-well agreement. As compensation for the make-well agreement, Mandalay Resort Group was entitled to receive from the Partnership for the period the make-well agreement was in effect a fee equal to 1 1/2% of the balance from time to time outstanding under the credit facility. The Partnership made payments of the fee totaling $2,838,410, $2,523,185 and $2,311,130 during 1999, 2000 and 2001, respectively. In March 2002, the then accrued and unpaid $193,077 balance of this fee was paid in full and, on March 5, 2002, Mandalay Resort Group's obligations pursuant to the make-well agreement, and its right to receive additional payments of the aforementioned fee, terminated. Galleon, which owns 50% of the Partnership, is a wholly owned subsidiary of Mandalay Resort Group.

   In April 2001, Silver Legacy began utilizing 235 spaces in the parking garage at the Circus Circus Hotel and Casino. The spaces are utilized to provide parking for employees of Silver Legacy. In consideration for its use of the spaces, the Partnership pays the Circus Circus Hotel and Casino rent in the amount of $5,000 per month. We believe the terms on which we have utilized this service are at least as favorable as those that would be available from an unrelated third party. Although there is no agreement obligating the Partnership to continue utilizing the spaces or entitling it to do so, it is anticipated that the Partnership will continue this arrangement for the foreseeable future. The Circus Circus Hotel and Casino is owned by a wholly owned subsidiary of Mandalay Resort Group.

   For information concerning certain other transactions with entities of which a member of the Partnership's executive committee is an executive officer or owns a beneficial interest in excess of 10%, see "Management -- Compensation Committee Interlocks and Inside Participation."

   For additional information concerning the Partnership and the respective rights and obligations of its two partners, ELLC and Galleon, see "The Partnership Agreement."

                       DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facility

   Concurrently with the offering of the old notes, we entered into our current senior secured credit facility comprised of a $20.0 million term loan facility that amortizes over a period of five years and a $20.0 million revolving facility with a five year maturity. The following description summarizes the material provisions included in our senior secured credit facility.

   Our senior secured credit facility is secured by (x) a first priority security interest in substantially all of our existing and future assets, other than certain licenses which may not be pledged under applicable law, and
(y) subject to the approval of the Nevada Gaming Commission, a first priority pledge of and security interest in all of the partnership interests in the Partnership held, by our joint venture partners, and ranks equal in right of payment to our existing and future senior indebtedness, including the notes. The security interests securing our obligations on our senior secured credit facility are senior to the pledge and security interests securing our obligations on the notes.

   We initially borrowed $26.0 million under our senior secured credit facility on March 5, 2002 which, together with excess cash and the proceeds from the offering of the old notes, was used to repay our prior credit facility, fund a distribution to our joint venture partners and pay related fees and expenses. For additional details, see "Use of Proceeds."

   The term loan portion of our senior secured credit facility amortizes quarterly beginning March 31, 2003 and thereafter based on the annual amounts listed below:

                         Calendar Year Annual Reduction
                         ------------- ----------------
                             2003.....       20.0%
                             2004.....       20.0%
                             2005.....       25.0%
                             2006.....       30.0%
                             2007.....        5.0%

   Interest on outstanding balances and commitment fees on unused availabilities under our senior secured credit facility is determined by a formula based on our leverage ratio, which is the ratio of our total debt to annualized cash flow, and in the case of interest rates, on the basis of the Eurodollar or base rate existing for each interest calculation date. As our leverage ratio declines or increases, the interest rate and commitment fees we pay will decline or increase commensurately. We also pay agency fees in connection with our senior secured credit facility.

   Our senior secured credit facility contains customary events of default and covenants, including covenants that limit or restrict our ability to:

  .   incur additional debt;

  .   create liens or other encumbrances;

  .   pay dividends or make other restricted payments;

  .   prepay subordinated indebtedness;

  .   make investments, loans or other guarantees;

  .   sell or otherwise dispose of a portion of our assets; or

  .   make acquisitions or merge or consolidate with another entity.

   In addition, our senior secured credit facility requires us to meet specified financial tests on an on-going basis, including the following:

  . we are required to maintain a maximum ratio of total debt to EBITDA as follows:


                                                           Maximum
                         Quarters Ending                    Ratio
                         ---------------                    -----
            On or prior to September 30, 2002........... 4.50 : 1.00
            December 31, 2002 through September 30, 2003 4.25 : 1.00
            December 31, 2003 and thereafter............ 4.00 : 1.00


  .   we are required to maintain a minimum ratio of EBITDA to fixed charges of
      1.10 : 1.00 at all times.

Intercreditor Agreement

   Concurrently with the issuance of the old notes and in connection with entering into our current senior secured credit facility, Bank of America, N. A., as administrative agent for the lenders under our senior secured credit facility, and The Bank of New York, as trustee under the indenture governing the notes, entered into an intercreditor agreement. The intercreditor agreement defines the rights of the lenders under our senior secured credit facility, and any lenders directly or indirectly refinancing the obligations of the Partnership under our senior secured credit facility, in relation to the rights of the noteholders with respect to the collateral that secures our obligations under both our senior secured credit facility, and any amendments, restatements, extensions, renewals, refinancings or refunding thereof, and the indenture governing the notes. The following description summarizes the material terms of the intercreditor agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. It does not restate the intercreditor agreement in its entirety. We urge you to read the intercreditor agreement because it, and not this description, will define the rights of noteholders, in relation to the lenders, to the collateral.

   Under the intercreditor agreement, Bank of America, N.A. acknowledges the lien that the trustee holds on the collateral to secure the notes and our obligations under the indenture governing the notes and related security documents. The trustee and each noteholder, by accepting a note:

  . acknowledges the first priority lien that Bank of America, N.A. holds on the collateral to secure our obligations under our senior secured credit facility and related security documents, and

  . agrees to all of the terms of the intercreditor agreement, as it may be amended from time to time.

   Under the intercreditor agreement, Bank of America, N.A. and the trustee agreed that Bank of America, N.A.'s lien on the collateral has priority over the trustee's lien on the collateral to secure our obligations under our senior secured credit facility up to an aggregate principal amount of $40.0 million, plus interest, fees, expenses, obligations owed pursuant to any interest rate hedging arrangement with respect to the obligations under our senior secured credit facility and related costs. Bank of America, N.A.'s priority will not be affected by:

  . the order, time or manner of attachment, perfection or recording of Bank of America, N.A. or the trustee's lien;

  . any refinancing of or amendments to the terms of our senior secured credit facility or the indenture or any other documents governing our obligations to either the lenders or the noteholders to the extent any such amendment or refinancing is permitted under the indenture governing the notes; or

  . any action or inaction of either Bank of America, N.A. or the trustee with respect to the collateral.

   Following any event of default under the indenture governing the notes, the intercreditor agreement provides that, until our obligations under our senior secured credit facility have been paid in full and the commitments under our senior secured credit facility have been terminated, and for a period of 90 days following the date upon which the trustee under the indenture governing the notes gives written notice to the administrative agent of a

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default under our senior secured credit facility and thereafter during any bankruptcy proceeding or following acceleration of our senior secured credit facility, the trustee and the holders of the notes will not have the right to:

  .   exercise any right of set-off;

  . exercise any right of possession or attach, seize or realize upon any of the collateral; or

  . exercise any right under Uniform Commercial Code, including the right of strict foreclosure, but excluding the right of redemption of assets.

   The intercreditor agreement provides that the proceeds of the collateral are to be applied to first pay our obligations under our senior secured credit facility in full. Moreover, until our senior secured credit facility and the related documents evidencing our obligations thereunder have been terminated, the proceeds of the collateral will be required to be used to provide for payment of our contingent liabilities under those agreements before payment of any amounts owed under the indenture governing the notes and related documents. If the trustee receives any proceeds of collateral while our obligations under our senior secured credit facility remain outstanding, the trustee will be required to turn those proceeds over to Bank of America, N.A.

   If we become debtors in a bankruptcy case, the trustee and the noteholders agree that Bank of America, N.A. and our other lenders under our senior secured credit facility may consent to the use of cash collateral or provide bankruptcy financing on terms and conditions and in such amounts as the lenders under our senior secured credit facility, in their sole discretion, may decide as long as the total outstanding principal of that financing, including amounts already outstanding under our senior secured credit facility, does not exceed
$40.0 million. The trustee and the noteholders further agree that the lien securing any such financing is senior in priority to the lien securing our obligations under the notes.

   Bank of America, N.A. is required under the intercreditor agreement, unless a proceeding under the U.S. Bankruptcy Code has been commenced, to provide the trustee with notice of any acceleration under our senior secured credit facility. For the thirty-day period following such notice, the trustee and the holders of the notes will have the right (subject to various limitations and restrictions contained in the intercreditor agreement) to purchase all lender obligations under our senior secured credit facility for a purchase price equal to the principal thereof plus all accrued and unpaid interest, fees and other amounts owing by us to Bank of America, N.A. and the lenders under our senior secured credit facility.

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                           THE PARTNERSHIP AGREEMENT

Overview

   The Partnership was formed in 1994 pursuant to the Original Partnership Agreement, between the two partners, ELLC, a subsidiary of Eldorado Resorts LLC, and Galleon, a subsidiary of Mandalay Resort Group. ELLC and Galleon each own a 50% interest in the Partnership. Pursuant to the Original Partnership Agreement, each of the partners contributed cash or property to the Partnership with a value approximating 15% of the total budgeted cost for developing and constructing Silver Legacy. To satisfy their respective contribution obligations, ELLC contributed the land on which Silver Legacy was constructed, at an agreed value of $25 million, and $26.9 million in cash. Galleon contributed $51.9 million in cash. Mandalay Resort Group also provided credit support in the form of a make-well agreement for the Partnership's credit agreement originally entered into by the Partnership on May 30, 1995 to fund the balance of Silver Legacy's development and construction costs. For additional information concerning the make-well agreement, which terminated on March 5, 2002, when the old notes were issued, see "Certain Relationships and Related Transactions."

Description of the Partnership Agreement


   Concurrently with the closing of the issuance of the old notes, the Original Partnership Agreement was amended and restated in its entirety and was further amended in April 2002 (the "New Partnership Agreement"). The April 2002 amendments were principally (i) to provide equal voting rights for ELLC and Galleon (and procedures for resolving deadlocks) with respect to approval of the Partnership's annual business plan and the appointment and compensation of the general manager, and (ii) to give each partner the right to terminate the general manager. The following is a summary of the New Partnership Agreement. This summary is qualified in its entirety by reference to the New Partnership Agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


Additional Capital Contributions

   The New Partnership Agreement provides that the partners shall not be permitted or required to contribute additional capital to the Partnership without the consent of partners, which consent may be given or withheld in each partner's sole and absolute discretion.

Partnership Distributions

   Subject to any contractual restrictions to which the Partnership is subject, including the indenture relating to the notes, and prior to the occurrence of a "Liquidating Event," the Partnership will be required by the New Partnership Agreement to make distributions to its partners as follows:

      (a) The estimated taxable income of the Partnership allocable to each partner multiplied by the greater of the maximum marginal federal income tax rate applicable to individuals for such period (as of the date hereof, 39.1%) or the maximum marginal federal income tax rate applicable to corporations for such period (as of the date hereof, 35%); provided, however, that if the State of Nevada enacts an income tax (including any franchise tax based on income), the applicable tax rate for any tax distributions subsequent to the effective date of such income tax shall be increased by the higher of the maximum marginal individual tax rate or corporate income tax rate imposed by such tax (after reduction for the federal tax benefit for the deduction of state taxes, using the maximum marginal federal individual or corporate rate, respectively).

      (b) Annual distributions of remaining "Net Cash From Operations" in proportion to the percentage interests of the partners.

      (c) Distributions of "Net Cash From Operations" in amounts or at times that differ from those described in (a) and (b) above, provided in each case that both partners agree in writing to the distribution in advance thereof.

   As defined in the New Partnership Agreement, the term "Net Cash From Operations" means the gross cash proceeds received by the Partnership, less the following amounts: (i) cash operating expenses and payments of

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other expenses and obligations of the Partnership, including interest and scheduled principal payments on Partnership indebtedness, including indebtedness owed to the partners, if any, (ii) all capital expenditures made by the Partnership, and (iii) such reasonable reserves as the partners deem necessary in good faith and in the best interests of the Partnership to meet anticipated future obligations and liabilities of the Partnership (less any release of reserves previously established, as similarly determined).

The Managing Partner

   The New Partnership Agreement designates Galleon as the Partnership's managing partner with responsibility and authority for the day-to-day management of the business affairs of the Partnership, including overseeing the day-to-day operations of Silver Legacy and other Partnership business, preparation of the Partnership's budgets and implementation of the decisions made by the partners. The managing partner is also responsible for the preparation and submission of the Partnership's annual business plan for review and approval by the Partnership's executive committee, utilizing the special voting procedures and the procedure for resolving deadlocks described below.

   The New Partnership Agreement provides that the managing partner shall appoint the general manager, subject to approval of the appointment by the executive committee, utilizing the special voting procedures and the procedure for resolving deadlocks described below. Under the terms of the New Partnership Agreement, the general manager may be removed by ELLC or Galleon upon 30 days written notice. The New Partnership Agreement also provides that the managing partner shall appoint the other principal senior management of the Partnership and Silver Legacy, who shall perform such functions, duties, and responsibilities as the managing partner may assign, and shall serve at the direction and pleasure of the managing partner.

   The New Partnership Agreement provides that the unanimous approval of both partners is required for certain actions, including the admission of an additional partner, the purchase of additional real property, encumbrances on Silver Legacy, sales or other dispositions of all or substantially all of the assets of the Partnership, refinancing or incurrence of indebtedness involving in excess of $250,000 other than in the ordinary course of business, capital improvements involving more than $250,000 that are not included in an approved annual business plan, and any obligation, contract, agreement, or commitment with a partner or an affiliate of a partner which is not specifically permitted by the New Partnership Agreement.

Replacement of the Managing Partner

   If the actual net operating results of the business of the Partnership for any four consecutive quarters are less than 80% of the projected amount as set forth in the Partnership's annual business plan, after appropriate adjustments for factors affecting similar business in the vicinity of the Silver Legacy, ELLC may require Galleon to resign from its position as managing partner.

   In addition, in the event Galleon resigns as managing partner, ELLC will have the right and option to become the managing partner of the Partnership and assume all the obligations of the managing partner under the New Partnership Agreement, or the partners are required to attempt to appoint a third party to manage the day-to-day business affairs of the Partnership. In such event, if the partners are unable to agree on a manager, then the Partnership shall be dissolved and liquidated in accordance with the provisions of the New Partnership Agreement.

The Executive Committee

   An executive committee of the Partnership is authorized to review, monitor and oversee the performance of the management of the Silver Legacy. The executive committee of the Partnership shall consist of five members, with three members appointed by the managing partner and two members appointed by the other partner. In the event that neither of the partners is the managing partner, then the executive committee shall consist of five

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members, with two members appointed by each partner and a fifth member appointed by a third party manager selected by the partners. Each partner may, at any time, appoint alternate members to the executive committee and the alternates will have all the powers of a regular committee member in the absence or inability of a regular committee member to serve. With the exception of the special voting procedures described below, each member of the executive committee is entitled to one vote on each matter decided by the executive committee and each action of the executive committee must be approved by a majority of all of the members of the executive committee, who may be present or voting by proxy. The current members of the executive committee are Stephen
J. Greathouse, Thomas D. Robinson and Yvette E. Landau, each of whom was appointed by Galleon, and Robert M. Jones and Gene Carano, each of whom was appointed by ELLC.

   Subject to the requirement of unanimous approval of the partners for certain actions, the duties of the executive committee include, but are not limited to,
(i) reviewing, adjusting, approving, developing, and supervising the Partnership's annual business plan, (ii) reviewing and approving the terms of any loans made to the Partnership, (iii) approving all material purchases, sales, leases or other dispositions of Partnership property, other than in the ordinary course of business, and (iv) approving the appointment of the General Manager, who is the Partnership's Chief Executive Officer, and the Controller, who is the Partnership's Chief Financial Officer and Accounting Officer, and determining the compensation of the General Manager and the Controller.

   The New Partnership Agreement provides special voting procedures for the executive committee's approval of the annual business plan, the appointment of the general manager and the determination of the general manager's compensation. In voting on these matters, the members of the executive committee appointed by the managing partner shall have a total of two votes and the members of the executive committee appointed by the other partner shall have a total of two votes. The managing partner shall designate which two of the three members of the executive committee appointed by the managing partner are to exercise the two votes. If the executive committee is deadlocked in deciding any matter which is subject to the special voting procedures, then the meeting may be adjourned to another meeting date. If the executive committee remains deadlocked with respect to its approval of an annual business plan until the end of the second month of the fiscal year described in the annual business plan, then either partner may by written notice cause the approval of the annual business plan to be submitted to a nationally recognized accounting firm mutually agreeable to the partners (the "Accountant") for resolution. The Accountant shall consider the positions of the members of the executive committee and the partners, and shall decide whether to approve the annual business plan, or to modify the annual business plan and approve it with such modifications. The decision of the Accountant on these matters shall have the same effect as the approval of the annual business plan by the executive committee. If the executive committee remains deadlocked with respect to its approval of the appointment of a general manager for a period of one month following the effective date of the resignation or removal of the previous general manager, then the executive committee shall assume the duties of the general manager until such time as the executive committee can reach a decision on the appointment and compensation of a new general manager. In exercising the duties of the general manager, the executive committee shall act and vote in accordance with the special voting procedures described above. If the executive committee remains deadlocked on the determination of the compensation of the general manager for a period of one month following the first meeting on the proposed compensation, then either partner may by written notice cause the determination of such compensation to be submitted to the Accountant for resolution. In that event, the Accountant shall consider the positions of the executive committee, and shall adopt a compensation arrangement consistent with the position advocated by at least one member of the executive committee. The decision of the Accountant on any matter which is subject to the special voting procedures shall be final and binding on the executive committee and the partners.

Transfer of Partnership Interests

   Except as expressly permitted by the New Partnership Agreement, neither partner may transfer all or any portion of its interest in the Partnership or any rights therein without the unanimous consent of both partners. The New Partnership Agreement provides that a partner may transfer or convey all or any portion of its interest in the Partnership to an affiliate of such partner (subject to certain limitations), members of the partner's family (which

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

includes the partner's spouse, natural or adoptive lineal descendants, and trusts for their benefit), another partner, a personal representative of the partner or any person or entity approved by the unanimous consent of the partners.

   Unless otherwise agreed by Galleon, Donald L. Carano or a member of his immediate family acceptable to Galleon, which acceptance may not be unreasonably withheld, or an affiliate controlled by Donald L. Carano or a member of his immediate family acceptable to Galleon, which acceptance may not be unreasonably withheld, is required to be the manager of and control ELLC (or, if applicable, any entity that is a Permitted Transferee and to which ELLC has transferred its interest in the Partnership). Unless otherwise agreed by ELLC, which may not be unreasonably withheld, Galleon (or, if applicable, any entity that is a permitted transferee and to which Galleon has transferred its interest in the Partnership) is required to be controlled by Mandalay Resort Group. In the event the limitation in this paragraph with respect to either partner is breached, the other partner will have the right (but not be required) to exercise the buy-sell provisions described below.

Limitation on Partners' Actions

   The New Partnership Agreement includes each partner's covenant and agreement not to (i) take any action to require partition or to compel any sale with respect to its Partnership interest, (ii) take any action to file a certificate of dissolution or its equivalent with respect to itself, (iii) take any action that would cause a bankruptcy of such partner, (iv) withdraw or attempt to withdraw from the Partnership, (v) exercise any power under the Nevada Uniform Partnership Act to dissolve the Partnership, (vi) transfer all or any portion of its interest in the Partnership (other than as permitted hereunder), (vii) petition for judicial dissolution of the Partnership, or (viii) demand a return of such partner's contributions or profits (or a bond or other security for the return of such contributions or profits) without the unanimous consent of the partners. The New Partnership Agreement also provides that if a partner attempts to (A) cause a partition or (B) withdraw from the Partnership or dissolve the Partnership, or otherwise take any action in breach of its aforementioned agreements, the Partnership shall continue and (1) the breaching partner shall immediately cease to have the authority to act as a partner, (2) the other partner shall have the right (but shall not be obligated unless it was so obligated prior to such breach) to manage the affairs of the Partnership, (3) the breaching partner shall be liable in damages, without requirement of a prior accounting, to the Partnership for all costs and liabilities that the Partnership or any partner may incur as a result of such breach, (4) distributions to the breaching partner shall be reduced to 75% of the distributions otherwise payable to the breaching partner and (5) the breaching partner shall continue to be liable to the Partnership for any obligations of the Partnership pursuant to the New Partnership Agreement, and to be jointly and severally liable with the other partners for any debts and liabilities (whether actual or contingent, known or unknown) of the Partnership existing at the time the breaching partner withdraws or dissolves.

Buy-Sell Provision

   At any time on or after July 1, 2005 either partner (provided such partner is not in default of any of the provisions of the New Partnership Agreement) may make an offer to purchase ("Offer") the interest of the other partner, which will constitute an irrevocable offer by the partner giving the Offer either to (i) purchase all, but not less than all, of the interest of the Partnership of the other partner free of liens and encumbrances for the amount specified in the Offer (the "Sales Price"), or (ii) sell all, but not less than all, of its interest in the Partnership free of liens and encumbrances to the other partner for the amount specified in the Offer (the "Purchase Price"). The partner receiving an Offer will have a period of two months to accept the Offer to sell at the Sales Price or, in the alternative, to require that the offering partner sell its interest to the other partner at the Purchase Price. The closing of the transaction for the sale or purchase of the Partnership interest shall occur not later than six months after the notice of election or at such other time as may be required by the Nevada Gaming Authorities. Subject to any agreements to which the Partnership is a party, the partner purchasing the Partnership interest (the "Purchasing Partner") shall be entitled to encumber the Partnership property in order to finance the purchase, provided that the other partner (the "Selling Partner") will have no liability, contingent or otherwise, under such financing. The purchasing partner may assign all or part of its right to purchase the Partnership interest of the

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Selling Partner to an affiliate of the purchasing partner, provided that no such assignment relieves the Purchasing Partner of its obligations in the event of a default by the affiliate.

Dissolution, Winding Up and Liquidation

   The New Partnership Agreement provides that the Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of (i) January 1, 2053, (ii) the sale of all or substantially all of the Partnership property, (iii) the unanimous vote of the partners to dissolve, wind up, and liquidate the Partnership, (iv) the happening of any other event that makes it unlawful or impossible to carry on the business of the Partnership, (v) the occurrence of an Event of Bankruptcy (as defined the New Partnership Agreement) of a partner, or (vi) the partners are unable to agree upon a replacement managing partner as provided in the New Partnership Agreement (each, a "Liquidating Event").

   The New Partnership Agreement also includes the partners' agreement that the Partnership shall not dissolve prior to the occurrence of a Liquidating Event, notwithstanding any provision of the Nevada Uniform Partnership Act to the contrary. If it is determined by a court of competent jurisdiction that the Partnership has dissolved prior to the occurrence of a Liquidating Event, the partners have agreed to continue the business of the Partnership without a winding up or liquidation.

   Upon the occurrence of a Liquidating Event, the Partnership will continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and partners. The managing partner will be responsible for overseeing the winding up and liquidation of the Partnership, taking full account of the Partnership's liabilities and assets, causing the assets to be liquidated as promptly as is consistent with obtaining the fair market value thereof, and causing the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed (i) first, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than partners, (ii) second, to the payment and discharge of all of the Partnership's debts and liabilities to partners, and (iii) the balance, if any, to the partners in the amount of their respective capital accounts, after giving effect to all contributions, distributions, and allocations for all periods or portions thereof.

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                              THE EXCHANGE OFFER

General

   As of the date of this prospectus, $160 million in principal amount of the old notes is outstanding. This prospectus, together with the letter of
transmittal, is first being sent to holders on             , 2002.

Purpose of the Exchange Offer

   We issued the old notes on March 5, 2002 in a transaction exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act"). Accordingly, the old notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

   In connection with the sale of the old notes, we entered into a registration rights agreement, which requires us to:

  . file a registration statement with the Securities and Exchange Commission (the "Commission") relating to the exchange offer not later than 60 days after the date of issuance of the old notes;

  . to cause the registration statement relating to the exchange offer to become effective under the Securities Act within 150 days after the date of issuance of the old notes; and

  . to complete the exchange offer within 30 business days after the effective date of the registered statement or such longer period as may be required by the federal securities laws or, if obligated to file a shelf registration statement, to use our best efforts to file the shelf registration statement with the Commission as promptly as practicable after the filing obligation arises and to cause the shelf registration statement to be declared effective by the 90th day after such obligation arises. We have filed a copy of the registration rights agreement as an exhibit to the registration statement of which this prospectus is a part.


   We are making the exchange offer to satisfy our obligations under the registration rights agreement. Other than pursuant to the registration rights agreement, we are not required to file any registration statement to register any outstanding old notes. Holders of old notes who do not tender their old notes or whose old notes are tendered but not accepted in the exchange offer must rely on an exemption from the registration requirements under the securities laws, including the Securities Act, if they wish to sell their old notes, unless we become obligated to register the old notes by the filing of a shelf registration statement under the terms of the registration rights agreement.


   We are making the exchange offer in reliance on the position of the staff of the Commission as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter and we can provide no assurance that the staff would make a similar determination with respect to the exchange offer as it has in interpretive letters to third parties. Based on these interpretations by the staff, we believe that the exchange notes issued in the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by a holder other than any holder who is a broker-dealer or an "affiliate" of ours within the meaning of Rule 405 of the Securities Act, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

  . the exchange notes are acquired in the ordinary course of the holder's business;

  . the holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

  . the holder is not engaged in, and does not intend to engage in a distribution of the exchange notes.

   For additional information, see the discussion in this section under the subheading "Resale of Exchange Notes." Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities, must

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acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. For additional information, see the section "Plan of Distribution" in this prospectus.

Terms of the Exchange

   We are offering to exchange, subject to the conditions described in this prospectus and in the letter of transmittal accompanying this prospectus, $1,000 in principal amount of exchange notes for each $1,000 in principal amount of the old notes. The terms of the exchange notes are identical in all material respects to the terms of the old notes, except that the exchange notes will generally be freely transferable by holders of the exchange notes and will not be subject to the terms of the registration rights agreement. The exchange notes will evidence the same indebtedness as the old notes exchanged therefor and will be entitled to the benefits of the indenture. For additional information, see the section "Description of the Notes" in this prospectus.

   The exchange offer is not conditioned upon the tender of any minimum principal amount of old notes.

   We have not requested, and do not intend to request, an interpretation by the staff of the Commission as to whether the exchange notes issued in exchange for the old notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff of the Commission set forth in a series of no-action letters issued to third parties, we believe that exchange notes issued in the exchange offer in exchange for old notes may be offered for sale, resold and otherwise transferred by any holder of exchange notes, other than any holder that is a broker-dealer or is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  . the exchange notes are acquired in the ordinary course of the holder's business;

  . the holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

  . the holder is not engaged in, and does not intend to engage in a distribution of the exchange notes.

   Since the Commission has not considered the exchange offer in the context of a no-action letter, we can provide no assurance that the staff of the Commission would make a similar determination with respect to the exchange offer. Any holder who is an affiliate of ours or who tenders old notes in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on the interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of exchange notes. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. For additional information, see the section "Plan of Distribution" in this prospectus.

   The exchange notes will accrue interest from the last interest payment date on which interest was paid on the old notes or, if no interest was paid on the old notes, from the date of issuance of the old notes, which was on March 5, 2002. Holders whose old notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the old notes.


   We will pay any transfer taxes applicable to the exchange of old notes in the exchange offer. However, if a transfer tax is imposed for any reason other than the exchange of old notes in the exchange offer, such as for a transfer in accordance with a tendering holder's instructions to transfer to another person any old notes not being exchanged, then the amount of the transfer tax imposed for that purpose will be payable by the tendering holder. Tendering holders of the old notes will not be required to pay brokerage commissions or fees with respect to the exchange of the old notes in the exchange offer.



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Expiration Date; Extension; Termination; Amendment


   The exchange offer will expire at 5:00 p.m., New York City time, on
      , 2002, unless we, in our sole discretion, have extended the period of time for which the exchange offer is open. The time and date, as it may be extended, is referred to herein as the "expiration date." The expiration date will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Exchange Act. We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any old notes. We will extend the expiration date by giving oral or written notice of the extension to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During the extension, all old notes previously tendered will remain subject to the exchange offer unless properly withdrawn. The maximum period of time the offer will remain open after the date of this prospectus, including any extensions of the expiration date, is 90 days.


   We expressly reserve the right to:

  . terminate or amend the exchange offer and not to accept for exchange any old notes not previously accepted for exchange upon the occurrence of any of the events specified in this section under the subheading "Certain Conditions to the Exchange Offer" which have not been waived by us; and

  . amend the terms of the exchange offer in any manner which, in our good faith judgment, is advantageous to the holders of the old notes, whether before or after any tender of the old notes.

   If any termination or amendment occurs, we will notify the exchange agent and will either issue a press release or give oral or written notice to the holders of the old notes as promptly as practicable.

   For purposes of the exchange offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the exchange notes for the old notes promptly following the expiration date.

Procedures For Tendering Old Notes

   Our acceptance of old notes tendered by a holder will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal. All references in this prospectus to the letter of transmittal are deemed to include a facsimile of the letter of transmittal.

   A holder of old notes may tender the old notes by:

  .   properly completing and signing the letter of transmittal;

  .   properly completing any required signature guarantees;

  . properly completing any other documents required by the letter of transmittal; and

  . delivering all of the above, together with the certificate or certificates representing the old notes being tendered, to the exchange agent at its address set forth below on or prior to the expiration date; or

  .   complying with the procedure for book-entry transfer described below; or

  .   complying with the guaranteed delivery procedures described below.

   The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the holders. If the delivery is by mail, it is recommended that registered mail properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to ensure timely delivery. Holders should not send old notes or letters of transmittal to us.

   The signature on the letter of transmittal need not be guaranteed if:

  . tendered old notes are registered in the name of the signer of the letter of transmittal; and

  . the exchange notes to be issued in exchange for the old notes are to be issued in the name of the holder; and

  .   any untendered old notes are to be reissued in the name of the holder.

   In any other case, the tendered old notes must be:

  . endorsed or accompanied by written instruments of transfer in form satisfactory to us;

  .   duly executed by the holder; and

  . the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution, each an "eligible institution" that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act.

   If the exchange notes and/or old notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the old notes, the signature in the letter of transmittal must be guaranteed by an eligible institution.

   The exchange agent will make a request within two business days after the date of receipt of this prospectus to establish accounts with respect to the old notes at The Depository Trust Company, the "book-entry transfer facility," for the purpose of facilitating the exchange offer. We refer to the Depository Trust Company in this prospectus as "DTC." Subject to establishing the accounts, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer the old notes into the exchange agent's account with respect to the old notes in accordance with the book-entry transfer facility's procedures for the transfer. Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, an appropriate letter of transmittal with any required signature guarantee and all other required documents, or an agent's message, must in each case be properly transmitted to and received or confirmed by the exchange agent at its address set forth below prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

   The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC Automated Tender Offer Program. We refer to the Automated Tender Offer Program in this prospectus as "ATOP." Accordingly, DTC participants may, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an agent's message.

   The term "agent's message" means a message which:

  .   is transmitted by DTC;

  . received by the exchange agent and forming part of the book-entry transfer;

  . states that DTC has received an express acknowledgment from a participant in DTC that is tendering old notes which are the subject of the book-entry transfer;

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

  . states that the participant has received and agrees to be bound by all of the terms of the letter of transmittal; and

  .   states that we may enforce the agreement against the participant.

   If a holder desires to accept the exchange offer and time will not permit a letter of transmittal or old notes to reach the exchange agent before the expiration date or the procedure for book-entry transfer cannot be completed on a timely basis, the holder may effect a tender if the exchange agent has received at its address set forth below on or prior to the expiration date, a letter, telegram or facsimile transmission, and an original delivered by guaranteed overnight courier, from an eligible institution setting forth:

  .   the name and address of the tendering holder;

  . the names in which the old notes are registered and, if possible, the certificate numbers of the old notes to be tendered; and

  . a statement that the tender is being made thereby and guaranteeing that within three business days after the expiration date, the old notes in proper form for transfer, or a confirmation of book-entry transfer of such old notes into the exchange agent's account at the book-entry transfer facility and an agent's message, will be delivered by the eligible institution together with a properly completed and duly executed letter of transmittal and any other required documents.

   Unless old notes being tendered by the above-described method are deposited with the exchange agent, a tender will be deemed to have been received as of the date when:

  . the tendering holder's properly completed and duly signed letter of transmittal, or a properly transmitted agent's message, accompanied by the old notes or a confirmation of book-entry transfer of the old notes into the exchange agent's account at the book-entry transfer facility is received by the exchange agent; or

  . a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect from an eligible institution is received by the exchange agent.

   Issuances of exchange notes in exchange for old notes tendered pursuant to a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect by an eligible institution will be made only against deposit of the letter of transmittal and any other required documents and the tendered old notes or a confirmation of book-entry and an agent's message.

   All questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tenders of any old notes not properly tendered or not to accept any old notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any old notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. The interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions contained in the letter of transmittal, by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will any of us incur any liability for failure to give such notification.

   If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, the old notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the old notes.

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

   If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, such persons must submit proper evidence satisfactory to us of their authority to so act.

   By tendering, each holder represents to us that, among other things:

  . the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the holder;

  . the holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

  . the holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of ours.

   Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. For additional information, see the section "Plan of Distribution" in this prospectus.

Terms and Conditions of the Letter of Transmittal

   The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

   The party tendering old notes for exchange exchanges, assigns and transfers the old notes to us and irrevocably constitutes and appoints the exchange agent as his agent and attorney-in-fact to cause the old notes to be assigned, transferred and exchanged. We refer to the party tendering notes herein as the "transferor." The transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the old notes and to acquire exchange notes issuable upon the exchange of the tendered old notes, and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered old notes or transfer ownership of such old notes on the account books maintained by a book-entry transfer facility. The transferor further agrees that acceptance of any tendered old notes by us and the issuance of exchange notes in exchange for old notes will constitute performance in full by us of various of our obligations under the registration rights agreement. All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor will be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the transferor.

   The transferor certifies that it is not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act and that it is acquiring the exchange notes offered hereby in the ordinary course of the transferor's business and that the transferor has no arrangement with any person to participate in the distribution of the exchange notes.

   Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of exchange notes. Each transferor which is a broker-dealer receiving exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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

Withdrawal Rights

   Tenders of old notes may be withdrawn at any time prior to the expiration date.

   For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission, with receipt confirmed by telephone, or letter must be received by the exchange agent at the address set forth in this prospectus prior to the expiration date. Any notice of withdrawal must:

  . specify the name of the person having tendered the old notes to be withdrawn;

  . identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes;

  .   specify the principal amount of old notes to be withdrawn;

  . include a statement that the holder is withdrawing his election to have the old notes exchanged;

  . be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the old notes into the name of the person withdrawing the tender; and

  . specify the name in which any such old notes are to be registered, if different from that of the person who tendered the old notes.

   The exchange agent will return the properly withdrawn old notes promptly following receipt of the notice of withdrawal. If old notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us and our determination will be final and binding on all parties.

   Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, the old notes will be credited to an account with the book-entry transfer facility specified by the holder. In either case, the old notes will be returned as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described in this section under the subheading "Procedures for Tendering Old Notes" at any time prior to the expiration date.

Acceptance of Old Notes for Exchange; Delivery of Exchange Notes

   Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, on the expiration date, all old notes properly tendered and will issue the exchange notes promptly after such acceptance. See the discussion in this section under the subheading "Certain Conditions to the Exchange Offer" for more detailed information. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, and if, we have given oral or written notice of our acceptance to the exchange agent.

   For each old note accepted for exchange, the holder of the old note will receive an exchange note having a principal amount equal to that of the surrendered old note.

   In all cases, issuance of exchange notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after:

  . timely receipt by the exchange agent of certificates for the old notes or a timely book-entry confirmation of the old notes into the exchange agent's account at the book-entry transfer facility;

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

  . a properly completed and duly executed letter of transmittal, or a properly transmitted agent's message; and

  .   timely receipt by the exchange agent of all other required documents.

   If any tendered old notes are not accepted for any reason described in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or nonexchanged old notes will be returned without expense to the tendering holder of the old notes. In the case of old notes tendered by book-entry transfer into the exchange agent's account at the book- entry transfer facility pursuant to the book-entry transfer procedures described above, the non-exchanged old notes will be credited to an account maintained with the book-entry transfer facility. In either case, the old notes will be returned as promptly as practicable after the expiration of the exchange offer.

Certain Conditions to the Exchange Offer

   Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate or amend the exchange offer, by oral or written notice to the exchange agent or by a timely press release, if at any time before the acceptance of the old notes for exchange or the exchange of the exchange notes for such old notes, any of the following conditions exist:

  . any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment would reasonably be expected to impair our ability to proceed with the exchange offer; or

  . the exchange offer, or the making of any exchange by a holder, violates applicable law or any applicable interpretation of the staff of the Commission.

   Regardless of whether any of the conditions has occurred, we may amend the exchange offer in any manner which, in our good faith judgment, is advantageous to holders of the old notes.

   The conditions described above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to the condition or we may waive any condition in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the rights described above will not be deemed a waiver of the right and each right will be deemed an ongoing right which we may assert at any time and from time to time.

   If we waive or amend the conditions above, we will, if required by law, extend the exchange offer for a minimum of five business days from the date that we first give notice, by public announcement or otherwise, of the waiver or amendment, if the exchange offer would otherwise expire within the five business-day period. Any determination by us concerning the events described above will be final and binding upon all parties.

   The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered.

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

Exchange Agent

   The Bank of New York has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below:

      By Registered         Facsimile Transactions:     By Hand or Overnight
   or Certified Mail:       (Eligible Institutions            Delivery:
  The Bank of New York               Only)              The Bank of New York
Corporate Trust Department      (212) 235-2261        Corporate Trust Department
   Reorganization Unit      To Confirm by Telephone      Reorganization Unit
  15 Broad Street, 16th    or for Information Call:     15 Broad Street, 16th
          Floor                 (212) 235-2354                  Floor
New York, New York 10007                              New York, New York 10007
    Attn: Ms. Carolle                                     Attn: Ms. Carolle
        Montreuil                                             Montreuil

   You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent at the address and telephone number set forth in the letter of transmittal.

   Delivery to an address other than as set forth on the letter of transmittal, or transmissions of instructions via a facsimile number other than the one set forth on the letter of transmittal, will not constitute a valid delivery.

Solicitation of Tenders; Fees and Expenses

   We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the old notes and in handling or forwarding tenders for their customers.

   We will pay the expenses to be incurred in connection with the exchange offer. We estimate the expenses to be approximately $175,000, which includes fees and expenses of the exchange agent and trustee, registration fees, and accounting, legal, printing and related fees and expenses.


   No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, such information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made pursuant to this prospectus, under any circumstances, creates any implication that there has been no change in our affairs since the respective dates as of which information is given in this prospectus. However, we are legally obligated to update this prospectus to reflect any facts or events which, individually or in the aggregate, represent a fundamental change in the information included in this prospectus. While we believe the exchange offer may be made in any state in which holders of the old notes may reside, the exchange offer will not be made to, and tenders will not be accepted from or on behalf of, holders of old notes in any jurisdiction in which we may subsequently determine that the making of the exchange offer or the acceptance of the exchange offer would not be in compliance with the laws of the jurisdiction unless, at our discretion, we decide to take such action as we may deem necessary to make the exchange offer in the jurisdiction and extend the exchange offer to holders of old notes in the jurisdiction. If the exchange offer is made in any jurisdiction the securities laws or blue sky laws of which require the exchange offer to be made by a licensed broker or dealer, the exchange offer will be made on our behalf by one or more registered brokers or dealers which are licensed under the laws of the jurisdiction.

Transfer Taxes

   We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. However, the transfer taxes will be payable by the tendering holder if:

  . certificates representing exchange notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered; or

  . tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

  . a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer.

   We will bill the amount of the transfer taxes directly to the tendering holder if satisfactory evidence of payment of the taxes or exemption therefrom is not submitted with the letter of transmittal.

Accounting Treatment

   For accounting purposes, we will not recognize gain or loss upon the exchange of the exchange notes for old notes. We will amortize expenses incurred in connection with the issuance of the exchange notes over the term of the exchange notes.

Consequences Of Failure To Exchange


   Old notes not exchanged pursuant to the exchange offer will continue to remain outstanding in accordance with their terms. Holders of old notes who do not exchange their old notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions applicable to transfers of old notes. Accordingly, old notes that remain outstanding after the exchange offer, if not sold pursuant to an effective registration statement under the Securities Act, may be sold in the United States only to a person the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, or outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act and, in each case, in accordance with the applicable securities laws of any state or other applicable jurisdiction. We do not currently anticipate that we will register the old notes under the Securities Act unless we become obligated to do so under the terms of the registration rights agreement.


   Participation in the exchange offer is voluntary, and holders of old notes should carefully consider whether to participate. Holders of old notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

   As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. Holders of old notes who do not tender their old notes in the exchange offer will continue to hold the old notes and will be entitled to all the rights and limitations applicable to the old notes under the indenture, except for any rights under the registration rights agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this exchange offer. All untendered old notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered old notes could be adversely affected.

   We may in the future seek to acquire, subject to the terms of the indenture, untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any old notes which are not tendered in the exchange offer.

Resale of Exchange Notes

   We are making the exchange offer in reliance on the position of the staff of the Commission as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter and we can provide no assurance that the staff would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff, we believe that the exchange notes issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by a holder, other than any holder who is a broker-dealer or an "affiliate" of ours within the meaning of Rule 405 of the Securities Act, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

  . the exchange notes are acquired in the ordinary course of the holder's business; and

  . the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the exchange notes.

   However, any holder who is:

  .   an "affiliate" of ours;

  . who has an arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the exchange offer; or

  . any broker-dealer who purchased old notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act,

could not rely on the applicable interpretations of the staff and must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds old notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes. Each such broker-dealer that receives exchange notes for its own account in exchange for old notes, where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities, must acknowledge, as provided in the letter of transmittal, that it will deliver a prospectus in connection with any resale of such exchange notes. For more detailed information, see the section "Plan of Distribution" in this prospectus.

   In addition, to comply with the securities laws of various jurisdictions, if applicable, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and is complied with. We have agreed, pursuant to the registration rights agreement and subject to specified limitations therein, to register or qualify the exchange notes for offer or sale under the securities or blue sky laws of the jurisdictions as any holder of the exchange notes reasonably requests. The registration or qualification may require the imposition of restrictions or conditions, including suitability requirements for offerees or purchasers, in connection with the offer or sale of any exchange notes.

Shelf Registration Statement

   If:

  . we are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Commission policy; or

  . any holder of Transfer Restricted Securities notifies us prior to the 20th day following consummation of the exchange offer that:

         . it is prohibited by law or Commission policy from participating in the exchange offer; or

         . it may not resell the exchange notes required by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales; or

         . it is a broker-dealer and owns notes acquired directly from us or one of our affiliates, we will file with the Commission a shelf registration statement to cover resales of the notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

   For purposes of the preceding, "Transfer Restricted Securities" means each note until:

  . the date on which such note has been exchanged by a person other than a broker-dealer for an exchange note in the exchange offer;

  . following the exchange by a broker-dealer in the exchange offer of an old note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this prospectus;

  . the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

  . the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.

   If we become obligated to file a shelf registration statement, we will use our best efforts to file the shelf registration statement with the Commission as promptly as practicable after the filing obligation arises and to cause the shelf registration statement to be declared effective by the Commission on or prior to 90 days after the obligation arises.


   In the event we file a shelf registration statement, it will include all outstanding old notes and, in addition, will include any exchange notes that are Transfer Restricted Securities. If we file a shelf registration statement, we will provide to each holder of the notes covered by the shelf registration statement copies of the prospectus which is a part of the shelf registration statement, notify each holder of registered notes when the shelf registration statement has become effective and take other actions as are required to permit unrestricted resales of the registered notes. A holder of notes that sells the notes pursuant to the shelf registration statement generally:


  . will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers;

  . will be subject to some of the civil liability provisions under the Securities Act in connection with the sales; and

  . will be bound by the provisions of the registration rights agreement which are applicable to the holder, including specified indemnification obligations.


In addition, each holder of the registered notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods specified in the registration rights agreement in order to have their notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages described below.


Liquidated Damages

   The registration rights agreement states that if:

     (a) any registration statement required by the registration rights agreement is not filed with the Commission on or prior to the applicable filing deadline specified in the registration rights agreement;

     (b) any registration statement is not declared effective on or prior to the date specified in the registration rights agreement for effectiveness;


     (c) the exchange offer is not consummated on or before September 1, 2002;
         or


     (d) any registration statement required by the registration rights agreement is filed and declared effective but later ceases to be effective or usable for its intended purpose,

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

we will pay liquidated damages to each holder of old notes with respect to the first 90-day period immediately following the occurrence of any of the events described in (a) through (d) above, each of which will constitute a registration default, up to an amount equal to $0.05 per week per $1,000 principal amount of old notes held by the holder. The amount of liquidated damages will increase by an additional $0.05 per week per $1,000 principal amount of old notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of $0.25 per week per $1,000 principal amount of old notes. Following the cure of all registration defaults, the accrual of liquidated damages will cease. The registration statement of which this prospectus is a part was filed within the period specified in the registration rights agreement.

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

                           DESCRIPTION OF THE NOTES

   The exchange notes will be issued under an Indenture among Circus and Eldorado Joint Venture (the "Partnership") and Silver Legacy Capital Corp. ("Capital"), as issuers (together, the "Issuers"), and The Bank of New York, as trustee (the "Trustee"), pursuant to which we issued the old notes (collectively with the exchange notes, referred to in the following description as the "Notes"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

   The following description is a summary of the material provisions of the Indenture, the Registration Rights Agreement and the Collateral Documents. Except as otherwise indicated, cross references in this description of the Notes are to subsections in this description of the Notes. The Indenture, the Registration Rights Agreement and the Collateral Documents, and not this description, determine the rights of holders of the Notes. Copies of the Indenture, the Registration Rights Agreement and the Collateral Documents have been filed as exhibits to the registration statement of which this prospectus is a part. Definitions of certain terms used in this description are found under the subheading "-- Certain Definitions." Certain defined terms used in this description but not defined below under "-- Certain Definitions" have the meanings assigned to them in the Indenture.

   Capital is a wholly owned subsidiary of the Partnership that was incorporated in Nevada for the purpose of serving as a co-issuer of the Notes in order to facilitate the issuance of the Notes. Capital has no operations or assets and will not have any revenues. As a result, investors should not expect Capital to participate in servicing the interest and principal obligations on the Notes. See "-- Certain Covenants."

Brief Description of the Notes

   The Notes:

  .   are senior secured obligations of the Issuers;

  .   are secured by:

         (1) a security interest in substantially all of the Issuers' existing and future assets, other than certain licenses which may not be pledged under applicable law; and


         (2) subject to approval of the Nevada Gaming Authorities, will be secured by a pledge of the partnership interests of the Partnership;


  . rank pari passu in right of payment to any existing and future senior indebtedness of the Issuers; and

  . rank senior in right of payment with any of the Issuers' existing and future subordinated Indebtedness.


   Our obligations under the Notes are non-recourse to the Partnership's partners, Eldorado Limited Liability Company and Galleon, Inc. Accordingly, holders of the Notes generally may not seek repayment of the Notes out of the assets of the partners other than their interests in the Partnership which have been pledged to secure our obligations on the Notes.


   The pledge of and security interest in the partnership interests and the security interest in the Issuers' existing and future assets securing the Issuers' obligation on the Notes will be junior to the pledge of and security interest in such assets securing the Partnership's obligations on the New Credit Facility and any refinancings of such facility that are permitted pursuant to the terms of the Indenture.


   The indenture governing the Notes permits liens in addition to those under our senior secured credit facility and any permitted refinancing of that facility. Furthermore, landlords', warehousemens' and materialmens' liens, some tax liens, and liens of some lenders, such as purchase money lenders, may, as a matter of law, have priority over the liens granted in the collateral to the trustee for the Notes. We cannot assure you that the collateral is not and will not become subject to other liens, in addition to those under our senior secured credit facility, any permitted refinancing of that facility and those permitted by the terms of the notes, which will have priority over the liens granted to the trustee for the benefit of the holders of the Notes. While the indenture governing the Notes includes a covenant that prohibits us from granting any liens other than those that constitute "permitted liens," it does not limit our ability to grant permitted liens, including permitted liens that may have priority over the liens granted in collateral to the trustee for the Notes. The definition of "permitted liens" is included in this section under "Certain Definitions."


Principal, Maturity and Interest

   The Notes are issued in denominations of $1,000 and integral multiples of $1,000 and have a maximum aggregate principal amount of $160.0 million. The Issuers will be permitted to issue additional notes from time to time under the Indenture; provided that the aggregate principal amount of Notes and the additional notes that are issued under the Indenture may not exceed $180.0 million. Any offering of additional notes will be subject to the covenant described under the caption "Certain Covenants -- Limitation on Indebtedness." The Notes and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, security, waivers, amendments, redemptions and offers to purchase. The Notes and any additional notes will mature on March 1, 2012.

   Interest on the Notes will accrue at the rate of 10 1/8% per annum and will be payable semi-annually in arrears on March 1 and September 1, commencing on September 1, 2002. Interest payments will be made to the holders of record on the immediately preceding February 15 and August 15.

   Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

   All payments on Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the register of holders. Payments on the Notes shall be considered paid on the date they are due if the Trustee or paying agent (other than any Issuer or an Affiliate of any Issuer) holds for the benefit of the holders of the Notes, at the date and time due, in immediately payable funds deposited and designated for and sufficient to make all such payments then due.

Paying Agent and Registrar for the Notes

   The Trustee is acting as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders. So long as no default has occurred under the Indenture, the Partnership or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

   A holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders of Notes will be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered holder of a Note will be treated as the owner of it for all purposes.

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Security for the Notes

   The Notes, except as described below, are secured by:

      (1) a mortgage on all of the real property comprising the Hotel/Casino Property, including all additions and improvements and component parts related to it and issues and profits from it;

      (2) a security interest in all furniture, fixtures and equipment which are part of the Hotel/Casino Property, whether now owned or hereafter acquired;

      (3) a security interest in all of the Partnership's accounts receivable, general intangibles, inventory and other personal property not contemplated by clause (2) above, whether now owned or hereafter acquired;

      (4) a collateral assignment of the Partnership's interests in the principal agreements entered into by it in connection with the acquisition, ownership or operation of the Silver Legacy Resort Casino; and

      (5) to the extent permitted by law, a pledge of all licenses and permits relating to the Silver Legacy Resort Casino.

   The pledge of and security interest in the partnership interests and the security interest in the Issuers' existing and future assets securing the Issuers' obligation on the Notes are subject to Permitted Liens and are junior to the pledge of and security interest in such assets securing the Partnership's obligations on the New Credit Facility and any refinancings of such facility that are permitted pursuant to the terms of the Indenture. The pledge of, and the grant of a security interest in, all of the partnership interests of the Partnership to the Trustee for the benefit of the holders of the Notes will be subject to the approval of the Nevada Gaming Authorities, which may be granted or denied at the discretion of the Nevada Gaming Authorities.

   The Partnership and, as and when applicable, Eldorado Limited Liability Company and Galleon, Inc. (collectively, the "Pledging Parties") and the Subsidiary Guarantors, entered into the Collateral Documents that provided for a grant of a security interest and a pledge of the Collateral to the Trustee for the benefit of the holders of the Notes. These pledges and security interests secure the payment and performance when due of all the Obligations of the Issuers and, as and when applicable, the Subsidiary Guarantors, under the Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents, as applicable. In connection with the Partnership entering into the New Credit Facility, the Trustee entered into an Intercreditor Agreement which among other things provides that the security interest securing the Issuers' obligations under the Notes is subordinate to the lien securing indebtedness outstanding under the New Credit Facility.

   Following any event of default under the Indenture, the Intercreditor Agreement provides that, until our obligations under the New Credit Facility have been paid in full and the commitments under the New Credit Facility have been terminated, and for a period of 90 days following the date upon which the Trustee under the Indenture gives written notice to the administrative agent under the New Credit Facility and thereafter during any bankruptcy proceeding or following acceleration of the New Credit Facility, the Trustee and the holders of the Notes will not have the right to: (i) exercise any right of set-off; (ii) exercise any right of possession or attach, seize or realize upon any of the collateral; or (iii) exercise any right under the Uniform Commercial Code, including the right of strict foreclosure, but excluding the right of redemption of assets.

   Such liens and security interests may also be subordinate or junior to mechanics liens and may be subordinate to, or may exclude (if precluded by the terms of such security interest), assets with respect to which a security interest is granted in connection with up to $5.0 million of indebtedness incurred to purchase, construct, improve or lease furniture, fixtures and equipment.

   If an Event of Default occurs and is continuing, the Trustee, in addition to any rights and remedies available to it under the Indenture and the Collateral Documents, may, subject to the Intercreditor Agreement, take such action as it is instructed by the holders to take to protect and enforce its rights in the Collateral, including the institution of sale or foreclosure proceedings. While indebtedness is outstanding under the New Credit Facility, rights of the holders of Notes and the Trustee are subject to the terms of the Intercreditor Agreement. The proceeds received by the Trustee from any sale or foreclosure will be applied, subject to the Intercreditor Agreement, first to pay the expenses of the sale or foreclosure and fees or any other amounts then payable to the Trustee under the Indenture, and thereafter to pay amounts due and payable with respect to the Notes.

   So long as no Default or Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the Indenture and the Collateral Documents, the Partnership, the Pledging Parties and the Subsidiary Guarantors will be entitled to receive the benefit of all cash dividends, distributions, interest and other payments made upon or with respect to the Collateral pledged by them and to exercise any voting and other consensual rights pertaining to the Collateral pledged by them. Upon the occurrence and during the continuance of an Event of Default:

      (1) all rights of the Partnership, the Pledging Parties and the Subsidiary Guarantors to exercise such voting or other consensual rights shall cease, and, subject to the Intercreditor Agreement, all such rights shall become vested in the Trustee which, to the extent permitted by law, will have the sole right to exercise such rights;

      (2) all rights of the Partnership, the Pledging Parties and the Subsidiary Guarantors to receive all cash dividends, distributions, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, distributions, interest and other payments will, subject to the Intercreditor Agreement, be paid to the Trustee; and

      (3) the Trustee may, subject to the Intercreditor Agreement, sell the Collateral or any part thereof in accordance with the terms of the Collateral Documents.

   Under the terms of the Indenture and the Collateral Documents, the holders of the Notes will instruct the Trustee, subject to the Intercreditor Agreement, as to the circumstances and manner in which the Collateral shall be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Collateral following an Event of Default. Moreover, upon the full and final payment and performance of all obligations of the Issuers and the Subsidiary Guarantors under the Indenture and the Notes, the Collateral Documents will terminate and the Collateral will be released. The proceeds of any sale of the Collateral pursuant to the Indenture and the related Collateral Documents following an Event of Default may not be sufficient, after payment of expenses of sale, to satisfy payments due on the Notes.

Certain Gaming Law Limitations


   The Trustee's ability to foreclose upon the pledged partnership interests and other gaming collateral is limited by relevant gaming laws. Regulations of the Nevada Gaming Commission and the terms of the order by the said Commission which approved the pledge of the partnership interests in Circus and Eldorado Joint Venture as collateral for the notes provide that no person may acquire an interest in a gaming licensee or enforce a security interest in a partnership which is the holder of a gaming license without the prior approval of the Nevada Gaming Commission. As such, neither the Trustee nor any Holder is permitted to operate or manage any gaming business or assets unless such person has been licensed under applicable law for such purpose.


   Nevada law requires that all persons who propose to own interests in licensed gaming operations must be found suitable by the Nevada Gaming Commission before acquiring ownership of such interests. Consequently, it would be necessary for the Trustee to file an application with the Nevada Gaming Commission requesting approval to enforce the security interest in the pledged partnership interests and obtain such approval before it may take any steps to enforce the security interest. Additionally, the Trustee must file applications with the Nevada Gaming Commission requesting approval to enforce a security interest in gaming assets before it may take steps to enforce the security interest. Moreover, it would be necessary for a prospective purchaser of the pledged partnership interests or of the assets comprising our gaming businesses to file the necessary applications, be investigated, and be found suitable by the Nevada Gaming Commission before acquiring the gaming assets or the pledged partnership interests through the foreclosure sale. Under Nevada law, the applicant for such approvals must file all applications required by the Nevada Gaming Commission, be investigated, provide all information requested by the investigating agency and pay all fees and costs charged by the Nevada Gaming Commission for such investigations. These requirements may therefore limit the number of potential bidders who would participate in any foreclosure sale and may delay the sale of the pledged partnership interests or other gaming assets, either of which could have an adverse effect on the proceeds received from such sales.

Certain Bankruptcy Limitations

   The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against either of the Issuers prior to the Trustee having repossessed and disposed of the Collateral. Under bankruptcy law, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from that debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral (and the proceeds, products, offspring, rents or profits of that collateral) even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but is intended in general to protect the value of the secured creditor's interest in the collateral and may include, if approved by the court, cash payments or the granting of additional security for any diminution in the value of the collateral as a result of the stay of repossession or the disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. The court has broad discretionary powers in all these matters, including the valuation of the collateral. In addition, since the enforcement of the Lien of the Trustee in cash, deposit accounts and cash equivalents may be limited in a bankruptcy case, the holders of the Notes may not have any consent rights with respect to the use of those funds by either of the Issuers or any of their Subsidiaries during the pendency of the case. In view of these considerations, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral.

Subsidiary Guarantees

   The Partnership does not currently have any Subsidiaries other than Capital. If the Partnership forms or acquires any Subsidiaries in the future, each of such Subsidiaries that is a Restricted Subsidiary and has at any time Total Assets in excess of $1.0 million will jointly and severally guarantee the Issuers' obligations under the Notes. The Subsidiary Guarantees will be secured by a security interest in substantially all of the Subsidiary Guarantors' existing and future assets and a pledge to the Trustee for the benefit of the holders of the Notes of the Capital Stock of each such Subsidiary Guarantor. The security interest in the Subsidiary Guarantors' existing and future assets securing the obligations on the Subsidiary Guarantees will be junior to the security interest on such assets securing the Subsidiary Guarantors' obligations on the guarantees of the New Credit Facility and any refinancings of such facility that are permitted pursuant to the terms of the Indenture. The obligation of each Subsidiary Guarantor under its Subsidiary Guarantee is intended to be limited as necessary to prevent that Subsidiary Guarantee from becoming a fraudulent conveyance under applicable law.

Optional Redemption

   At any time prior to March 1, 2005, the Issuers may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 110.125% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption

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

date, with the net cash proceeds of one or more sales of Capital Stock of the Partnership resulting, for each such sale, in net cash proceeds to the Partnership in excess of $25 million, provided that:

      (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of this redemption (excluding Notes held by the Partnership and Subsidiaries of the Partnership); and

      (2) the redemption must occur within 45 days of the date of the closing of such offering.

   Except pursuant to the preceding paragraph, the Notes will not be redeemable at the option of the Issuers prior to March 1, 2007.

   After March 1, 2007, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

                Year                                 Percentage
                ----                                -----------
                2007...............................    105.0625%
                2008...............................    103.3750%
                2009...............................    101.6875%
                2010 and thereafter................    100.0000%

Gaming Redemption

   Each holder, by accepting a Note, shall be deemed to have agreed that if the gaming authority of any jurisdiction in which the Partnership, either of its partners or any of their respective Affiliates, including Eldorado Resorts LLC and Mandalay Resort Group, currently conducts, or, in the future, may conduct, directly or through a subsidiary or joint venture, gaming notifies a holder or beneficial owner of the Notes that:

      (1) the holder or beneficial owner must be licensed, qualified or found suitable under any applicable gaming law and the holder or beneficial owner does not apply for that license, qualification or finding of suitability within 30 days, or any shorter period as may be required by the Gaming Authority; or

      (2) the holder or beneficial owner will not be licensed, qualified or found suitable under an applicable gaming law;

then the Issuers, at their option, may:

      (1) require that the holder or beneficial owner dispose of the holder's or beneficial owner's Notes within 30 days, or any earlier date as may be required by the Gaming Authority, of (A) the termination of the 30-day period described above for the holder or beneficial owner to apply for a license, qualification or finding of suitability or (B) the receipt of the notice from the Gaming Authority that the holder or beneficial owner will not be licensed, qualified or found suitable; or

      (2) redeem the holder's or beneficial owner's Notes at a price equal to
   (A) the lesser of (1) 100% of the principal amount thereof, (2) the price at which the holder or beneficial owner acquired the Notes and (3) the fair market value of the Notes, together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by the Gaming Authority or (B) such other price as shall be ordered by the Gaming Authority.

   Immediately upon a determination that a holder or beneficial owner will not be licensed, qualified or found suitable, the holder or beneficial owner will have no further rights (1) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or entity, or (2) to receive any interest or other distribution or payment with respect to the Notes or any remuneration in any form from the Issuers for services rendered or otherwise, except the redemption price of the Notes.

   The holder or beneficial owner of Notes applying for a license, qualification or a finding of suitability must pay all costs of the licenses or investigation for this qualification or finding of suitability. The Issuers are not required to pay or reimburse any holder or beneficial owner of Notes who is required to apply for any license, qualification or finding of suitability.

Mandatory Redemption

   The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

   If a Change of Control occurs, each holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's Notes pursuant to a Change of Control offer on the terms set forth in the Indenture (the "Change of Control Offer"). In the Change of Control Offer, the Issuers will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in that notice (the "Change of Control Payment Date"). That date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by the Indenture and described in the notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of that conflict.

   On the Change of Control Payment Date, the Issuers will, to the extent lawful:

      (1) accept for payment all Notes or portions thereof properly tendered under the Change of Control Offer;

      (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

      (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

   The paying agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for those Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof.

   The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

   The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will apply regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require the Issuers to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

   The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements outlined in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under that Change of Control Offer.

   The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the Issuers and all of their Subsidiaries properties or assets. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase those Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the Issuers' assets to another Person or group may be uncertain.

Asset Sales

   The Partnership will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

      (1) no Default or Event of Default exists or is continuing immediately prior to and after giving effect to the Asset Sale;

      (2) the Partnership or the Restricted Subsidiary, as the case may be, receives (i) consideration at the time of the Asset Sale at least equal to the fair market value, as determined in good faith by a majority of the members of the Partnership's Management Committee, of the assets or Equity Interests issued, sold or otherwise disposed of or (ii) in the case of a lease of assets that constitute an Asset Sale, a lease providing for rents or other consideration which are no less favorable to the Partnership or the Restricted Subsidiary, as the case may be, than the prevailing market conditions, as determined in good faith by a majority of the members of the Partnership's Management Committee;

      (3) if applicable, the fair market value is evidenced by a resolution of the Partnership's Management Committee set forth in an Officers' Certificate delivered to the Trustee; and

      (4) at least 75% of the consideration therefor received by the Partnership or the Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that:

          (a) any liabilities (as shown on the Partnership's or the Restricted Subsidiary's most recent balance sheet) of the Partnership or the Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any of those assets under a customary novation agreement that unconditionally releases the Partnership or the Restricted Subsidiary, as the case may be, from further liability will be deemed to be cash for purposes of this provision; and

          (b) any securities, notes or other obligations received by the Partnership or the Restricted Subsidiary from the transferee that are promptly, but in any event within 30 days of receipt, converted by the Partnership or the Restricted Subsidiary into cash will be deemed to be cash (to the extent of the cash received in that conversion) for purposes of this provision.

   Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Partnership or the Restricted Subsidiary may apply such Net Proceeds to (a) make a capital expenditure, (b) improve real property, (c) acquire long-term assets that are used or useful in a line of business permitted by the covenant entitled "-- Business Activities" or (d) repay Indebtedness permitted by the Indenture to be incurred under (and permanently reduce, by the amount of principal repaid, the commitments, if any, under) the New Credit Facility in the following order of priority, first, Indebtedness incurred under the New Term Loan Facility, and second, Indebtedness incurred under the New Revolving Facility; provided, however, that the Partnership or the Restricted Subsidiary, as the case may be, grants to the Trustee, on behalf of the holders of Notes, a perfected security interest, subject to Permitted Liens, on any such property or assets acquired or constructed with the Net Proceeds of any such Asset Sale on the terms set forth in the Indenture and the Collateral Documents. Pending the final applications of any such Net Proceeds, the Partnership or the applicable Restricted Subsidiary may invest such Net Proceeds in Cash

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Equivalents which will be held in an account in which the Trustee has a perfected security interest, subject to Permitted Liens, for the benefit of the holders of Notes.

   Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuers will be required to make an offer to all holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within 10 business days after the date that the aggregate amount of Excess Proceeds not so applied within such 365 days exceeds $5.0 million by mailing the notice required pursuant to the terms of the Indenture. If any Excess Proceeds remain after an Asset Sale Offer, they shall cease to be "Excess Proceeds" and the Partnership or the Restricted Subsidiary may use such proceeds for any purpose not prohibited by the Indenture or the Collateral Documents. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased in the manner described under the caption "Selection and Notice" below.

   The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached the Issuers' obligations under the Asset Sale provisions of the Indenture by virtue of that conflict.

   Liens under the Collateral Documents on assets subject to an Asset Sale and permitted pursuant to the terms of the Indenture will be released concurrently with the consummation of such Asset Sale.

Selection and Notice

   If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

      (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

      (2) if the Notes are not so listed, on a pro rata basis, by lot or by any other method as the Trustee deems fair and appropriate.

   No Notes of $1,000 or less may be redeemed in part unless all of the Notes of a holder are to be purchased or redeemed, in which case the entire outstanding amount of Notes held by such holder, even if not a multiple of $1,000, will be purchased or redeemed. Notices of redemption will be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

   If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Liquidated Damages, if any, cease to accrue on Notes or portions of them called for redemption.

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Certain Covenants

Restricted Payments

   The Indenture provides that the Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

      (1) declare or pay any dividend or make any other payment or distribution on account of the Partnership's or any Restricted Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Partnership or any Restricted Subsidiary) or to the direct or indirect holders of the Partnership's or any Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Partnership or dividends or distributions payable to the Partnership or a Restricted Subsidiary);

      (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Partnership or any Restricted Subsidiary) any Equity Interests of the Partnership or any direct or indirect parent or Affiliate of the Partnership;

      (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes or a Subsidiary Guarantee, except a payment of interest or principal at the Stated Maturity thereof; or

      (4) make any Restricted Investment

(all payments and other actions set forth in clauses (1) through (4) being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the Restricted Payment:

          (a) no Default or Event of Default has occurred and is continuing or would occur as a result thereof;

          (b) the Partnership would, at the time of the Restricted Payment and after giving pro forma effect thereto as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption
       "-- Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

          (c) the Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5) and (6) of the next succeeding paragraph), is less than the sum, without duplication, of:

             (i) 50% of the cumulative Consolidated Net Income of the Partnership for the period (taken as one accounting period) beginning on April 1, 2002 to the end of its most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (or, if such Consolidated Net Income for this period is a deficit, less 100% of this deficit); plus

             (ii) 100% of the aggregate net cash proceeds received by the Partnership subsequent to the issuance of the Notes as a contribution to the Partnership's common equity capital or from the issue or sale of Equity Interests of the Partnership (other than Disqualified Stock or warrants, options and other rights to acquire Disqualified Stock) or from the issue or sale of convertible or exchangeable debt securities of the Partnership that have been converted into or exchanged for Equity Interests of the Partnership (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary); plus

             (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to that Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of that Restricted Investment; plus

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             (iv) 50% of any dividends or distributions received by the
          Partnership or a Restricted Subsidiary after the date of the Indenture from an Unrestricted Subsidiary of the Partnership, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Partnership for such period; plus

             (v) $5.0 million.

   The preceding provisions will not prohibit:

      (1) if no Event of Default shall have occurred and be continuing or would be caused thereby, the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration, the payment would have complied with the Indenture;

      (2) the redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness of the Partnership or any of its Restricted Subsidiaries that is a Subsidiary Guarantor or of any Equity Interests of the Partnership in exchange for, or out of the net cash proceeds of, a substantially concurrent capital contribution or sale (other than to a Subsidiary of the Partnership) of, other Equity Interests of the Partnership (other than Disqualified Stock or warrants, options and other rights to acquire Disqualified Stock); provided that the amount of the net cash proceeds that are utilized for any redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (c)(ii) above;

      (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Partnership or any Restricted Subsidiary that is a Subsidiary Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

      (4) so long as the Partnership is treated as a partnership or other pass-through entity for United States federal income tax purposes, distributions to equity owners of the Partnership in an amount with respect to any taxable year beginning with the 2001 taxable year not to exceed the Tax Amount for such taxable year and, in the case of 2001, only to the extent that such amounts have not been distributed prior to the date of the Indenture (it being understood that the Partnership may distribute the tax amount for any taxable year in four quarterly installments at times reasonably designed to enable its equity owners to pay estimated taxes on taxable income allocated to them by the Partnership with respect to such taxable year, the amount of each installment to be based on estimates of the excess of (x) the Tax Amount that would have been payable from the beginning of such taxable year through the end of the month preceding the date of such distribution being a taxable year over (y) distributions attributable to all prior periods during such taxable year with any over-distributions for a taxable year reducing the Tax Amount distributable with respect to the next succeeding taxable year);

      (5) distributions to equity owners of the Partnership made substantially concurrently with the initial issuance of the Notes in an amount not to exceed $30.0 million in the aggregate;

      (6) any redemption required pursuant to the provisions of the Indenture described under the captions "Gaming Redemption," "Repurchase at the Option of Holders -- Change of Control" and "-- Asset Sales" above; and

      (7) the redemption, repurchase, retirement or other acquisition of any Equity Interest of the Partnership to the extent required by a Gaming Authority.

   The amount of all Restricted Payments, other than cash, will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Partnership or the Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by a majority of the Partnership's Management Committee whose resolution with respect thereto will be delivered to the Trustee. The determination of the Partnership's Management Committee must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value of assets (other than cash) or securities to be transferred or issued exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Partnership will deliver to the Trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

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Incurrence of Indebtedness and Issuance of Disqualified Stock

   The Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Partnership will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of this Indebtedness, the Partnership may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock, if (x) the Fixed Charge Coverage Ratio for the Partnership's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which that additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro-forma basis (including a pro-forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of the four-quarter period and (y) no Default or Event of Default will have occurred and be continuing at the time of or would occur after giving pro forma effect to such incurrence or issuance and the application of the proceeds therefrom.

   The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, "Permitted Debt"):

      (1) (a) Indebtedness represented by the Notes to be issued on the date of the Indenture and the Exchange Notes to be issued pursuant to the Registration Rights Agreement, and (b) the respective obligations of the Partnership and its Restricted Subsidiaries arising under the Collateral Documents to the extent such obligations would represent Indebtedness;

      (2) Indebtedness incurred pursuant to the New Revolving Facility in an amount outstanding at any time not to exceed $20 million less any permanent reductions made pursuant to the provisions of the covenant entitled "Repurchase at the Option of Holders -- Asset Sales";

      (3) Existing Indebtedness;


      (4) Permitted Refinancing Indebtedness;

      (5) so long as at the time of incurrence no Event of Default has occurred and is continuing, Indebtedness in one or more FF&E Financings and Capitalized Lease Obligations to acquire or refinance furniture, fixtures or equipment incident to and useful in the Gaming Business, in an aggregate principal amount not to exceed $5.0 million outstanding at any one time;

      (6) intercompany Indebtedness between or among the Partnership and any of its Restricted Subsidiaries as provided in the covenant entitled "Advances to Restricted Subsidiaries"; provided, however, that:

          (a) if the Partnership or any Subsidiary Guarantor is the obligor on that Indebtedness, the obligations to pay principal, interest or other amounts under such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Partnership, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and

          (b) (i) any subsequent issuance or transfer of Equity Interests that results in any Indebtedness being held by a Person other than the Partnership or a Restricted Subsidiary and (ii) any sale or other transfer of any Indebtedness to a Person other than the Partnership or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of Indebtedness by the Partnership or the Restricted Subsidiary, as the case may be, that was not permitted by this clause
       (6);

      (7) Hedging Obligations of the Partnership or any of its Restricted Subsidiaries that are incurred for the purpose of fixing, managing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; provided, however, that, in each case, the Hedging Obligations are not incurred for speculative purposes;

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      (8) to the extent that such incurrence does not result in the incurrence by the Partnership or any Restricted Subsidiary of any obligation for the payment of borrowed money of others, Indebtedness incurred solely as a result of the execution by the Partnership or its Restricted Subsidiaries of letters of credit relating to workers compensation or self insurance, performance bonds or similar instruments; provided, however, that the foregoing exception shall not be applicable to Indebtedness incurred in connection with the performance by the Partnership or its Restricted Subsidiaries of such bonds or instruments or payment of such letter of credit; and

      (9) Indebtedness represented by a Subsidiary Guarantee.

   The Partnership will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Partnership unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Partnership shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Partnership solely by virtue of being unsecured.

   For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (9) above, or is entitled to be incurred under the first paragraph of this covenant, the Partnership will be permitted to classify the item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of the item of Indebtedness, in any manner that complies with this covenant.

Liens


   The Indenture provides that the Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, or any proceeds, income or profits thereon, or assign or convey any right to receive income therefrom, except Permitted Liens. We refer you to the definition of the term "Permitted Liens" which is included later in this description of the notes under the caption "Certain Definitions".


Dividend and Other Payment Restrictions Affecting Subsidiaries

   The Indenture provides that the Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

      (1) (A) pay dividends or make any other distributions on its Capital Stock to the Partnership or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to the Partnership or any of its Restricted Subsidiaries;

      (2) make loans or advances to the Partnership or any of its Restricted Subsidiaries; or

      (3) sell, lease or transfer any of its properties or assets to the Partnership or any of its Restricted Subsidiaries.

   However, the restrictions above will not apply to encumbrances or restrictions existing under or by reason of:

      (1) the Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents;

      (2) the New Credit Facility and the collateral documents related thereto;

      (3) applicable law or any applicable rule or order;

      (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Partnership or any of its Restricted Subsidiaries as in effect at the time of the acquisition (except to the extent that Indebtedness was incurred in connection with or in contemplation of the acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so

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   acquired, and such acquired Person's subsidiaries, provided that, in the case of Indebtedness, the Indebtedness was permitted by the terms of the Indenture to be incurred;

      (5) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business;

      (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the sale, lease or transfer of the property so acquired;

      (7) any restriction or encumbrance contained in contracts for the sale of assets permitted by the Indenture, provided that such restrictions or encumbrances relate only to the assets being sold pursuant to these contracts; and

      (8) Permitted Refinancing Indebtedness, provided that the restrictions on the ability of Restricted Subsidiaries to engage in activities described in the first paragraph of this covenant contained in the agreements governing Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced.

Merger, Consolidation or Sale of Assets

   The Indenture provides that (1) neither the Partnership nor any Subsidiary Guarantor may, directly or indirectly, consolidate or merge with or into another Person; and (2) the Partnership will not directly or indirectly sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

      (1) either: (a) the Partnership or the Subsidiary Guarantor is the surviving entity; or (b) the Person formed by or surviving any consolidation or merger or to which the sale, assignment, transfer, conveyance or other disposition shall have been made (in each case, if other than the Partnership or the Subsidiary Guarantor) is a limited liability company, limited partnership, partnership or corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

      (2) the Person formed by or surviving any consolidation or merger or the Person to which the sale, assignment, transfer, conveyance or other disposition shall have been made (in each case, if other than the Partnership or the Subsidiary Guarantor), assumes all the obligations of the Partnership or the Subsidiary Guarantor, as applicable, under the Notes, the Indenture, the Registration Rights Agreement, the Subsidiary Guarantee and the Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee, in its reasonable discretion;

      (3) immediately before and immediately after giving effect to the transaction (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction) no Default or Event of Default would exist or be continuing;

      (4) in the case of a consolidation or merger of the Partnership, the Partnership or the Person formed by or surviving any such consolidation or merger, or, in the case of a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership, the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (if other than the Partnership) will, or, in the case of a consolidation or merger of a Subsidiary Guarantor or the sale, assignment, transfer, lease, conveyance or other disposition of the property or assets of the Subsidiary Guarantor, the Partnership will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions, in each case, as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant entitled "-- Incurrence of Indebtedness and Issuance of Disqualified Stock";

      (5) the transaction would not require any holder of Notes to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction which would not be required in the absence of such transaction; provided that a transaction involving a jurisdiction that does not require the licensing or qualification of any holder of Notes as a condition to such transaction, but reserves the discretionary right to

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   require the licensing or qualification of any holder of Notes, shall not be prohibited pursuant to the terms of this clause (5);

      (6) the transaction would not result in the material impairment or loss of any qualification or any license necessary for any Gaming Business operated, or anticipated to be operated, by the Partnership or any of its Restricted Subsidiaries following the consummation of the proposed transaction;

      (7) the Partnership has delivered to the Trustee an Opinion of Counsel satisfactory to the Trustee in its reasonable discretion confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax in the same manner and at the same time as would have been the case if such transaction had not occurred; and

      (8) the Partnership, the Subsidiary Guarantor or the resulting Person will have delivered to the Trustee (a) an Officers' Certificate and an Opinion of Counsel (which counsel may not be in-house counsel of either of the Issuers or any of their Affiliates), each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with this provision of the Indenture and the Collateral Documents and that all conditions precedent in the Indenture relating to the transaction have been satisfied and (b) a certificate from the Partnership's independent certified public accountants stating that the Partnership has made the calculations required by clause (4) above in accordance with the terms of the Indenture and the Collateral Documents.

   In addition, neither the Partnership nor any Subsidiary Guarantor may, and none of them may permit any Restricted Subsidiary to, directly or indirectly, lease all or substantially all of the respective properties or assets of the Partnership or a Subsidiary Guarantor, as applicable, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Partnership and any of its Restricted Subsidiaries.

Designation of Restricted and Unrestricted Subsidiaries

   The Partnership's Management Committee may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Partnership and its Restricted Subsidiaries in the Restricted Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and that designation will only be permitted if such Investment would be permitted at that time pursuant to the covenant entitled "-- Restricted Payments" and will reduce the amount available for Restricted Payments under the covenant entitled "-- Restricted Payments." That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Partnership's Management Committee may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Transactions with Affiliates

   The Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

      (1) to the extent that such transaction could be entered into with an unrelated Person, the Affiliate Transaction is on terms that are no less favorable to the Issuers or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuers or the Restricted Subsidiary with an unrelated Person;

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      (2) with respect to any Affiliate Transaction or series of related
   Affiliate Transactions involving aggregate consideration in excess of $1.0 million, prior to the time that the aggregate consolidation paid for such Affiliate Transaction or series of Affiliate Transactions exceeds $1.0 million, the Partnership delivers to the Trustee a resolution of its Management Committee set forth in an Officers' Certificate certifying that the Affiliate Transaction complies with this covenant and that the Affiliate Transaction has been approved by a majority of the members of its Management Committee, and, to the extent that there are members of the Management Committee that do not have a direct or indirect financial interest in such Affiliate Transaction and who were not appointed to the Management Committee by a Person that has a direct or indirect financial interest in such Affiliate Transaction, by a majority of such disinterested members of the Management Committee; and

      (3) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration of $10.0 million or more, prior to the time that the aggregate consolidation paid for such Affiliate Transaction or series of Affiliate Transactions exceeds $10.0 million, the Partnership delivers to the Trustee an opinion as to the fairness to the Partnership or the relevant Restricted Subsidiary of that Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing who does not, and whose directors, officers, employees, and Affiliates do not, have a direct or indirect material financial interest in the Partnership or any Affiliate of the Partnership; provided that ownership of less than 5% of the outstanding equity interests of an Affiliate of the Partnership shall not constitute a material financial interest in the Partnership and the Partnership shall be entitled to rely on representations made by such accounting, appraisal or investment banking firm as to ownership of such equity interests.

   The following items will not be deemed to be Affiliate Transactions and will not be subject to the provisions of the prior paragraph:

      (1) to the extent not otherwise prohibited under the Indenture, transactions in the ordinary course of business consistent with past practices of the Partnership on terms that the Management Committee believes in its good faith judgment are commercially reasonable to the Issuers or the relevant Restricted Subsidiary;

      (2) to the extent not otherwise prohibited under the Indenture, transactions between or among the Partnership and/or its Restricted Subsidiaries, provided, that, in each case, no Affiliate of the Partnership (other than another Restricted Subsidiary or a director owning qualifying shares) owns Capital Stock of any such Restricted Subsidiary;

      (3) reasonable compensation paid to and indemnities provided on behalf of, officers, directors, employees or Management Committee members of the Partnership or any Restricted Subsidiary; and

      (4) Restricted Payments, Permitted Investments and other payments and distributions that are permitted by the provisions of the Indenture described above under the caption "Restricted Payments."

Limitations on Issuances and Sales of Equity Interests in Restricted
Subsidiaries

   The Indenture provides that all of the Partnership's Restricted Subsidiaries shall be wholly owned by the Partnership, by one or more of its Restricted Subsidiaries or by the Partnership and one or more of its Restricted Subsidiaries.

   The Partnership will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Partnership to any Person (other than the Partnership or a Restricted Subsidiary of the Partnership), unless:

      (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary; and

      (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant entitled "Repurchase at the Option of Holders -- Asset Sales."

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   In addition, the Partnership will not permit any of its Restricted
Subsidiaries to issue any of its Equity Interests to any Person other than to the Partnership or one or more of its Restricted Subsidiaries.

Subsidiary Guarantees

   The Indenture provides that if the Partnership or any of its Restricted Subsidiaries acquires or creates a Subsidiary that is organized and existing under the laws of any state in the United States or the District of Columbia after the date of the Indenture, then the newly acquired or created Subsidiary will execute a supplemental indenture setting forth its Subsidiary Guarantee, together with such Collateral Documents as are necessary to create and convey to the Trustee, for the benefit of the holders of the Notes, a perfected second-priority lien on all Collateral (subject to Permitted Liens) held by such Subsidiary, and deliver an Opinion of Counsel relating to the enforceability and authorization of that Subsidiary Guarantee and the perfection of the liens in favor of the Trustee on the Collateral owned by such Subsidiary Guarantor in accordance with the terms of the Indenture, pursuant to which that Restricted Subsidiary will become a Subsidiary Guarantor, on a senior secured basis, of the Issuers' payment obligations under the Notes and the Indenture; provided that this covenant will not apply to Capital or to any Subsidiary during a period when that Subsidiary (i) has been properly designated as an Unrestricted Subsidiary in accordance with the Indenture for so long as it continues to constitute an Unrestricted Subsidiary or (ii) has Total Assets of less than $1.0 million.

   In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, then that Subsidiary Guarantor (in the event of a sale or other disposition, by way of a merger, consolidation or otherwise, of all of the Capital Stock of that Subsidiary Guarantor) or the corporation or other Person acquiring the property (in the event of a sale or other disposition of all of the assets of that Subsidiary Guarantor) will be released and relieved of any obligations under that Subsidiary Guarantor's Subsidiary Guarantee; provided that the Net Proceeds of the sale or other disposition are applied in accordance with the Indenture. In addition, in the event the Partnership's Management Committee designates a Subsidiary Guarantor to be an Unrestricted Subsidiary, then that Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the designation is made in accordance with the Indenture.

Business Activities

   The Indenture provides that the Partnership will not, and will not permit any of its Restricted Subsidiaries to, engage, directly or indirectly, in any business other than a Gaming Business and any other business activities that are incidental to, related or complementary thereto. Neither the Partnership nor any of its Subsidiaries are permitted by the Indenture to conduct a Gaming Business in any gaming jurisdiction in which the Partnership or that Subsidiary is not licensed on the date of the Indenture if the holders of the Notes would be required to be licensed as a result thereof, provided that provisions described in this sentence will not prohibit the Partnership or its Restricted Subsidiary from conducting a Gaming Business in any jurisdiction that does not require licensing or qualification of all of the holders of the Notes as a condition to the conduct of business, but reserves the discretionary right to require or otherwise refuse the licensing or qualification of any holder of Notes.

Restrictions on Activities of Capital

   The Indenture provides that Capital may not hold any material assets, become liable for any obligations or engage in any significant business activities; provided that Capital may be a co-obligor or guarantor with respect to Indebtedness if the Partnership is a primary obligor of that Indebtedness and the net proceeds of that Indebtedness are received by the Partnership.

Advances to Restricted Subsidiaries

   The Indenture provides that all advances, other than equity contributions, to Restricted Subsidiaries made by the Partnership after the date of the Indenture will be evidenced by intercompany notes in favor of the

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Partnership. These intercompany notes are pledged pursuant to the Collateral
Documents to the Trustee as Collateral to secure the Notes. Each intercompany note will be payable upon demand and will bear interest at a rate equal to the then current fair market interest rate.

Insurance

   The Indenture provides that until the Notes have been paid in full, the Partnership will, and will cause its Restricted Subsidiaries to, maintain insurance with carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty, and will have provided insurance certificates evidencing such insurance to the Trustee prior to the issuance of the old notes and will thereafter provide such certificates prior to the anniversary or renewal date of each such policy, which certificate will expressly state the expiration date for each policy listed. Customary insurance coverage will be deemed to include, without limitation, the following:

      (1) workers' compensation insurance to the extent required to comply with all applicable state, territorial or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction;

      (2) comprehensive general liability insurance with minimum limits of $1.0 million per occurrence;

      (3) umbrella or excess liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $50.0 million;

      (4) business interruption insurance; and

      (5) property insurance protecting the property against losses or damages as is customarily covered by an "all-risk" policy or a property policy covering "special" causes of loss and losses resulting from earthquakes or floods for a business of similar type and size; provided, however, that such insurance will provide coverage of not less than the least of (a) 130% of the sum of (x) the outstanding principal amount of the Notes plus accrued and unpaid interest thereon and (y) the aggregate commitments under the New Credit Facility, (b) 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements customarily insured consistent with industry standards and (c) in the case of earthquake insurance, such coverage as is available on commercially reasonable terms and, in any event, is consistent with coverage obtained by businesses of a similar type and size and, in each case, with a deductible no greater than 3% of the insured value of the Hotel/Casino Property or such greater amount as is available on commercially reasonable terms.

   All insurance required by this covenant (except worker's compensation) will name the Issuers and the Trustee as additional insureds or loss payees, as the case may be, with losses in excess of $1.0 million payable jointly to the Issuers and the Trustee (unless a Default or Event of Default has occurred and is then continuing, in which case all losses are payable solely to the Trustee), with no recourse against the Trustee for the payment of premiums, deductibles, commissions or club calls, and will provide for at least 30 days notice of cancellation. All such insurance policies will be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Issuers will deliver to the Trustee on each anniversary of the issuance of the old notes a certificate of an insurance agent describing the insurance policies obtained by the Issuers and their Restricted Subsidiaries, together with an Officers' Certificate stating that such policies comply with this covenant and the related applicable provisions of the Collateral Documents.

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Further Assurances

   The Indenture provides that the Issuers will, and will cause each of their Restricted Subsidiaries to do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order to:

      (1) carry out more effectively the purposes of the Collateral Documents;

      (2) subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby;

      (3) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby; and

      (4) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted now or hereafter intended by the parties thereto to be granted to the Trustee under any other instrument executed in connection therewith or granted to the Issuers under the Collateral Documents or under any other instrument executed in connection therewith.

Payments for Consent

   The Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes or the Collateral Documents unless that consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame described in the solicitation documents relating to that consent, waiver or agreement, as applicable.

Reports

   The Indenture provides that whether or not required by the Commission, so long as any Notes are outstanding (unless defeased in a Legal Defeasance) the Issuers will furnish to the holders of Notes, within the time periods specified in the Commission's rules and regulations:

      (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file those Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuers certified independent accountants; and

      (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports.

   In addition, whether or nor required by the Commission, the Issuers will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such filing) and make such information available to securities analysts and prospective investors upon request if not obtainable from the Commission. In addition, the Issuers and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act if not obtainable from the Commission.

   If the Issuers have designated any of their Subsidiaries as Unrestricted Subsidiaries, then, to the extent that any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries would (but for its or their being

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designated as an Unrestricted Subsidiary or Subsidiaries) constitute a
Significant Subsidiary or Subsidiaries, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Issuers and their Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuers.

Events of Default and Remedies

   The Indenture provides that each of the following constitutes an Event of
Default:

      (1) default for 30 days or more in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

      (2) default in payment when due, upon maturity, redemption or otherwise, of the principal of, or premium, if any, on the Notes;

      (3) failure by the Issuers or any of their Restricted Subsidiaries to comply with the provisions described under the captions "Repurchase at the Option of Holders -- Change of Control," "Repurchase at the Option of Holders -- Asset Sales," or "Certain Covenants -- Merger, Consolidation or Sale of Assets";

      (4) failure by the Issuers or any of their Restricted Subsidiaries for 30 days after notice to comply with any of the other agreements, representations or warranties in the Indenture, the Notes or the Collateral Documents (other than a default set forth in clause (1), (2) or (3) above);

      (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Partnership or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Partnership or any of its Restricted Subsidiaries), whether the Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

          (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

          (b) results in the acceleration of that Indebtedness prior to its express maturity,

and, in each case, the principal amount of that Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

      (6) failure by the Issuers or any of their Restricted Subsidiaries to pay final non-appealable judgments (other than any judgments or portions thereof as to which a reputable insurance company has accepted full liability in writing) aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

      (7) any Guarantee of a Subsidiary Guarantor shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason, other than pursuant to the terms of the Indenture, to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee;

      (8) breach by either of the Issuers or any of the Subsidiary Guarantors in any material respect of any representation or warranty or agreement in any of the Collateral Documents or in any certificates delivered in connection therewith, the repudiation by any of them of any of its obligations under any of the Collateral Documents, the unenforceability of the Collateral Documents against any of them for any reason which continues for 30 days after written notice from the Trustee or holders of at least 25% in outstanding principal amount of Notes or the loss of the perfection or priority of the Liens granted by any of them pursuant to the Collateral Documents for any reason;

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      (9) any Gaming License is revoked, terminated or suspended or otherwise ceases to be effective resulting in the cessation or suspension of operation for a period of more than 30 days of any material portion or aspect of the Gaming Business of any Gaming Facility;

      (10) the Partnership fails to own 100% of the issued and outstanding Equity Interests of Capital;

      (11) cessation of gaming operations of Silver Legacy Resort Casino for a period of more than 180 consecutive days; or

      (12) certain events of bankruptcy or insolvency with respect to the Issuers or any of their Significant Subsidiaries or any group that, considered together, would constitute a Significant Subsidiary.

   In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuers or any of their Restricted Subsidiaries, all outstanding Notes will become due and payable immediately and automatically without further action or notice. Subject to the terms of the Intercreditor Agreement, if any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

   Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest.

   The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or the principal of, the Notes.

   In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by the Issuers or on their behalf with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to March 1, 2007, by reason of any willful action (or inaction) taken (or not taken) by the Issuers or on their behalf with the intention of avoiding the prohibition on redemption of the Notes prior to March 1, 2007, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

   The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the Trustee a statement specifying the Default or Event of Default.

No Personal Liability of Partners, Management Committee Members, Officers, Employees and Stockholders

   Except as provided by agreements governing the pledge of the Capital Stock of the Partnership to the Trustee for the benefit of the holders of the Notes, the obligations of the Issuers with respect to the Notes shall be nonrecourse to the partners of the Partnership and no member, partner, Management Committee member, director, officer, employee, incorporator or stockholder of either of the Issuers or any of their Affiliates will have any liability for any of the Issuers' or the Subsidiary Guarantors' obligations under the Notes, the Indenture, the Subsidiary Guarantees, the Collateral Documents, or for any claim based on, in respect of, or by reason of, these obligations or their creation. Each holder of Notes by accepting a Note waives and releases these individuals from this liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

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Legal Defeasance and Covenant Defeasance

   The Issuers may, at their option and at any time, elect to have their obligations with respect to the outstanding Notes and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance"). This means the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

      (1) the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, these Notes when these payments are due;

      (2) the Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

      (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' and the Subsidiary Guarantors' obligations in connection therewith; and

      (4) the Legal Defeasance provisions of the Indenture.

   In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Subsidiary Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

      (1) the Issuers must irrevocably deposit with the Trustee, in trust for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

      (2) in the case of Legal Defeasance, the Issuers will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, the Opinion of Counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Legal Defeasance had not occurred;

      (3) in the case of Covenant Defeasance, the Issuers will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of this Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

      (4) no Default or Event of Default has occurred and is continuing either:

          (a) on the date of deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or

          (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

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      (5) the Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, except with respect to the borrowing of funds as described in clause (4) above, or any other material agreement or instrument to which the Issuers or any of their Subsidiaries are a party or by which the Issuers or any of their Subsidiaries are bound;

      (6) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by them with the intent of preferring the holders of Notes over other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others;

      (7) the Issuers must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

      (8) the Issuers must have delivered to the Trustee an Opinion of Counsel to the effect that:

          (a) the trust funds will not be subject to any rights of holders of Indebtedness of the Partnership other than the Notes, and

          (b) assuming no intervening bankruptcy by either of the Issuers or any Subsidiary Guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder is an "insider" of either of the Issuers under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

Amendment, Supplement and Waiver

   Except as provided in the next three succeeding paragraphs, the Indenture, the Notes, the Subsidiary Guarantees or the Collateral Documents may be amended or supplemented by the Issuers with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes, the Subsidiary Guarantees or the Collateral Documents may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

   Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder):

      (1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

      (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

      (3) reduce the rate of or change the time for payment of interest on any Note;

      (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

      (5) make any Note payable in money other than that stated in the Notes;

      (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or Events of Default or the rights of holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

      (7) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture;

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      (8) waive a redemption payment with respect to any Note or modify the obligations of the Issuers to make offers to purchase Notes (i) upon a Change of Control after the occurrence of a Change of Control or (ii) from the proceeds of one or more Asset Sales after the aggregate amount of Excess Proceeds from such Asset Sales exceeds $5.0 million;

      (9) release all or substantially all of the Collateral from the Lien of the Indenture or the Collateral Documents (except in accordance with the provisions thereof); or

      (10) make any change in the preceding amendment and waiver provisions.

   Any amendment to, or waiver of, the provisions of any of the Collateral Documents relating to the covenant entitled "Liens" or the security provisions of the Indenture will require the consent of the holders of at least 66 2/3% in principal amount of the Notes then outstanding.

   Notwithstanding the foregoing, without the consent of any holder of Notes, the Issuers and the Trustee may amend or supplement the Indenture or the Notes:

      (1) to cure any ambiguity, defect or inconsistency;

      (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

      (3) to provide for the assumption of the Issuers' or Subsidiary Guarantors' obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of an Issuer's or Subsidiary Guarantor's assets;

      (4) to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any holder;

      (5) to enter into additional or supplemental Collateral Documents; or

      (6) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

provided, however, that in the case of a change pursuant to clause (1) or (5) above, the Issuers have delivered to the Trustee an Opinion of Counsel stating that the change does not adversely affect the rights of any holder of Notes.

Satisfaction and Discharge

   The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

      (1) either:

          (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

          (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

      (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or shall occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a

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   default under, any other instrument to which either of the Issuers or any
   Subsidiary Guarantor is a party or by which any of them is bound;

      (3) the Issuers and each Subsidiary Guarantor have paid or caused to be paid all sums payable by them under the Indenture; and

      (4) the Issuers have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

   In addition, the Issuers must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

   If the Trustee becomes a creditor of the Issuers or any Subsidiary Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate that conflict within 90 days, apply to the Commission for permission to continue or resign.

   The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the
Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs. Subject to these provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holder of Notes, unless that holder has offered to the Trustee security and indemnity satisfactory to it against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.

Governing Law

   The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Additional Information

   Anyone who receives this prospectus may obtain a copy of the Indenture, each of the Collateral Documents and the Registration Rights Agreement without charge by writing to Silver Legacy Resort Casino, 407 North Virginia Street, Reno, Nevada 89501, Attention: Bruce Sexton.

Book-Entry, Delivery and Form

   The exchange notes initially will be represented by one or more Notes in registered, global form without interest coupons (the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the

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Global Notes will not be entitled to receive physical delivery of Notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

   The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

   DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers of the old notes), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

   DTC has also advised the Issuers that, pursuant to procedures established by it:

      (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

      (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

   The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to these Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of these interests, may be affected by the lack of a physical certificate evidencing these interests.

   Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

   Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Trustee nor any of the Issuers' or the Trustee's agents has or will have any responsibility or liability for:

      (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

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      (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

   DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on the payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuers. Neither the Issuers nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

   Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

   DTC has advised the Issuers that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which the Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute these Notes to its Participants.

   Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and may discontinue those procedures at any time. Neither the Issuer nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its respective participants or indirect participants of its respective obligations under the rules and procedures governing its operations.

Exchange of Global Notes for Certificated Notes

   A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if:

      (1) DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes and the Issuers fail to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

      (2) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of the Certificated Notes; or

      (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

   Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that the

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transfer will comply with the appropriate transfer restrictions applicable to these Notes. See "Notice to Investors."

Same Day Settlement and Payment

   The Issuers will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Issuers will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no account is specified, by mailing a check to that holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Registration Rights; Liquidated Damages

   The following description is a summary of the material provisions of the Registration Rights Agreement. This summary is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

   The Issuers entered into a registration rights agreement with the initial purchasers of the old notes (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Issuers agreed, at their cost, to file the registration statement of which this prospectus is a part with the Commission (the "Exchange Offer Registration Statement") with respect to this registered offer to exchange (the "Exchange Offer") the old notes for the exchange notes (the "Exchange Notes").

   If:

      (1) the Issuers are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

      (2) any holder of Transfer Restricted Securities notifies the Issuers prior to the 20th day following consummation of the Exchange Offer that:

          (a) it is prohibited by law or Commission policy from participating in the Exchange Offer; or

          (b) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

          (c) it is a broker-dealer and owns Notes acquired directly from the Issuers or one of their affiliates,

the Issuers will file with the Commission a registration statement (the "Shelf Registration Statement") to cover resales of the Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

   The Issuers will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.


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   For purposes of the preceding, "Transfer Restricted Securities" means each
Note until:

      (1) the date on which such Note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer;

      (2) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

      (3) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

      (4) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

   The Registration Rights Agreement provides that:

      (1) the Issuers will file an Exchange Offer Registration Statement with the Commission on or prior to 60 days after the issuance of the old notes;

      (2) the Issuers will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 150 days after the issuance of the old notes;

      (3) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers will

          (a) commence the Exchange Offer; and

          (b) use their best efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer; and

if obligated to file the Shelf Registration Statement, the Issuers will use their best efforts to file the Shelf Registration Statement with the Commission as promptly as practicable after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises.

   If:

      (1) the Issuers fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing; or

      (2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

      (3) the Issuers fail to consummate the Exchange Offer within 30 business days following the date on which the Exchange Offer Registration Statement is declared effective; or

      (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then the Issuers will pay liquidated damages ("Liquidated Damages") to each holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Notes held by such holder.


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   The amount of Liquidated Damages will increase by an additional $0.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $0.25 per week per $1,000 principal amount of Notes.

   The Issuers will pay all accrued Liquidated Damages on each damages payment date to the Global Note holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

   Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

   Holders of Notes will be required to make certain representations to the Issuers (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify the Issuers against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Issuers. See "The Exchange Offer."

Certain Definitions

   Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all these terms, as well as any other capitalized terms used herein for which no definition is provided.

   "Acquired Debt" means, with respect to any specified Person:

      (1) Indebtedness of any other Person existing at the time that other Person is merged with or into, became a Restricted Subsidiary of, or substantially all of its business and assets were acquired by, that specified Person, whether or not the Indebtedness is incurred in connection with, or in contemplation of, the other Person merging with or into, becoming a Restricted Subsidiary of, or substantially all of its business and assets being acquired by, that specified Person; and

      (2) Indebtedness secured by a Lien encumbering any asset acquired by that specified Person.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

   "Applicable Tax Rate" means, with respect to any taxable year, the highest effective combined federal, state and local tax rates applicable to any equity holder of the Partnership, or, if such equity holder is a partnership or other pass-through entity for United States federal income tax purposes, the equity holders of such equity holders, during such taxable year with respect to income allocated to such equity holder by the Partnership, taking into account (i) the deductibility of state and local taxes for federal income tax purposes and the limitation

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of Internal Revenue Code section 68 on such deductions, computed as if the equity holder's only income were that allocated to the equity holder by the Partnership and (ii) the highest statutory rates applicable to different categories of income allocated to such equity holder by the Partnership (e.g. tax-exempt income or long-term capital gains).

   "Asset Sale" means:

      (1) the sale, lease, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of any assets or rights (including but not limited to sale and leaseback transactions); provided that the sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Issuers and their Restricted Subsidiaries taken as a whole, or the sale of the Hotel/Casino Property, will be governed by the provisions of the Indenture described above under the caption "Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "Certain
   Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

      (2) the issuance of Equity Interests by any Restricted Subsidiary or the sale of Equity Interests in any of the Partnership's Restricted Subsidiaries by the Partnership or any Restricted Subsidiary.

   Notwithstanding the foregoing, the following items will not be deemed to be Asset Sales:

      (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1,000,000;

      (2) a transfer of assets between or among the Partnership and its Restricted Subsidiaries;

      (3) an issuance of Equity Interests by Capital to the Partnership or by a Restricted Subsidiary to the Partnership or to another Restricted Subsidiary;

      (4) the sale of inventory or obsolete furniture, fixtures, equipment or other assets in the ordinary course of business;

      (5) dispositions of gaming equipment in the ordinary course of business pursuant to an established program for the maintenance and upgrading of this equipment;

      (6) dispositions pursuant to the foreclosure of any Lien on assets securing any FF&E Financing or Capital Lease Obligation permitted pursuant to the provisions of the Indenture described above under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock," provided that the FF&E Financing or Capital Lease Obligation is secured by a Lien that relates only to assets purchased with that FF&E Financing or Capital Lease Obligation, and provided further that each foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with applicable law;

      (7) the sale or other disposition of cash or Cash Equivalents; and

      (8) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "Certain Covenants -- Restricted Payments."

   "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

   "Capital Stock" means:

      (1) in the case of a corporation, any and all shares of stock issued by the corporation;

      (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;


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      (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

      (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

   "Carano Interests" means Donald L. Carano, his spouse, lineal descendants (including adopted children and their lineal descendants) and any trust or entity that is owned exclusively by or established for the exclusive benefit of, or the estate of, any of the foregoing.

   "Cash Equivalents" means:

      (1) United States dollars;

      (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

      (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank chartered or organized in the United States and having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

      (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

      (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

      (6) a money market fund at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition, if such fund has assets of not less than $500 million.

   "Change of Control" means the occurrence of any of the following:

      (1) the Permitted Holders shall at any time cease to own, directly or indirectly, in the aggregate, at least 50% of the Voting Stock of the Partnership or any entity resulting from any merger or consolidation of the Partnership with any Person;


      (2) after an Initial Public Offering, the Partnership's becoming aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy vote, written notice or otherwise) the acquisition by any Person or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 35% or more of the Voting Stock of the Partnership, or such other Person surviving the transaction and, at such time, the Permitted Holders shall fail to beneficially own, directly or indirectly, securities representing greater than the combined voting power of the Partnership's or such other Person's Voting Stock as is beneficially owned by such Person or group;

      (3) the direct or indirect sale, transfer, conveyance or other disposition of the Hotel/Casino Property;

      (4) the first day on which the Partnership fails to own 100% of the issued and outstanding Equity Interest of Capital, other than by reason of a merger of Capital with and into a corporate successor to the Partnership;

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      (5) the first day on which a majority of the members of the Partnership's
   Management Committee are not Continuing Members; and

      (6) the adoption of a plan relating to the liquidation or dissolution of either of the Issuers.

   "Collateral" means all "collateral" referred to in the Collateral Documents and all other property or assets that become subject to a Lien in favor of the Trustee or the holders of the Notes.

   "Collateral Documents" means, collectively, all agreements, instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence, the Lien of the Trustee in the Collateral.

   "Commission" means the Securities and Exchange Commission.

   "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of that Person for that period plus (without duplication):

      (1) an amount equal to any extraordinary loss plus the amount of any net loss realized by that Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent those losses were deducted in computing Consolidated Net Income; plus

      (2) provision for taxes based on income or profits of that Person and its Restricted Subsidiaries for the relevant period, to the extent that the provision for taxes was deducted in computing Consolidated Net Income or, so long as that Person is treated as a partnership or other pass through entity for United States federal income tax purposes, the Tax Amount of that Person and its Restricted Subsidiaries for the relevant period; plus

      (3) consolidated interest expense of that Person and its Restricted Subsidiaries for the relevant period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that this expense was deducted in computing Consolidated Net Income; plus

      (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of that Person and its Restricted Subsidiaries for the relevant period to the extent that depreciation, amortization and other non-cash expenses were deducted in computing Consolidated Net Income; minus

      (5) non-cash items increasing Consolidated Net Income for the relevant period, other than the accrual of revenue in the ordinary course of business.

   Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Issuers will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Issuers only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Issuers by that Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

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   "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP; provided that:

      (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

      (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

      (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of its acquisition will be excluded; and

      (4) the cumulative effect of a change in accounting principles will be excluded.

   "Continuing Member" means, as of any date of determination, any member of the Management Committee who:

      (1) was a member of the Partnership's Management Committee on the date of the Indenture; or

      (2) was nominated for election or elected to the Partnership's Management Committee with the approval of a Permitted Holder.

   "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

   "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuers to repurchase that Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of that Capital Stock provide that the Issuers may not repurchase or redeem any of that Capital Stock unless the repurchase or redemption complies with the covenant described above under the caption "Certain Covenants -- Restricted Payments."

   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Existing Indebtedness" means Indebtedness of the Issuers and their Restricted Subsidiaries (excluding Indebtedness under the New Revolving Facility but including Indebtedness under the New Term Loan Facility) outstanding or incurred immediately prior to or concurrently with the execution of the Indenture, until those amounts are repaid.

   "FF&E" means furniture, fixture and equipment, including gaming equipment, used in connection with any Gaming Business.

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   "FF&E Financing" means the incurrence of Indebtedness, the proceeds of which will be used to finance the acquisition by the Partnership or a Restricted Subsidiary of FF&E used in connection with any Gaming Facility whether or not secured by a Lien on such FF&E; provided that such Indebtedness does not exceed the cost of such FF&E at the time of its acquisition.

   "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of that Person for that period to the Fixed Charges of that Person for that period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary revolving credit borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to that incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or that issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

   In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

      (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to that reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;

      (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

      (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to those Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

   "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

      (1) the consolidated interest expense of that Person and its Restricted Subsidiaries for that period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease
   Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and the net effect of all payments made or received pursuant to Hedging Obligations; plus

      (2) the consolidated interest of that Person and its Restricted Subsidiaries that was capitalized during that period; plus

      (3) any interest expense on Indebtedness of another Person that is Guaranteed by that Person or one of its Restricted Subsidiaries or secured by a Lien on assets of that Person or one of its Restricted Subsidiaries, whether or not the Guarantee or Lien is called upon; plus

      (4) the product of (a) all dividends and distributions, whether paid or accrued and whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries other than dividends or distributions on Equity Interests payable solely in Equity Interests of the Partnership (other than Disqualified Stock) or to the Partnership or a Restricted Subsidiary of the Partnership, and (b) a fraction, the numerator of which is one and the denominator of which is one minus the Applicable Tax Rate

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   for such Person with respect to the taxable year in which the distribution is made (calculated based on a reasonable estimate of the character of the income to be allocated to such person with respect to such distribution).

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by other entities that have been approved by a significant segment of the accounting profession, which are in effect from time to time.

   "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or the political subdivision or otherwise, and whether now or hereafter in existence, or any officer or official thereof, including the Nevada State Gaming Commission, the Nevada State Gaming Control Board and any other applicable gaming regulatory authority with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Partnership or any of its Subsidiaries.

   "Gaming Business" means the gaming business and includes all businesses necessary for, incident to, connected with or arising out of the operation of a gaming establishment or facility (including developing and operating lodging, retail and restaurant facilities, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto) and any businesses incident and useful to the Gaming Business, including without limitation food and beverage distribution operations to the extent that they are operated in connection with a gaming business.

   "Gaming Facility" means any tangible vessel, building, or other structure used or expected to be used to enclose space in which a Gaming Business is conducted and (i) wholly or partially owned, directly or indirectly, by the Partnership or any Restricted Subsidiary or (ii) any portion or aspect of which is managed or used, or expected to be managed or used, by the Partnership or any of its Restricted Subsidiaries; provided that the term Gaming Facility does not include any real property whether or not this vessel, building or other structure is located thereon or adjacent thereto or any furniture, fixtures and equipment, including gaming equipment, used in connection with any Gaming Business.

   "Gaming License" means any license, permit, franchise or other authorization from any Gaming Authority required on the date of the Indenture or at any time thereafter to own, lease, operate or otherwise conduct the Gaming Business of the Partnership and its Subsidiaries, including all licenses granted under the gaming laws of a jurisdiction or jurisdictions to which the Partnership or any of its Subsidiaries is, or may at any time after the date of the Indenture, be subject.

   "Government Securities" means securities that are

      (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

      (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to

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the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

   "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

   "Hedging Obligations" means, with respect to any specified Person, the obligations of that Person under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to manage interest rate risk.

   "Hotel/Casino Property" means that certain parcel of real property together with the improvements thereon operated as the Silver Legacy Resort Casino located at 404 North Virginia Street in the city of Reno, Nevada.

   "Indebtedness" means, with respect to any specified Person and without duplication, any liability of that Person, whether or not contingent:

      (1) for borrowed money;

      (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

      (3) in respect of banker's acceptances;

      (4) representing Capital Lease Obligations;

      (5) representing the balance deferred and unpaid of the purchase price of any property, except any balance that constitutes an accrued expense or trade payable;

      (6) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided, however, that the amount of such Indebtedness shall be limited to the lesser of the fair market value of the assets or property to which such Lien attaches and the amount of the Indebtedness so incurred;

      (7) representing any Hedging Obligations; and

      (8) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations and the amount of that Person's obligation to the redemption, repayment or other repurchase of Disqualified Stock) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person).

   The amount of any Indebtedness outstanding as of any date will be:

      (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

      (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

   "Initial Public Offering" means the first underwritten public offering of Capital Stock of the Partnership (other than a public offering registered on Form S-8 under the Securities Act) that results in net proceeds of at least $20.0 million to the Partnership or its successor entity.

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   "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the date of the Indenture by and among Bank of America, N.A., as administrative agent, The Bank of New York, as trustee, and the Issuers.

   "Investments" means, with respect to any Person, all direct or indirect investments by that Person in other Persons (including Affiliates) in the forms of loans (including Subsidiary Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Partnership or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary such that, after giving effect to the sale or disposition, that Person is no longer a Restricted Subsidiary, then the Partnership or that Restricted Subsidiary will be deemed to have made an Investment on the date of the sale or disposition equal to the fair market value of the Equity Interests of that Subsidiary not sold or disposed of pursuant to the sale or disposition in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If the Issuers or any of their Restricted Subsidiaries designate a Restricted Subsidiary to be an Unrestricted Subsidiary pursuant to the provisions of the Indenture, then the Issuers or that Restricted Subsidiary will be deemed to have made an Investment on the date of that designation equal to the greater of the book value and the fair market value of the Equity Interests of that Subsidiary in an amount determined as provided in the final paragraph of the covenant described above under the caption "Certain Covenants -- Restricted Payments."

   The acquisition by the Partnership or any Restricted Subsidiary of a Person that holds an Investment in any third Person will be deemed to be an Investment by the Partnership or the Restricted Subsidiary in that third Person in an amount equal to the fair market value of the Investment held by the acquired Person in that third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "Certain
Covenants -- Restricted Payments."

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

   "Management Committee" means:

      (1) with respect to a corporation, the Board of Directors of the corporation;

      (2) with respect to the Partnership, the executive committee of the Partnership;

      (3) with respect to a limited partnership or partnership other than the Partnership, the Board of Directors of the general partner of the partnership; and

      (4) with respect to any other Person, the board or committee of that Person serving a similar function.

   "Net Income" means, with respect to any specified Person for any period, (i) the net income (loss) of that Person for that period, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends and distributions, excluding, however, (1) any gain (but not loss), together with any related provision for taxes on that gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by that Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of that Person or any of its Restricted Subsidiaries, including, with respect to the Partnership, premiums paid in connection with the purchase of Notes; and (2) any extraordinary gain (but not loss), together

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with any related provision for taxes on that extraordinary gain (but not loss), less, (ii) in the case of any Person that is treated as a partnership or other pass through entity for United States federal or state income tax purposes, the Tax Amount of that Person for such period.

   "Net Proceeds" means the aggregate cash proceeds received by the Partnership or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to the Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, any taxes or Tax Distributions paid or payable by the Partnership as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under the New Credit Facility, secured by a Lien on the asset or assets that were the subject of the Asset Sale and any reserve for adjustment in respect of the sale price of the asset or assets established in accordance with GAAP.

   "New Credit Facility" means the New Term Loan Facility and the New Revolving Facility.

   "New Revolving Facility" means (a) the revolving portion of that certain Credit Agreement dated as of March 1, 2002 between the Partnership and the lenders thereunder (and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith) and (b) any amendment, modification, supplement, restatement, refunding, refinancing, restructuring, replacement, renewal, repayment or extension thereof (whether with the original agent and lenders or other agents and lenders or otherwise and whether provided under the Credit Agreement or other credit agreements or otherwise) or additional revolving lines of credit with respect to which the principal lender is a commercial banking institution with over $500 million in assets.

   "New Term Loan Facility" means the term loan portion of that certain Credit Agreement dated as of March 1, 2002 between the Partnership and the lenders thereunder (and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith) in an initial principal amount of $20.0 million.

   "Non-Recourse Indebtedness" means Indebtedness:

      (1) as to which neither the Partnership nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
   (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

      (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Partnership or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

      (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Partnership or any of its Restricted Subsidiaries.

   "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Permitted Holders" means the (1) Carano Interests, (2) Mandalay Resort Group and any Person into which Mandalay Resort Group merges or consolidates or that acquires all or substantially all of the assets and properties of Mandalay Resort Group and (3) any Wholly-Owned Subsidiary of any of the foregoing.

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   "Permitted Investments" means:

      (1) any Investment in the Partnership or in any of its Restricted Subsidiaries including, without limitation, any Investment in the Gaming Business of the Partnership or in the Gaming Business of any such Restricted Subsidiary;

      (2) the making of Investments in the Partnership by any Subsidiary (provided that any Indebtedness evidencing that Investment is subordinated and junior to the Notes);

      (3) any Investment in Cash Equivalents;

      (4) any Investment by the Partnership or any of its Restricted Subsidiaries in a Person, if as a result of that Investment:

          (a) the Person becomes a Restricted Subsidiary of the Partnership engaged in the Gaming Business; or

          (b) the Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Partnership or a Restricted Subsidiary engaged in the Gaming Business;

      (5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Repurchase at the Option of Holders -- Asset Sales";

      (6) advances and loans to employees of the Partnership or a Restricted Subsidiary in the ordinary course of business not in excess of $500,000 at any one time outstanding;

      (7) Investments acquired by the Partnership or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Partnership or such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such Investment or accounts receivable or (b) as a result of a foreclosure by the Partnership or such Restricted Subsidiary or other transfer of title with respect to any secured Investment in default; or

      (8) Hedging Obligations otherwise permitted under the Indenture.

   "Permitted Liens" means:

      (1) Liens on the assets of the Issuers and any Subsidiary Guarantor created (a) by the Indenture and the Collateral Documents securing Notes issued on the date of the Indenture and, to the extent that additional Notes are issued to refinance amounts outstanding under the New Term Loan Facility, such additional Notes, the Exchange Notes and the Subsidiary Guarantees or (b) by the New Credit Facility;

      (2) Liens in favor of the Issuers or any of their Restricted Subsidiaries;

      (3) Liens on property of a Person existing at the time that Person is acquired by, merged with or into or consolidated with the Issuers or any of their Restricted Subsidiaries; provided that those Liens were in existence prior to the contemplation of the acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired by, merged into or consolidated with the Issuers or such Restricted Subsidiary;

      (4) Liens on property existing at the time of acquisition thereof by the Issuers or any of their Restricted Subsidiaries; provided that those Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets other than the acquired property;

      (5) Liens or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

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      (6) Liens to secure Indebtedness (including Capital Lease Obligations)
   permitted by clause (5) of the second paragraph of the covenant entitled "Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock" covering only the assets acquired with or improved with the proceeds of that Indebtedness;

      (7) Liens to secure Indebtedness that is Permitted Refinancing Indebtedness incurred with respect to the New Term Loan Facility;

      (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that can be paid without penalty or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

      (9) Liens incurred in the ordinary course of business of the Partnership or of any of its Restricted Subsidiaries with respect to obligations that do not at any time exceed 5% of the net book value of the total net assets of the Partnership as of the time of determination and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof by the Partnership or its Restricted Subsidiary;

      (10) leases or subleases that are not prohibited by the terms of the Indenture and that are granted to others in the ordinary course of business and do not in any material respect interfere with the business of the Partnership or any Restricted Subsidiary and deposits made in connection therewith;

      (11) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business and not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Partnership and its Restricted Subsidiaries in accordance with GAAP;

      (12) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

      (13) easements, rights-of-way, restrictions and other similar encumbrances or charges which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary course of the business of the Partnership and its Restricted Subsidiaries, taken as a whole, and any exceptions to title set forth in any title policies;

      (14) Liens existing on the date of the Indenture;

      (15) Liens incurred in the ordinary course of business securing Hedging Obligations otherwise permitted under the terms of the Indenture; and

      (16) Liens securing Permitted Refinancing Indebtedness, provided, that, in each case, such Liens do not extend to any additional property or asset that did not secure the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded or that did not secure the Indebtedness affected by such amendment or renewal and do not have a higher priority than the Liens securing the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded.

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   "Permitted Refinancing Indebtedness" means any Indebtedness of the
Partnership or of any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuers or of any of their Restricted Subsidiaries that was permitted by the Indenture to be incurred under the first paragraph of the covenant entitled "Certain
Covenants --Incurrence of Indebtedness and Issuance of Disqualified Stock" or clause (3) of the second paragraph of such covenant; provided that:

      (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the sum of (a) the outstanding principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all premiums and reasonable expenses incurred in connection therewith) less (b) all due and unpaid scheduled principal payments with respect thereto plus (c) the reasonable fees and expenses incurred in connection with obtaining such Permitted Refinancing Indebtedness;

      (2) the Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

      (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, the Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

      (4) the Indebtedness is incurred either by the Issuers or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

   "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

   "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or distributions or upon liquidation, dissolution or winding up.

   "Restricted Investment" means an Investment other than a Permitted
Investment.

   "Restricted Subsidiary" of a Person means any Subsidiary of that Person that is not an Unrestricted Subsidiary.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Significant Subsidiary" means a "significant subsidiary" of the Partnership as defined in Article I, Rule 1-02 of Regulation S-X promulgated under the Securities Act.

   "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing that Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase such interest or principal prior to the date originally scheduled for the payment thereof.

   "Subsidiary" means, with respect to any specified Person:

      (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

      (2) any partnership (a) the sole general partner or the managing general partner of which is that Person or a Subsidiary of that Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

   "Subsidiary Guarantee" means a guarantee of the Issuers' payment obligations under the Notes and the Indenture by a Subsidiary Guarantor in accordance with the provisions of the Indenture.

   "Subsidiary Guarantor" means each Restricted Subsidiary that executes a Subsidiary Guarantee of the Issuers' payment obligations under the Notes and the Indenture in accordance with the provisions of the Indenture, and their respective successors and assigns.

   "Tax Amount" means, with respect to any taxable year, without duplication, the amount of taxable income of any Person for such period multiplied by the Applicable Tax Rate.

   "Tax Distribution" means a distribution in respect of taxes to the partners of the Partnership pursuant to clause (4) of the second paragraph of the covenant entitled "Restricted Payments."

   "Total Assets" means, with respect to any person, the aggregate of all assets of such Person and its subsidiaries as would be shown on the balance sheet of such Person prepared in accordance with GAAP.

   "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

   "Unrestricted Subsidiary" means any Subsidiary of the Partnership other than Capital that is designated by the Management Committee as an Unrestricted Subsidiary pursuant to a resolution, but only to the extent that such
Subsidiary:

      (1) has no Indebtedness other than Non-Recourse Indebtedness;

      (2) is not party to any agreement, contract, arrangement or understanding with the Partnership or any Restricted Subsidiary of the Partnership unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Partnership or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Partnership;

      (3) is a Person with respect to which neither the Partnership nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

      (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Partnership or any of its Restricted Subsidiaries.

   Any designation of a Subsidiary of the Partnership as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant entitled "Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Partnership as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock," the Partnership shall be in default of such covenant. The Management Committee of the Partnership may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Partnership of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant entitled "-- Incurrence of Indebtedness and Issuance of Disqualified Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Default or Event of Default would be in existence following such designation.

   "Voting Stock" means any class of Capital Stock of any Person then outstanding normally entitled (without regard to the occurrence of any contingency) to vote in elections of the members of such Person's Management Committee.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

      (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between that date and the making of the payment; by

      (2) the then outstanding principal amount of that Indebtedness.

                       MATERIAL FEDERAL TAX CONSEQUENCES


   The following is a summary of the material United States federal income tax consequences of the ownership of the notes. It deals only with notes held as capital assets and acquired at original issuance and not with special classes of noteholders, such as dealers in securities or currencies, life insurance companies, tax exempt entities, and persons that hold a note in connection with an arrangement that completely or partially hedges the note. The discussion is based upon the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions thereunder as of the date of this prospectus. These authorities may be repealed, revoked or modified, perhaps retroactively, so as to produce federal income tax consequences different from those discussed below.

   Prospective holders of notes should consult their own tax advisors concerning the United States federal income tax and any state or local income or franchise tax consequences in their particular situations, as well as any consequences under the laws of any other taxing jurisdiction.

United States Holders

   For purposes of this discussion, a "United States holder" generally means

  .   a citizen or resident of the United States;

  . a partnership, corporation or other entity created or organized in or under the law of the United States or of any State of the United States;

  . an estate the income of which is subject to United States federal income tax regardless of its source; or

  . a trust, if either (A) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust or (B) the trust was in existence on August 20, 1996, was treated as a United States person on that date and elected to be treated as a United States person at all times thereafter.

The term also includes certain former citizens of the United States whose income and gain on the notes will be subject to United States income tax.

   Payments of Interest. Payments of stated interest on a note will generally be taxable to a United States holder as ordinary interest income at the time it is received or accrued, depending on the noteholder's method of accounting for tax purposes.

   Additional Interest and Exchange Offer. We intend to take the position that the likelihood that additional interest will be paid is remote and that the amount of additional interest if paid, will be incidental. Accordingly, the special rules applicable to debt instruments with contingent payments would generally not apply. The additional interest described under "Registration Rights; Additional Interest" would be taxable to a United States holder as ordinary income in accordance with such United States holder's method of accounting for tax purposes. The IRS, however, may take a different position, which could affect the timing of both a United States holder's income and our deduction with respect to such additional interest and could also affect the character as ordinary or capital gain or loss of any income recognized on the disposition of a note.

   The exchange of a note by a United States holder for an exchange note will not constitute a taxable exchange of the note. As a result, a United States holder will not recognize taxable gain or loss upon receipt of an exchange note, a United States holder's holding period for an exchange note generally will include the holding period for the note so exchanged and such United
States holder's adjusted tax basis in an exchange note generally will be the same as such United States holder's adjusted tax basis in the note so exchanged.

   Backup Withholding and Information Reporting. In general, information reporting requirements will apply to payments of principal and interest on a note and the proceeds of the sale of a note before maturity within the United States to non-corporate United States holders. A 30% "backup withholding" tax will apply to such payments if the United States holder fails to provide certain documentation including an accurate taxpayer identification number or certification of exempt status and, in certain circumstances, a certification that it has not been notified by the Internal Revenue Service that, as a result of failing to report all interest and dividends required to be shown on its federal income tax return, it is subject to backup withholding. Amounts withheld may be allowable as a credit against a holder's federal income tax.

Non-United States Holders

   As used herein, a "Non-United States holder" is a person or entity that, for United States federal income tax purposes, is not a United States holder.

   If the income or gain on the notes is "effectively connected with the conduct of a trade or business within the United States" by the Non-United States holder holding the note, such income or gain will be subject to tax essentially in the same manner as if the notes were held by a United States holder, as discussed above, and in the case of a Non-United States holder that is a foreign corporation, may also be subject to the United States branch profits tax. Such foreign corporations should consult their own tax advisors concerning the branch profits tax.

   If the income and gain on the notes is not "effectively connected with the conduct of a trade or business within the United States," then, under the portfolio interest exemption of current United States federal income tax law, payments of principal and interest on a note by us or any paying agent to a noteholder that is a Non-United States holder will not be subject to withholding of United States federal income tax, if the noteholder:

  . does not actually or constructively own 10% or more of the combined voting power of all classes of our stock;

  . is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business;

  . is not a controlled foreign corporation related to us through stock ownership; and

  .   provides appropriate certification.

   Under current law, the certification requirement will be met if either:

  . in accordance with specified procedures, the Non-United States holder provides to us or our paying agent a Form W-8 (or a suitable substitute or successor form), that is signed under penalties of perjury, includes its name and address, and contains a certification that the holder is not a United States person; or

  . the Non-United States holder provides a Form W-8 (or a suitable substitute or successor form), signed under the penalties of perjury, to a qualified intermediary, such as a securities clearing organization, bank, or other financial institution who holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of a beneficial owner, and the qualified intermediary certifies to us, or our paying agent, under the penalties of perjury, that such statement has been received by it from the beneficial owner, directly or through another intermediary financial institution, and furnishes us or our paying agent with a copy.

   Recently finalized Treasury regulations that are applicable to interest paid after December 31, 2000, provide alternative documentation procedures for satisfying the certification requirement described above. These regulations add intermediary certification options for certain qualifying agents. For instance, under one option, a withholding agent would be allowed to rely on an IRS Form W-8IMY, or suitable substitute or successor form, furnished by a financial institution or other intermediary on behalf of one or more beneficial owners or other intermediaries without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and thus is a qualified intermediary.

   If a Non-United States holder does not qualify for the portfolio interest exemption, interest payments to the Non-United States holder that are not effectively connected with the conduct of a U.S. trade or business would be subject to United States withholding at a 30% rate. The rate may be reduced or eliminated under applicable treaties. To claim the benefit of a treaty the Non-United States holder must furnish us with an appropriate form, e.g., Form W-8BEN.

   If the income and gain on the notes is not "effectively connected with the conduct of a trade or business within the United States," a noteholder that is a Non-United States holder will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of the note, unless in the case of a Non-United States holder who is a nonresident alien individual and holds the note as a capital asset, the holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

   Under current United States estate tax law, a noteholder will not be subject to United States federal estate tax as a result of the death of a noteholder who is not a citizen or resident of the United States at the time of death, provided that the noteholder did not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of our stock and, at the time of the noteholder's death, payments of interest on the note would not have been effectively connected with the conduct by the noteholder of a trade or business in the United States.

   United States information reporting requirements and backup withholding tax will not apply to payments on a note made outside the United States by us or any paying agent (acting in its capacity as such) to a noteholder that is a Non-United States holder provided that a certification of non-U.S. status, as discussed above, has been received and neither we nor our paying agent has actual knowledge that the payee is not a Non-United States holder.

   Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), provided that the broker:

  .   is a Non-United States holder;

  . derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States; and

  . is not a controlled foreign corporation as to the United States or a foreign partnership doing business in the United States or in which United States persons own more than 50% of the income or capital interests ("foreign controlled person.")

   Payment of the proceeds of the sale of a note effected outside the United States by a foreign office of any broker that is not a foreign controlled person will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-United States holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

                             PLAN OF DISTRIBUTION

   Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange notes received in exchange for old notes where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities. To the extent a broker-dealer participates in the exchange offer and so notifies us, we have agreed to make this prospectus, as amended or supplemented, available to the broker-dealer for use in connection with any such resale. We will promptly send additional copies of this prospectus and any amendment or supplement to any broker-dealer that requests the documents in the letter of transmittal.

   We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Broker-dealers may sell exchange notes received by them for their own account pursuant to the exchange offer from time to time in one or more transactions:

  .   in the over-the-counter market;

  .   in negotiated transactions;

  .   through the writing of options on the exchange notes; or

  .   through a combination of the above methods of resale,

at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell exchange notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   We have agreed to pay all expenses incident to the exchange offer, other than commissions and concessions of any broker-dealer. We estimate the expenses we will incur in connection with the exchange offer to be approximately $175,000, which includes fees and expenses of the exchange agent and trustee, registration fees, and accounting, legal, printing and related fees and expenses. We also will provide indemnification against specified liabilities, including liabilities that may arise under the Securities Act, to broker-dealers that make a market in the old notes and exchange old notes in the exchange offer for exchange notes.

   By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of exchange notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which:

  .   makes any statement in the prospectus untrue in any material respect;

  . requires the making of any changes in the prospectus to make the statements in the prospectus not misleading; or

  . may impose upon us disclosure obligations that may have a material adverse effect on us,

which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer.

                                 LEGAL MATTERS

   Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania will pass upon various legal matters for us in connection with the exchange notes offered hereby. Certain matters of Nevada law will be passed upon for us by McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP, Reno and Las Vegas, Nevada. Donald L. Carano, who owns an approximately 30.3% beneficial interest in Eldorado Limited Liability Company, one of the Partnership's two partners, and has owned a controlling interest in that entity's parent or its predecessor since 1973, maintains an "of counsel" relationship with McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP, but is not involved in the active practice of law or in the representation of the Partnership, Capital or any of their affiliates as an attorney.

                                    EXPERTS

   The consolidated financial statements and schedules of Circus and Eldorado Joint Venture and Silver Legacy Capital Corp. as of December 31, 2001 and 2000 and for the three years in the period ended December 31, 2001 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             AVAILABLE INFORMATION

   We have filed with the Securities and Exchange Commission a registration statement on Form S-4, including exhibits and schedules, under the Securities Act with respect to the exchange notes to be offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this prospectus. Accordingly, any statements made in this prospectus as to the contents of any agreement or other document are not necessarily complete. With respect to each agreement or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement in this prospectus shall be deemed qualified in its entirety by this reference. You may read and copy all or any portion of the registration statement or any reports, statements or other information in the files at the following public reference facility of the Commission:

                                Judiciary Plaza
                            450 Fifth Street, N.W.
                                   Room 1024
                            Washington, D.C. 20549

   You can request copies of these documents upon payment of a duplicating fee by writing to the Commission. You may call the Commission at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the Commission at http://www.sec.gov.

   We intend to furnish the holders of our notes with annual reports containing audited financial statements and quarterly reports for the first three quarters of each year containing unaudited interim financial information.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Public Accountants..........................................................  F-2
Consolidated Balance Sheets as of December 31, 2001 and 2000......................................  F-3
Consolidated Statements of Income for the years ended December 31, 2001, 2000 and 1999............  F-4
Consolidated Statements of Partners' Equity for the years ended December 31, 2001, 2000 and 1999..  F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999........  F-6
Notes to Consolidated Financial Statements........................................................  F-7
Condensed Consolidated Balance Sheets as of March 31, 2002 (Unaudited) and December 31, 2001...... F-16
Condensed Consolidated Statements of Income (Unaudited) for three months ended March 31, 2002 and 2001........................................................................................ F-18
Consolidated Statements of Partners' Equity as of March 31, 2002 (Unaudited) and December 31, 2001 F-19
Condensed Consolidated Statements of Cash Flows (Unaudited) for the three months ended
  March 31, 2002 and 2001......................................................................... F-20
Notes to Condensed Consolidated Financial Statements (Unaudited).................................. F-21

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
  Circus and Eldorado Joint Venture
  (doing business as Silver Legacy Resort Casino):

We have audited the accompanying consolidated balance sheets of Circus and Eldorado Joint Venture (doing business as SILVER LEGACY RESORT CASINO) and subsidiary (the "Joint Venture") as of December 31, 2001 and 2000, and the related consolidated statements of income, partners' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Joint Venture's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Circus and Eldorado Joint Venture (doing business as SILVER LEGACY RESORT CASINO) and subsidiary as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

As explained in Note 1 to the financial statements, effective January 1, 2001, the Joint Venture changed its method of accounting for interest rate swaps to comply with Statement of Financial Accounting Standards No. 133.

ARTHUR ANDERSEN LLP

Las Vegas, Nevada
February 8, 2002 (except with
  respect to the matter discussed
  in Note 13, as to which the date
  is March 5, 2002)

                       CIRCUS AND ELDORADO JOINT VENTURE
                (doing business as Silver Legacy Resort Casino)

                          CONSOLIDATED BALANCE SHEETS
                       As of December 31, 2001 and 2000
                            (Amounts in Thousands)

                                                        2001     2000
                                                      -------- --------
         ASSETS
         Current assets:
            Cash and cash equivalents................ $ 12,256 $ 11,125
            Accounts receivable, net.................    4,300    4,787
            Inventories..............................    1,877    1,723
            Prepaid expenses.........................    3,186    4,316
                                                      -------- --------
         Total current assets........................   21,619   21,951
         Property and equipment, net.................  280,975  288,883
         Other assets, net...........................      575    1,010
                                                      -------- --------
            Total assets............................. $303,169 $311,844
                                                      ======== ========

         LIABILITIES AND PARTNERS' EQUITY
         Current liabilities:
            Accounts payable......................... $  3,797 $  4,585
            Current portion of long-term debt........   10,000    6,500
            Accrued interest.........................      130    1,389
            Accrued and other liabilities............    8,650    8,744
            Accrued guarantee fees to related party..      185      209
                                                      -------- --------
         Total current liabilities...................   22,762   21,427
         Long-term debt, less current portion........  135,000  157,000
                                                      -------- --------
         Total liabilities...........................  157,762  178,427
         Commitments and contingencies
         Partners' equity............................  145,407  133,417
                                                      -------- --------
            Total liabilities and partners' equity... $303,169 $311,844
                                                      ======== ========

  The accompanying notes are an integral part of these consolidated financial statements.

                       CIRCUS AND ELDORADO JOINT VENTURE
                (doing business as Silver Legacy Resort Casino)

                       CONSOLIDATED STATEMENTS OF INCOME
             For the Years Ended December 31, 2001, 2000 and 1999
                            (Amounts in Thousands)

                                                                    2001      2000      1999
                                                                  --------  --------  --------
Operating revenues:
Casino........................................................... $ 98,374  $109,641  $105,284
Rooms............................................................   37,835    37,936    36,877
Food and beverage................................................   35,558    36,832    35,632
Other............................................................    7,508     8,786     7,748
                                                                  --------  --------  --------
                                                                   179,275   193,195   185,541
Less: promotional allowances.....................................  (14,598)  (15,706)  (15,193)
                                                                  --------  --------  --------
   Net operating revenues........................................  164,677   177,489   170,348
                                                                  --------  --------  --------
Operating expenses:
Casino...........................................................   45,820    48,723    46,724
Rooms............................................................   12,166    12,867    12,634
Food and beverage................................................   25,019    26,188    26,101
Other operating expenses.........................................    5,927     7,248     6,327
Selling, general and administrative..............................   29,207    29,719    28,482
Depreciation and amortization....................................   12,082    15,500    17,824
Write-off of debt issuance costs.................................      370        --        --
Loss on sale of assets...........................................        4         1         1
                                                                  --------  --------  --------
   Total operating expenses......................................  130,595   140,246   138,093
                                                                  --------  --------  --------
Operating income.................................................   34,082    37,243    32,255
                                                                  --------  --------  --------
Other (income) expense:
Insurance settlement proceeds....................................     (225)       --        --
Interest income..................................................     (112)     (248)     (162)
Interest expense, net............................................   13,299    15,721    16,334
Interest rate swap, income.......................................     (327)       --        --
                                                                  --------  --------  --------
   Total other (income) expense..................................   12,635    15,473    16,172
                                                                  --------  --------  --------
Income before cumulative effect of change in accounting principle   21,447    21,770    16,083
Cumulative effect of change in accounting principle..............     (327)       --        --
                                                                  --------  --------  --------
Net income....................................................... $ 21,120  $ 21,770  $ 16,083
                                                                  ========  ========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                       CIRCUS AND ELDORADO JOINT VENTURE
                (doing business as Silver Legacy Resort Casino)

                  CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY
             For the Years Ended December 31, 2001, 2000 and 1999
                            (Amounts in Thousands)

                                                   Eldorado
                                   Galleon, Inc. Resorts, LLC   Total
                                   ------------- ------------ --------
        Balance December 31, 1998.   $ 69,723      $50,841    $120,564
           Net income.............     13,202        2,881      16,083
                                     --------      -------    --------
        Balance December 31, 1999.     82,925       53,722     136,647
           Partners' distribution.    (25,000)          --     (25,000)
           Net income.............      9,835       11,935      21,770
                                     --------      -------    --------
        Balance December 31, 2000.     67,760       65,657     133,417
           Partners' distribution.     (4,565)      (4,565)     (9,130)
           Net income.............     10,560       10,560      21,120
                                     --------      -------    --------
        Balance December 31, 2001.   $ 73,755      $71,652    $145,407
                                     ========      =======    ========





  The accompanying notes are an integral part of these consolidated financial statements.

                       CIRCUS AND ELDORADO JOINT VENTURE
                (doing business as Silver Legacy Resort Casino)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             For the Years Ended December 31, 2001, 2000 and 1999
                            (Amounts in Thousands)

                                                                            2001      2000      1999
                                                                          --------  --------  --------
Cash flows from operating activities:
   Net income............................................................ $ 21,120  $ 21,770  $ 16,083
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization.....................................   12,082    15,500    17,824
       Write-off of debt issuance costs..................................      370        --        --
       Amortization of deferred loan costs...............................      403       403       403
       Insurance settlement proceeds.....................................     (225)       --        --
       Loss on sale of assets............................................        4         1         1
   Changes in current assets and current liabilities:
       Increase (decrease) in accounts receivable, net of allowance......      487      (995)     (680)
       (Increase) decrease in inventories................................     (154)      264      (340)
       Increase (decrease) in prepaid expenses...........................    1,126      (796)     (649)
       (Decrease) increase in accounts payable...........................     (788)       94      (635)
       (Decrease) in accrued guarantee fees to related party.............      (24)      (13)      (32)
       (Decrease) increase in accrued interest...........................   (1,259)      255      (145)
       (Decrease) increase in accrued and other liabilities..............      (94)    1,027       215
                                                                          --------  --------  --------
   Total adjustments.....................................................   11,928    15,740    15,962
                                                                          --------  --------  --------
       Net cash provided by operating activities.........................   33,048    37,510    32,045
                                                                          --------  --------  --------
Cash flows from investing activities:
   Proceeds from sale of assets..........................................        6        32        --
   Decrease (increase) in other assets...................................       32       (98)       54
   Insurance settlement proceeds.........................................      225        --        --
   Purchase of property and equipment....................................   (4,180)   (4,158)   (4,902)
                                                                          --------  --------  --------
       Net cash used in investing activities.............................   (3,917)   (4,224)   (4,848)
                                                                          --------  --------  --------
Cash flows from financing activities:
   Proceeds from Bank Credit Facility....................................    3,000    25,000        --
   Partners' distribution................................................   (9,130)  (25,000)       --
   Debt issuance costs...................................................     (370)       --        --
   Payments on Bank Credit Facility......................................  (21,500)  (35,500)  (24,500)
                                                                          --------  --------  --------
       Net cash used in financing activities.............................  (28,000)  (35,500)  (24,500)
                                                                          --------  --------  --------
Net increase (decrease) in cash and cash equivalents.....................    1,131    (2,214)    2,697
Cash and cash equivalents at beginning of year...........................   11,125    13,339    10,642
                                                                          --------  --------  --------
Cash and cash equivalents at end of year................................. $ 12,256  $ 11,125  $ 13,339
                                                                          ========  ========  ========
Supplemental disclosure of cash flow information:
   Cash paid during year for interest.................................... $ 14,179  $ 15,075  $ 16,080
                                                                          ========  ========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                       CIRCUS AND ELDORADO JOINT VENTURE
                (doing business as Silver Legacy Resort Casino)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Summary of Significant Accounting Policies

a. Principles of Consolidation/Operations

   Effective March 1, 1994, Eldorado Limited Liability Company (a Nevada limited liability company owned and controlled by Eldorado Resorts, LLC) and Galleon, Inc. (a Nevada corporation owned and controlled by Mandalay Resort Group formerly known as Circus Circus Enterprises, Inc.) (collectively, the "Partners"), entered into a joint venture agreement to establish the Silver Legacy Resort Casino (the "Joint Venture" or "Silver Legacy"), a Nevada general partnership. The Joint Venture consists of a casino and hotel located in Reno, Nevada, which began operations on July 28, 1995. The Eldorado Limited Liability Company contributed land to the Joint Venture with a fair value of $25,000,000 and cash of $26,900,000 for a total equity investment of $51,900,000. Galleon, Inc. contributed cash to the Joint Venture of $51,900,000 to comprise their total equity investment. Each partner has a 50% interest in the partnership.

   The consolidated financial statements include the accounts of Silver Legacy and its wholly-owned subsidiary, Silver Legacy Capital Corp. ("Capital"). All significant intercompany accounts and transactions have been eliminated in consolidation.

b. Impact of Recently Issued Accounting Standards

   In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires that entities record all derivatives as assets or liabilities measured at fair value, with the change in fair value recognized in earnings or in other comprehensive income, depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS No. 133 amends or supersedes several current accounting statements. In July 1999, the FASB issued SFAS No. 137 which delayed the effective date of SFAS No. 133 from fiscal year 2000 to fiscal year 2001. During June 2000, the FASB issued SFAS No. 138 which amends certain sections of SFAS No. 133. As of January 1, 2001, the Joint Venture changed its method of accounting for interest rate swaps to comply with SFAS No. 133, and accordingly, changes to fair value of the interest rate swaps are recognized in earnings. On January 1, 2001, the Joint Venture recorded a liability of $327,000 for the fair value of its interest rate swaps at that date, with a corresponding cumulative effect adjustment in the statement of income. The interest rate swaps expired on October 29, 2001; accordingly, the Joint Venture recognized $327,000 as interest rate swap income for the year ended December 31, 2001.

c. Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

d. Cash and Cash Equivalents

   Cash and cash equivalents include investments purchased with an original maturity of 90 days or less.

e. Inventories

   Inventories are stated at the lower of cost, using a first-in, first-out basis, or market value.

                       CIRCUS AND ELDORADO JOINT VENTURE
                (doing business as Silver Legacy Resort Casino)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)



f. Property and Equipment

   Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful life of the asset. Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred.

g. Capitalization of Interest

   The Joint Venture's policy is to capitalize interest on funds disbursed during the active construction and development phases of its facilities and other major projects. There was no interest capitalized in 2001, 2000 or 1999.

h. Interest Rate Swaps

   The Joint Venture, from time to time, uses interest rate swaps to assist in managing interest incurred on its Bank Credit Facility. The interest rate swaps expired on October 29, 2001. The difference between amounts received and amounts paid under such agreements, as well as any costs or fees, is recorded as a reduction of, or addition to, interest expense as incurred over the life of the swaps. The interest rate swaps accounted for additional interest expense of $1,375,000 in 2001 and interest income of $(34,059) in 2000 and expense of $1,113,000 in 1999.

i. Casino Revenue and Promotional Allowances

   In accordance with industry practice, the Joint Venture recognizes as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses. The retail value of food, beverage, rooms and other services furnished to customers on a complimentary basis is included in gross revenues and then deducted as promotional allowances. The estimated costs of providing such promotional allowances are included in casino costs and expenses and consist of the following:

                                       Years ended December 31,
                                       ------------------------
                                        2001     2000    1999
                                        ------  ------  ------
                                          (in thousands)
                     Food and Beverage $6,589   $6,889  $6,521
                     Rooms............  1,263    1,285   1,344
                     Other............    867    1,230   1,008
                                        ------  ------  ------
                                       $8,719   $9,404  $8,873
                                        ======  ======  ======

j. Advertising

   Advertising costs are expensed the first time the advertising takes place. Advertising costs included in selling, general and administrative expenses were $6,191,000, $6,748,000 and $6,088,000 for the years ended December 31, 2001,
2000, and 1999, respectively.

k. Federal Income Taxes

   The Joint Venture is not subject to income taxes; therefore, no provision for income taxes has been made, as the Partners include their respective share of Joint Venture income in their income tax returns. The Joint Venture Agreement provides for the Joint Venture to make distributions to the Partners in an amount equal to the

                       CIRCUS AND ELDORADO JOINT VENTURE
                (doing business as Silver Legacy Resort Casino)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


maximum marginal federal income tax rate applicable to any Partner multiplied by the income of the Joint Venture for the applicable period (see Note 13).

   The reported amounts of the Joint Venture's assets and liabilities exceeded the net tax basis by $44,151,000 and $43,494,000, at December 31, 2001 and 2000, respectively.

l. Fair Value of Financial Instruments

   Management is of the opinion that the fair values of all its financial instruments are not materially different from their carrying values. The fair value of the interest rate swaps at December 31, 2001 and 2000 were $0 and $327,000, respectively.

m. Reclassifications

   Certain reclassifications have been made to the prior year financial statements to conform to current year presentation which have no effect on net income.

2.  Certain Risks and Uncertainties

   A significant portion of the Joint Venture's revenues and operating income are generated from patrons who are residents of Northern California. A change in general economic conditions or the extent and nature of casino gaming in California, Washington or Oregon could adversely affect the Joint Venture's operating results. On September 10, 1999, California lawmakers approved a constitutional amendment that would give Indian tribes the right to offer slot machines and a range of house-banked card games. On March 7, 2000, California voters approved the constitutional amendment which legalized "Nevada-style" gaming on Native American reservations.

3.  Accounts Receivable

Components of accounts receivable, net are as follows:

                                                2001     2000
                                              -------  -------
                                               (in thousands)
                 Casino receivables.......... $ 3,654  $ 3,846
                 Hotel receivables...........   1,783    1,888
                 Other receivables...........     167      130
                                              -------  -------
                                                5,604    5,864
                 Less-allowance for bad debts  (1,304)  (1,077)
                                              -------  -------
                 Accounts receivable, net.... $ 4,300  $ 4,787
                                              =======  =======

   The provision for bad debt expense for the years ended December 31, 2001, 2000 and 1999, was $864,000, $596,000, and $508,000, respectively.

   Included in Other receivables is $95,000 and $36,000 due from Eldorado Hotel & Casino and $59,000 and $78,000 due from Circus Circus Hotel and Casino-Reno as of December 31, 2001 and 2000, respectively.

                       CIRCUS AND ELDORADO JOINT VENTURE
                (doing business as Silver Legacy Resort Casino)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)



4.  Property and Equipment

   Property and equipment at December 31, 2001 and 2000 consisted of the following:

                                                                    Estimated
                                                 2001      2000    Service Life
                                              ---------  --------  ------------
                                                 (in thousands)      (Years)
Land and improvements........................ $  28,405  $ 28,405        --
Buildings and other leasehold improvements...   271,517   270,576     15-45
Furniture, fixtures, and equipment...........    84,260    81,716      3-15
Construction in progress.....................        38        16        --
                                              ---------  --------
                                                384,220   380,713
Less-accumulated depreciation................  (103,245)  (91,830)
                                              ---------  --------
Property and equipment, net.................. $ 280,975  $288,883
                                              =========  ========

   Substantially all property and equipment of the Joint Venture collateralize the Bank Credit Facility (see Note 7).

5.  Other Assets

Other assets, net at December 31, 2001 and 2000 consisted of the following:

                                                                 2001   2000
                                                                -----  ------
                                                                (in thousands)
    China, glassware, silverware and linens.................... $289   $  246
    Gaming chips and tokens....................................   46       49
    Deferred loan costs........................................  202      605
    Other......................................................   38      110
                                                                ----   ------
                                                                $575   $1,010
                                                                ====   ======

   The initial inventory of china, glassware and silverware is being amortized to 50% of cost with the balance kept as base stock. Subsequent purchases of china, glassware and silverware are expensed as used.

   Gaming chips and tokens are being amortized over three years.

   Costs incurred to acquire the Bank Credit Facility were capitalized and are being amortized to interest expense over the term of the Bank Credit Facility agreement. The unamortized balance of $202,000 at December 31, 2001 will be amortized through June 30, 2003, the remaining term of the Bank Credit Facility (see Notes 7 and 13).

   Costs incurred in connection with the Notes Offering in the amount of $370,000 have been written-off due to the postponement of the offering for greater than 90 days (see Note 13).

                       CIRCUS AND ELDORADO JOINT VENTURE
                (doing business as Silver Legacy Resort Casino)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)



6.  Accrued and Other Liabilities

   Accrued and other liabilities consist of the following (in thousands):

                                                    2001   2000
                                                   ------ ------
                  Accrued payroll and related..... $1,825 $1,854
                  Accrued vacation................  1,512  1,465
                  Other...........................  5,313  5,425
                                                   ------ ------
                  Accrued and other liabilities... $8,650 $8,744
                                                   ====== ======

7.  Long-Term Debt

   Long-term debt at December 31, 2001 and 2000 consisted of the following:

                                                                         2001      2000
                                                                       --------  --------
                                                                         (in thousands)
Amounts due under the Bank Credit Facility at floating interest rates, weighted average of 5.93% and 7.51% during 2001 and 2000,
  respectively; due June 30, 2003..................................... $145,000  $163,500
Less-current portion..................................................  (10,000)   (6,500)
                                                                       --------  --------
                                                                       $135,000  $157,000
                                                                       ========  ========

   The Bank Credit Facility contains various restrictive covenants including the maintenance of certain financial ratios and limitations on additional debt, distributions, disposition of property, mergers and similar transactions. As of December 31, 2001, the Joint Venture was in compliance with all loan agreement provisions.

   Scheduled maturities of long-term debt are as follows at December 31, 2001 (in thousands):

                              2002......... $ 10,000
                              2003.........  135,000
                              Thereafter...       --
                                            --------
                                            $145,000
                                            ========

   On May 30, 1995, the Joint Venture entered into a $230,000,000 reducing, revolving credit facility with a consortium of banks (the "Bank Credit Facility"). On September 9, 1996, the Joint Venture amended its Bank Credit Facility to $220,000,000 and on November 24, 1997, amended the Bank Credit Facility to $230,000,000. Quarterly commitment reductions of $4,250,000 per quarter are due beginning March 31, 1998 through December 31, 2000; $5,500,000 per quarter beginning January 1, 2001 through December 31, 2002; $6,000,000 on March 31, 2003 and all remaining outstanding balances are due June 30, 2003. Required commitment reductions of $10,000,000 for fiscal year 2002 will reduce availability under the Bank Credit Facility to $135,000,000 as of December 31, 2002. The Joint Venture incurs commitment fees of 0.25% on the unused portion of the credit facility. The Bank Credit Facility is secured by a deed of trust on the Joint Venture's real property and by security interests in other assets of the Joint Venture (see Note 4).

   In order to limit its exposure to interest rate movements, the Joint Venture entered into agreements with members of its bank group to participate in interest rate swaps. In connection therewith, the Joint Venture agreed

                       CIRCUS AND ELDORADO JOINT VENTURE
                (doing business as Silver Legacy Resort Casino)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


to pay the institutions a fixed interest rate of approximately 6.4% on a total notional amount of $100,000,000, in return for the institutions' commitment to pay the Joint Venture a floating interest rate equal to the three-month Eurodollar rate. These agreements expired on October 29, 2001.

8.  Related Parties

   Silver Legacy is owned by our Partners, each of which operates a casino attached and adjacent to Silver Legacy. Our Partners may be deemed to be in a conflict of interest position with respect to decisions they make relating to the Joint Venture, the Eldorado Hotel & Casino and Circus Circus Hotel & Casino--Reno.

   The cost of the Silver Legacy, in excess of the equity contributions, was funded from a combination of cash generated from operations, the Bank Credit Facility and a loan from Mandalay Resort Group ("MRG"). The MRG loan, executed on May 31, 1995, was for an amount up to $75,000,000 and carried an annual interest rate of 10%. On September 9, 1996, the MRG loan was amended to change the maturity date to 367 days after the Bank Credit Facility is paid in full. On November 24, 1997, the entire principal balance of $35,104,000 was paid out of funds received from the Bank Credit Facility.

   As a condition to the Bank Credit Facility, MRG guaranteed completion of the Silver Legacy and, in addition, entered into a make-well agreement whereby it is obligated to make additional contributions to Silver Legacy as may be necessary to maintain a minimum coverage ratio (as defined). As compensation for the make-well agreement, MRG receives guarantee fees of 1 1/2% of the outstanding balance of the Bank Credit Facility. The Joint Venture made payments totaling $2,311,000, $2,523,000, and $2,838,000 on its guarantee fee commitment in 2001, 2000 and 1999 leaving an accrued balance of $185,000 and $209,000 of guarantee fees for the years ended December 31, 2001 and 2000, respectively.

   On May 16, 1996, Eldorado Resorts, LLC ("Eldorado"), entered into an agreement with the Joint Venture to operate a race and sports book (the "Book") located in the Silver Legacy. Eldorado supplied the management, employees and equipment associated with the operation of the Book. Revenues and expenses were apportioned according to a formula included in the race and sports book agreement. For the year ended December 31, 1999, the Joint Venture recorded $727,000 in revenues and $505,000 in expenses related to the operations of the Book. Effective November 23, 1999, the agreement with the Eldorado was terminated and the Joint Venture began operating the Book exclusively.

   Silver Legacy has utilized a King Air jet owned by Recreational Enterprises, Inc. ("REI") for the purpose of providing air service to select customers. During 2001, 2000 and 1999, the Joint Venture paid $31,000, $17,000 and $2,000, respectively. Although there is no agreement obligating the Joint Venture to utilize the plane or entitling it to do so, it is anticipated that the Joint Venture will continue to utilize this service from time to time in the future on terms mutually acceptable to the parties. REI, which owns 55% of Eldorado is owned by various members of the Carano family, including Gary L. Carano, Silver Legacy's General Manager, Glenn T. Carano, Silver Legacy's Executive Director of Marketing, and Gene R. Carano, a member of the Joint Venture's Executive Committee, each of whom owns an approximate 10.1% beneficial interest in REI, and Donald L. Carano, the father of Gary, Glenn and Gene Carano, who owns an approximate 49.5% interest in REI.

   Silver Legacy's marketing and sales departments have utilized a yacht owned by Sierra Adventure Equipment Leasing, Inc. ("Sierra Leasing") at a flat rate per trip of $2,500 for various promotional events. The payments made by the Joint Venture to Sierra Leasing for the use of the yacht totaled $21,000, $31,000 and $63,000 during 2001, 2000 and 1999, respectively. Although there is no agreement obligating the Joint Venture to utilize the yacht or entitling it to do so, it is anticipated that the Joint Venture will continue to utilize this

                       CIRCUS AND ELDORADO JOINT VENTURE
                (doing business as Silver Legacy Resort Casino)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


service from time to time in the future on terms mutually acceptable to the parties. Sierra Leasing is owned by Donald L. Carano, the father of Gary L. Carano, Silver Legacy's General Manager, Glenn T. Carano, Silver Legacy's Executive Director of Marketing, and Gene R. Carano, a member of the Joint Venture's executive committee.

   In 1998, the Joint Venture began purchasing advertising materials from Lexicon Design, Inc., a corporation which is wholly-owned by the wife of Silver Legacy's Executive Director of Marketing. The payments made by the Joint Venture to Lexicon Design, Inc. were $428,000, $364,000 and $217,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

   In April 2001, the Joint Venture began utilizing 235 spaces in the parking garage at Circus Circus Hotel and Casino-Reno. The spaces are utilized to provide parking for employees of Silver Legacy. In consideration for its use of the spaces, the Joint Venture pays Circus Circus Hotel and Casino-Reno rent in the amount of $5,000 per month. Although there is no agreement obligating the Joint Venture to continue utilizing the spaces or entitling it to do so, it is anticipated that the Joint Venture will continue this agreement for the foreseeable future.

9.  401(k) Plan

   The Joint Venture instituted a defined contribution 401(k) plan in September 1995 which covers all employees who meet certain age and length of service requirements and allows an employer contribution up to 25 percent of the first six percent of each participating employee's compensation. Plan participants can elect to defer before tax compensation through payroll deductions. Those deferrals are regulated under Section 401(k) of the Internal Revenue Code. The Joint Venture's matching contributions were $318,000, $320,000, and $278,000 for the fiscal years ended December 31, 2001, 2000 and 1999, respectively.

10.  Supplemental Executive Retirement Plan

   The Joint Venture anticipates adopting a Supplemental Executive Retirement Plan ("SERP") for a select group of management and highly compensated employees. The SERP will be effective January 1, 2002 and will provide for a lifetime benefit at age 65, based on a formula which takes into account a participants' highest annual compensation, years of service, and executive level. The SERP will also provide an early retirement benefit at age 55 with at least four years of service, a disability provision, and a lump sum death benefit. The obligation is expected to be funded through life insurance contracts on the participants. There were neither accrued amounts nor a required deposit as of December 31, 2001. The Joint Venture anticipates that its required deposit upon inception of the plan will be approximately $700,000, its periodic pension cost for the year ended December 31, 2002 will be approximately $600,000 and the accumulated benefit obligation at inception of the Plan will be approximately $1,234,000.

11.  Commitments and Contingencies

a. Letters of Credit

   The Bank Credit Facility allows for the issuance of letters of credit of up to $5,000,000. As of December 31, 2001 and 2000, the Joint Venture had not drawn against these letters of credit.

                       CIRCUS AND ELDORADO JOINT VENTURE
                (doing business as Silver Legacy Resort Casino)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


b. Operating Leases

   The Joint Venture leases land and equipment under operating leases. Future minimum payments (expiring from 2002 and thereafter) under noncancellable operating leases with initial terms of one year or more consisted of the following at December 31, 2001:

                              2002...... $167,000
                              2003......   23,000
                              Thereafter       --
                                         --------
                                         $190,000
                                         ========

   Total rental expense under operating leases was $548,000, $482,000, and $376,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

c. Litigation

   The Joint Venture is party to various litigation arising in the normal course of business. Management is of the opinion that the ultimate resolution of these matters will not have a material effect on the financial position or the results of operations of the Joint Venture.

12.  Priority Allocation

   For so long as Eldorado Resorts, LLC has the right to select the General Manager of the Silver Legacy, as provided in the Joint Venture Agreement, Galleon, Inc. is entitled annually on a non-cumulative basis, commencing with the eight-month period ending December 31, 1997 and for each subsequent 12-month period, to a priority allocation of the Joint Venture's operating income (the "Priority Allocation") in an amount equal to approximately 11.54% of the average of the "Adjusted Initial Investment" (as defined) for the period. If, after deducting equal shares of interest expense, a Partner's share of the priority allocation is less than zero, additional operating income is allocated to that Partner to bring their allocation to zero. For purposes of determining the amount of the Priority Allocation for any period, the term "Adjusted Initial Investment" means $290,000,000 (the "Initial Investment") as adjusted at the end of each year by subtracting (i) the depreciation on the Initial Investment taken in such year in accordance with the depreciation schedule agreed to by the Partners and (ii) the principal payments which would have been made in repayment of the original bank financing utilized for the development, construction and completion of the Silver Legacy.

   As a result of the Priority Allocation, each of the Partners received 50% of the operating income through April 30, 1997 and Galleon, Inc. received 100% of the operating income for the remaining eight months ending December 31, 1997 and for the twelve months ending December 31, 1998. The total allocations to the two Partners for the years ended December 31, 2001, 2000 and 1999, are $10,560,000, $11,935,000, and $2,881,000 to Eldorado Resorts, LLC and
$10,560,000, $9,835,000, and $13,202,000 to Galleon, Inc., respectively. The allocation to Eldorado Resorts, LLC for the year ended December 31, 2000 includes $1,050,000 to adjust for an excess allocation in the same amount to Galleon, Inc. for the year ended December 31, 1999.

                       CIRCUS AND ELDORADO JOINT VENTURE
                (doing business as Silver Legacy Resort Casino)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


13.  Subsequent Events

Notes Offering

   On March 5, 2002, the Joint Venture and Capital completed an offering of Mortgage Notes ("Notes") (the "Notes Offering") with a principal amount of $160 million. The Notes Offering was made to qualified investors pursuant to Rule 144A of the Securities Act of 1933. Within 60 days after the issue date of the Notes, a registration statement enabling holders to exchange their privately placed notes for publicly registered notes with identical terms, will be filed. The Notes are senior secured obligations which rank equally to all of the Joint Ventures' outstanding senior debt and senior to all of the Joint Venture's subordinated debt. Concurrent with the Notes Offering, the Joint Venture entered into a new senior secured credit facility. The proceeds from the Notes, together with borrowings under the new senior secured credit facility for $40 million, were used to repay amounts outstanding under the existing Bank Credit Facility, fund a distribution to the Partners and pay related fees and expenses of the transactions. Deferred loan costs of approximately $200,000 related to the existing Bank Credit Facility were written-off, as an extraordinary item, upon repayment in full of the existing Bank Credit Facility.

Joint Venture Agreement

   The Joint Venture Partners executed an Amended and Restated Joint Venture Agreement. This Amended and Restated Joint Venture Agreement provides for, among other items, profits and losses to be allocated to the Partners in proportion to their percentage interests, separate capital accounts to be maintained for each Partner and provisions for management of the Joint Venture, payment of distributions and bankruptcy and/or dissolution of the Joint Venture. The Priority Allocation provisions included in the original Joint Venture Agreement have been eliminated from the Amended and Restated Joint Venture Agreement and will not apply in future periods. The Managing Partner, currently Mandalay Resort Group, will be given the ability to appoint the General Manager.

Distributions

   Subsequent to year-end, the Joint Venture made a fourth quarter 2001 tax distribution to ELLC and Galleon of $1.2 million each, utilizing $0.9 million of cash from operations and $1.5 million borrowed under the existing credit facility. Prior to the issuance of the Notes Offering, the Joint Venture made distributions to ELLC and Galleon of (i) $5.2 million representing fiscal year 2000 tax distributions and (ii) $2.1 million representing the remaining Priority Allocation payment to Mandalay Resort Group to be made from borrowings under the existing credit facility.

   Concurrent with the Notes Offering, the Joint Venture made additional distributions to ELLC and Galleon of $10.0 million and $20.0 million, respectively.

                       CIRCUS AND ELDORADO JOINT VENTURE


                (doing business as Silver Legacy Resort Casino)



                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                (In thousands)



                                           March 31, 2002 December 31, 2001
    -                                      -------------- -----------------
                                            (Unaudited)
    ASSETS

    CURRENT ASSETS:
         Cash and cash equivalents........    $ 16,150        $ 12,256
         Accounts receivable, net.........       3,904           4,300
         Inventories......................       1,739           1,877
         Prepaid expenses and other.......       3,730           3,186
                                              --------        --------
             Total current assets.........      25,523          21,619
    PROPERTY AND EQUIPMENT, NET...........     278,528         280,975
    OTHER ASSETS, NET.....................       6,123             575
                                              --------        --------
             Total Assets.................    $310,174        $303,169
                                              ========        ========



  The accompanying notes are an integral part of these condensed consolidated financial statements.

                       CIRCUS AND ELDORADO JOINT VENTURE


                (doing business as Silver Legacy Resort Casino)



                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                (In thousands)



                                                   March 31, 2002 December 31, 2001
                                                   -------------- -----------------
                                                    (Unaudited)
LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES:
   Current portion of long-term debt..............    $  1,000        $ 10,000
   Accounts payable...............................       4,135           3,797
   Accrued interest...............................       1,311             130
   Accrued and other liabilities..................      10,229           8,650
   Accrued guarantee fees to related party........          --             185
                                                      --------        --------
       Total current liabilities..................      16,675          22,762

LONG-TERM DEBT, LESS CURRENT PORTION..............     184,383         135,000
                                                      --------        --------
       Total liabilities..........................     201,058         157,762

PARTNERS' EQUITY..................................     109,116         145,407
                                                      --------        --------
       Total Liabilities and Partners' Equity.....    $310,174        $303,169
                                                      ========        ========



  The accompanying notes are an integral part of these condensed consolidated financial statements.

                       CIRCUS AND ELDORADO JOINT VENTURE


                (doing business as Silver Legacy Resort Casino)



                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME


                                (In thousands)


                                  (Unaudited)



                                                                                         Three Months Ended
                                                                                             March 31,
                                                                                         ----------------
                                                                                           2002      2001
                                                                                         -------   -------
OPERATING REVENUES:
   Casino............................................................................... $21,548   $22,256
   Rooms................................................................................   7,793     8,494
   Food and beverage....................................................................   8,548     8,372
   Other................................................................................   1,700     1,441
                                                                                         -------   -------
                                                                                          39,589    40,563
   Less: promotional allowances.........................................................  (3,219)   (3,273)
                                                                                         -------   -------
       Net operating revenues...........................................................  36,370    37,290
                                                                                         -------   -------

OPERATING EXPENSES:
   Casino...............................................................................  10,242    10,656
   Rooms................................................................................   2,876     3,044
   Food and beverage....................................................................   5,859     5,906
   Other................................................................................   1,260     1,051
   Selling, general and administrative..................................................   6,946     7,220
   Depreciation.........................................................................   3,007     3,003
                                                                                         -------   -------
       Total operating expenses.........................................................  30,190    30,880
                                                                                         -------   -------

OPERATING INCOME........................................................................   6,180     6,410
                                                                                         -------   -------

OTHER (INCOME) EXPENSE:
Insurance settlement proceeds...........................................................      --      (225)
Interest income.........................................................................     (10)      (32)
Interest expense, net...................................................................   2,644     4,013
Interest rate swap expense..............................................................      --       803
                                                                                         -------   -------
       Total other (income) expense.....................................................   2,634     4,559
                                                                                         -------   -------
Income before extraordinary item and cumulative effect of change in accounting principle   3,546     1,851
Extraordinary item--write-off of deferred loan costs....................................    (134)       --
                                                                                         -------   -------
Income before cumulative effect of change in accounting principle.......................   3,412     1,851
Cumulative effect of change in accounting principle.....................................      --      (327)
                                                                                         -------   -------
       NET INCOME....................................................................... $ 3,412   $ 1,524
                                                                                         =======   =======



  The accompanying notes are an integral part of these condensed consolidated financial statements.

                       CIRCUS AND ELDORADO JOINT VENTURE


                (doing business as Silver Legacy Resort Casino)



                  CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY


                                (In thousands)



                                        Galleon, Inc. Eldorado Resorts, LLC   Total
                                        ------------- --------------------- --------
BALANCE, December 31, 2001.............   $ 73,755          $ 71,652        $145,407

   Net income (Unaudited)..............      1,706             1,706           3,412
   Partners' distributions (Unaudited).    (25,903)          (13,800)        (39,703)
                                          --------          --------        --------

BALANCE, March 31, 2002 (Unaudited)....   $ 49,558          $ 59,558        $109,116
                                          ========          ========        ========



  The accompanying notes are an integral part of these condensed consolidated financial statements.

                       CIRCUS AND ELDORADO JOINT VENTURE


                (doing business as Silver Legacy Resort Casino)



                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                (In thousands)


                                  (Unaudited)



                                                                                      Three Months Ended
                                                                                           March 31,
                                                                                      ------------------
                                                                                         2002      2001
                                                                                      ---------  -------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income........................................................................ $   3,412  $ 1,524
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization.................................................     3,269    3,104
       Extraordinary item--write-off of deferred loan costs..........................       134       --
       Insurance settlement proceeds.................................................        --     (225)
       Interest rate swap payable....................................................        --    1,130
   Changes in current assets and current liabilities:
       Decrease in accounts receivable, net of allowance.............................       396      841
       Decrease in inventories.......................................................       138      231
       (Increase) decrease in prepaid expenses.......................................      (544)     578
       Increase (decrease) in accounts payable.......................................       338     (353)
       (Decrease) in accrued guarantee fees to related party.........................      (185)      (5)
       Increase in accrued interest..................................................     1,181       77
       Increase in accrued and other liabilities.....................................     1,579    1,263
                                                                                      ---------  -------
   Total adjustments.................................................................     6,306    6,641
                                                                                      ---------  -------
       Net cash provided by operating activities.....................................     9,718    8,165
                                                                                      ---------  -------
CASH FLOWS FROM INVESTING ACTIVITIES:
       (Increase) decrease in other assets...........................................      (141)      29
       Insurance settlement proceeds.................................................        --      225
       Purchase of property and equipment............................................      (560)    (698)
                                                                                      ---------  -------
       Net cash used in investing activities.........................................      (701)    (444)
                                                                                      ---------  -------
CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from bank credit facility............................................    31,200       --
       Proceeds from issuance of mortgage notes......................................   159,378       --
       Distributions to partners.....................................................   (39,703)      --
       Debt issuance costs...........................................................    (5,798)      --
       Payments on bank credit facility..............................................  (150,200)  (5,000)
                                                                                      ---------  -------
       Net cash used in financing activities.........................................    (5,123)  (5,000)
                                                                                      ---------  -------
       Net increase (decrease) in cash and cash equivalents..........................     3,894    2,721
   Cash and cash equivalents at beginning of period..................................    12,256   11,125
                                                                                      ---------  -------
   Cash and cash equivalents at end of period........................................ $  16,150  $13,846
                                                                                      =========  =======
SUPPLEMENTAL CASH FLOW DISCLOSURES:
   Cash paid during period for interest.............................................. $     961  $ 1,295
                                                                                      =========  =======



  The accompanying notes are an integral part of these condensed consolidated financial statements.

                      CIRCUS AND ELDORADO JOINT VENTURES


                (doing business as Silver Legacy Resort Casino)



             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


    (All information for the three months ended March 31, 2002 and 2001 is unaudited).



1.  Summary of Significant Accounting Policies



  Principles of Consolidation/Operations



   Effective March 1, 1994, Eldorado Limited Liability Company (a Nevada limited liability company owned and controlled by Eldorado Resorts, LLC) ("ELLC") and Galleon, Inc. (a Nevada corporation owned and controlled by Mandalay Resort Group) ("Galleon" and, collectively with ELLC, the "Partners"), entered into a joint venture agreement to establish the Silver Legacy Resort Casino (the "Joint Venture" or "Silver Legacy"), a Nevada general partnership. The Joint Venture consists of a casino and hotel located in Reno, Nevada, which began operations on July 28, 1995. ELLC contributed land to the Joint Venture with a fair value of $25,000,000 and cash of $26,900,000 for a total equity investment of $51,900,000. Galleon contributed cash to the Joint Venture of $51,900,000 to comprise their total equity investment. Each partner has a 50% interest in the partnership.



   The condensed consolidated financial statements include the accounts of the Joint Venture and its wholly owned subsidiary, Silver Legacy Capital Corp. ("Capital"). Capital was established solely for the purpose of serving as the co-issuer of the Joint Venture's 10 1/8% mortgage notes and, as such, it does not have any operations, assets, or revenues. All significant intercompany accounts and transactions have been eliminated in consolidation.



   In the opinion of Management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to present fairly the financial position of the Joint Venture as of March 31, 2002 and the results of operations and cash flows for the three-month periods ended March 31, 2002 and 2001. The results of operations for such periods are not necessarily indicative of the results to be expected for a full year.



   Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting standards generally accepted in the United States have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2001 in this prospectus.



  Impact of Recently Issued Accounting Standards



   As of January 1, 2001, the Joint Venture changed its method of accounting for swaps to comply with Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," and accordingly, changes to the fair value of the interest rate swaps are recognized in earnings. On January 1, 2001, the Joint Venture recorded a liability of $327,000 for the fair value of its interest rate swaps at that date with a corresponding cumulative effect adjustment in the statement of income. As of March 31, 2001, the fair value of the Joint Venture's interest rate swaps was a liability of $1,130,000, and the Joint Venture recorded the change in fair market value of $803,000 to net interest rate swap expense in the statement of income and the corresponding liability. The interest rate swaps expired on October 29, 2001.



  Reclassifications



   Certain reclassifications have been made to the prior year financial statements to conform to current year presentation which have no effect on net income.

                      CIRCUS AND ELDORADO JOINT VENTURES


                (doing business as Silver Legacy Resort Casino)



       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


    (All information for the three months ended March 31, 2002 and 2001 is unaudited).




2.  Certain Risks and Uncertainties



   A significant portion of the Joint Venture's revenues and operating income are generated from patrons who are residents of Northern California. A change in general economic conditions or the extent and nature of casino gaming in California, Washington or Oregon could adversely affect the Joint Venture's operating results. On September 10, 1999, California lawmakers approved a constitutional amendment that would give Indian tribes the right to offer slot machines and a range of house-banked card games. On March 7, 2000, California voters approved the constitutional amendment which legalized "Nevada-style" gaming on Native American reservations.



3.  Long-Term Debt



   Long-term debt consists of the following (in thousands):



                                                                                     March 31,  December 31,
                                                                                       2002         2001
                                                                                    ----------- ------------
                                                                                    (unaudited)
Amounts due under credit facilities at floating interest rates, weighted average of
  3.28% and 5.93% during 2002 and 2001, respectively; due March 2007...............  $ 26,000     $145,000
10 1/8% Mortgage Notes due 2012 (net of unamortized discount of $617)..............   159,383           --
                                                                                     --------     --------
                                                                                      185,383      145,000
Less--Current portion..............................................................    (1,000)     (10,000)
                                                                                     --------     --------
                                                                                     $184,383     $135,000
                                                                                     ========     ========



   On March 5, 2002, the Joint Venture and Capital (the "Issuers") completed an offering of senior secured mortgage notes ("Notes") with a principal amount of $160,000,000 due 2012. Concurrent with issuing the Notes, the Joint Venture entered into a new senior secured credit facility (the "New Credit Facility") for $40,000,000. The proceeds from the Notes, together with borrowings under the New Credit Facility, were used to repay amounts outstanding under the former bank credit facility (the "Bank Credit Facility"), fund a distribution to the Partners and pay related fees and expenses of the transactions. Deferred loan costs of $134,000 related to the Bank Credit Facility were written-off, as an extraordinary item, upon repayment in full of the Bank Credit Facility.



   The Notes are senior secured obligations which rank equally with all of the Joint Venture's outstanding senior debt and senior to any subordinated debt. The Notes are secured by a security interest in the Issuers' existing and future assets, which is junior to a security interest in such assets securing the Joint Venture's obligations on the New Credit Facility and any refinancings of such facility that are permitted pursuant to the terms of the Notes. Subject to the approval of the Nevada gaming authorities, each of the Partners will execute a pledge of all of its partnership interests in the Joint Venture to secure the Notes, which will be junior to a pledge of such partnership interests to be given, subject to approval of the Nevada gaming authorities, to secure the Joint Venture's obligations on the New Credit Facility and any refinancings of such facility that are permitted pursuant to the terms of the Notes. The Notes mature on March 1, 2012 and bear interest at the rate of 10 1/8% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2002.



   The New Credit Facility provides for a $20,000,000 senior secured revolving credit facility and a $20,000,000 five-year term loan facility, each of which bears interest at floating rates based on LIBOR plus a

                      CIRCUS AND ELDORADO JOINT VENTURES


                (doing business as Silver Legacy Resort Casino)



       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


    (All information for the three months ended March 31, 2002 and 2001 is unaudited).



spread. The commitment under the term loan facility reduces as follows:
$1,000,000 per quarter beginning March 31, 2003 through December 31, 2004; $1,250,000 per quarter beginning March 31, 2005 through December 31, 2005; $1,500,000 per quarter beginning March 31, 2006 through December 31, 2006, with the remaining balances due March 31, 2007.



   The New Credit Facility contains various restrictive covenants including the maintenance of certain financial ratios and limitations on additional debt, disposition of property, mergers and similar transactions. As of March 31, 2002, the Joint Venture was in compliance with all of the covenants under the New Credit Facility.



4.  Related Parties



   Silver Legacy is owned by our Partners, each of which operates a casino attached and adjacent to Silver Legacy. Our Partners may be deemed to be in a conflict of interest position with respect to decisions they make relating to the Joint Venture, the Eldorado Hotel & Casino and Circus Circus Hotel & Casino-Reno.



   As a condition to the Bank Credit Facility, Mandalay Resort Group ("MRG") guaranteed completion of the Silver Legacy and, in addition, entered into a make-well agreement whereby it was obligated to make additional contributions to the Joint Venture as necessary to maintain a minimum coverage ratio (as defined). As compensation for the make-well agreement, MRG received a guarantee fee of 11/2% of the outstanding balance of the Bank Credit Facility. The Joint Venture made payments totaling $563,000 and $603,000 on its guarantee fee commitment for the periods ended March 31, 2002 and 2001, respectively. On March 5, 2002, MRG's obligations pursuant to the make-well agreement, and its right to receive the guarantee fee, terminated. All unpaid guarantee fees were paid in full in March 2002.



5.  Supplemental Executive Retirement Plan



   The Joint Venture adopted a Supplemental Executive Retirement Plan ("SERP") for a select group of highly compensated management employees. The SERP was effective January 1, 2002 and provides for a lifetime benefit at age 65, based on a formula which takes into account a participant's highest annual compensation, years of service, and executive level. The SERP also provides an early retirement benefit at age 55 with at least four years of service, a disability provision, and a lump sum death benefit. The obligation is expected to be funded through life insurance contracts on the participants. The Joint Venture anticipates that its periodic pension cost for the year ended December 31, 2002 will be approximately $612,000, of which $153,000 has been accrued as of March 31, 2002. The accumulated benefit obligation at the inception of the plan was estimated to be approximately $1,234,000.



6.  Joint Venture Agreement



   Concurrent with the issuance of the Notes on March 5, 2002, the Original Partnership Agreement was amended and restated in its entirety and was further amended in April 2002 (the "New Partnership Agreement"). The New Partnership Agreement provides for, among other items, profits and losses to be allocated to the Partners in proportion to their percentage interests, separate capital accounts to be maintained for each Partner, provisions for management of the Joint Venture and payment of distributions and bankruptcy and/or dissolution of the Joint Venture. The April 2002 amendments were principally (i) to provide equal voting rights for ELLC and Galleon with respect to approval of the partnership's annual business plan and the appointment and compensation of the general manager, and (ii) to give each partner the right to terminate the general manager.

================================================================================


                       CIRCUS AND ELDORADO JOINT VENTURE

                          SILVER LEGACY CAPITAL CORP.

                 Offer to Exchange up to $160,000,000 of their

                        10 1/8% Mortgage Notes due 2012

         Which Have Been Registered Under the Securities Act of 1933,

                        For up to $160,000,000 of their

                  Outstanding 10 1/8% Mortgage Notes due 2012



                               -----------------

                                  PROSPECTUS

                               -----------------

                                           , 2002




================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification Of Directors And Officers.

   Section 6.1 of the Amended and Restated Joint Venture Agreement (the "Partnership Agreement") of Circus and Eldorado Joint Venture (the "Partnership") requires the Partnership to indemnify, hold harmless, and pay all judgments and claims of third parties against each of its partner or any officer, shareholder, member, partner, or director of either partner and members of the Partnership's executive committee relating to any liability or damage, including attorneys' fees, arising by reason of any action or failure to act by the partner, officer, shareholder, member, director or member of the Partnership's executive committee in connection with the business of the Partnership, except for any conduct of a partner that constitutes fraud, bad faith or breach of fiduciary duty.

   Section 6.2 of the Partnership Agreement further requires that the Partnership indemnify, hold harmless, and pay all expenses, costs, or liabilities of any partner who for the benefit of the Partnership makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the Partnership in accordance with the Partnership Agreement and who suffers any financial loss as the result of such action. In the event that any provision of either Section 6.1 or 6.2 is determined to be invalid in whole or in part, the Partnership Agreement provides that the relevant section will be enforced to the maximum extent permitted by law.

   Section 78.7502 of the Nevada Revised Statutes (the "Nevada Law") permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

   In accordance with Nevada Revised Statutes 78.037, Article V of the Articles of Incorporation of Silver Legacy Capital Corp. ("Capital") provides that no director of Capital will be personally liable to Capital or its stockholders for damages for breach of fiduciary duty as a director, except for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes Chapter 78.

   Article V further provides that each person who is or was a director of Capital (including the heirs, executors, administrators or estate of such person) will be indemnified by Capital as of right to the full extent permitted by Chapter 78 of the Nevada Law against any liability, cost or expense asserted against such director and incurred by such director by reason of the fact that such person is or was a director. The expenses of directors, past or present, incurred in defending a civil or criminal action, suit, or proceeding must be paid by Capital as incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by Capital.

   Article V provides that Capital, to the full extent of its power to do so, will indemnify all directors, officers, employees, and/or agents in accordance with the provisions the Nevada Law. Article V further provides that Capital will have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Capital, or is or was serving at the request of Capital as a director, officer, employee, or agent or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him in any such capacity or arising out of his status as such, whether or not Capital would have the power to indemnify him against such liability under the provisions of Nevada law.

   Article V also provides that any repeal or modification of all or any portion of the provisions of Article V by the stockholders of Capital will not adversely affect any right or protection of an officer or director of Capital existing at the time of such repeal or modification.

   Article V of Capital's Bylaws provides that each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative
(a "Proceeding"), by reason of the fact that such person or a person for whom such person is the legal representative is or was a director, officer, employee or agent of Capital or is or was serving at the request of Capital as a director, officer, member, manager, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent of Capital, will be indemnified and held harmless by Capital to the fullest extent permitted by the laws of the State of Nevada as the same exist or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits Capital to provide broader indemnification rights than such laws permitted Capital to provide before such amendment) against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, Article V or any agreement with Capital) reasonably incurred or suffered by such person in connection therewith, and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent of Capital, or who served in any other capacity on behalf of Capital, and will inure to the benefit of such person's heirs, executors and administrators.

   Article X, Section 10.2 of the registrant's Restated Bylaws provides for mandatory indemnification of directors and officers to the fullest extent now or hereafter permitted by law.

Item 21.  Exhibits And Financial Statement Schedules.

   (a) Exhibits


 3.1* Articles of Incorporation of Silver Legacy Capital Corp.

 3.2* Bylaws of Silver Legacy Capital Corp.

 3.3* Amended and Restated Agreement of Joint Venture of Circus and Eldorado Joint Venture between
        Eldorado Limited Liability Company and Galleon, Inc.

 4.1  Indenture, dated as of March 5, 2002, among the Registrants and The Bank of New York, with respect to the 10 1/8% Mortgage Notes due 2012 (Incorporated by reference to Exhibit 10.10.1 to the Annual
        Report of Eldorado Resorts LLC and Eldorado Capital Corp. (Commission File No. 333-11811) on
        Form 10-K for the year ended December 31, 2001)

 4.2  Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents, dated as of
        February 26, 2002, by Circus and Eldorado Joint Venture, to First American Title Company of
        Nevada for the benefit of The Bank of New York, as trustee (Incorporated by reference to
        Exhibit 10.10.2 to the Annual Report of Eldorado Resorts LLC and Eldorado Capital Corp.
        (Commission File No. 333-11811) on Form 10-K for the year ended December 31, 2001)

 4.3  Security Agreement, dated as of March 5, 2002, by the Registrants for the benefit of The Bank of New
        York, as trustee (Incorporated by reference to Exhibit 10.10.3 to the Annual Report of Eldorado
        Resorts LLC and Eldorado Capital Corp. (Commission File No. 333-11811) on Form 10-K for the
        year ended December 31, 2001)

 4.4  Assignment of Rent and Revenues, entered into as of February 26, 2002, between Circus and Eldorado
        Joint Venture and The Bank of New York, as trustee (Incorporated by reference to Exhibit 10.10.4 to the Annual Report of Eldorado Resorts LLC and Eldorado Capital Corp. (Commission File No. 333-
        11811) on Form 10-K for the year ended December 31, 2001)


  4.5  Collateral Account Agreement, dated as of March 5, 2002, among the Registrants and The Bank of
         New York, as trustee (Incorporated by reference to Exhibit 10.10.5 to the Annual Report of
         Eldorado Resorts LLC and Eldorado Capital Corp. (Commission File No. 333-11811) on
         Form 10-K for the year ended December 31, 2001)

  4.6  Environmental Indemnity, entered into as of March 5, 2002, by the Registrants (Incorporated by
         reference to Exhibit 10.10.6 to the Annual Report of Eldorado Resorts LLC and Eldorado Capital
         Corp. (Commission File No. 333-11811) on Form 10-K for the year ended December 31, 2001)

  4.7* Registration Rights Agreement, dated as of March 5, 2002, among the Registrants and Banc of
         America Securities LLC

  4.8  Second Amended and Restated Credit Agreement, dated as of March 5, 2002, among Circus and
         Eldorado Joint Venture, Bank of America, N.A., Bank of Scotland, and U.S. Bank National
         Association (Incorporated by reference to Exhibit 10.9.2 to the Annual Report of Eldorado Resorts
         LLC and Eldorado Capital Corp. (Commission File No. 333-11811) on Form 10-K for the year ended December 31, 2001)

  4.9  Guaranty, dated as of March 5, 2002, made by Silver Legacy Capital Corp. in favor of Bank of
         America, N.A., as administrative agent (Incorporated by reference to Exhibit 10.9.3 to the Annual
         Report of Eldorado Resorts LLC and Eldorado Capital Corp. (Commission File No. 333-11811) on
         Form 10-K for the year ended December 31, 2001)

 4.10  Second Amended and Restated Security Agreement, dated as of March 5, 2002, between Circus and
         Eldorado Joint Venture and Bank of America, N.A., as administrative agent (Incorporated by reference to Exhibit 10.9.4 to the Annual Report of Eldorado Resorts LLC and Eldorado Capital
         Corp. (Commission File No. 333-11811) on Form 10-K for the year ended December 31, 2001)

 4.11  Guarantor Security Agreement, dated as of March 5, 2002, between Silver Legacy Capital Corp. and
         Bank of America, N.A., as administrative agent (Incorporated by reference to Exhibit 10.9.5 to the
         Annual Report of Eldorado Resorts LLC and Eldorado Capital Corp. (Commission File
         No. 333-11811) on Form 10-K for the year ended December 31, 2001)

 4.12  Second Amended and Restated Construction Deed of Trust, Fixture Filing and Security Agreement
         with Assignment of Rents, dated as of February 26, 2002, but effective March 5, 2002, among
         Circus and Eldorado Joint Venture, First American Title Company of Nevada, as trustee, and Bank of America, N.A., as administrative agent (Incorporated by reference to Exhibit 10.9.6 to the Annual
         Report of Eldorado Resorts LLC and Eldorado Capital Corp. (Commission File No. 333-11811) on
         Form 10-K for the year ended December 31, 2001)

 4.13  Second Amended and Restated Assignment of Rents and Revenues, entered into as of February 26,
         2002, but effective as of March 5, 2002, between Circus and Eldorado Joint Venture and Bank of
         America, N.A., as administrative agent (Incorporated by reference to Exhibit 10.9.7 to the Annual
         Report of Eldorado Resorts LLC and Eldorado Capital Corp. (Commission File No. 333-11811) on
         Form 10-K for the year ended December 31, 2001)

 4.14  Second Amended and Restated Collateral Account Agreement, dated March 5, 2002, between Circus and Eldorado Joint Venture and Bank of America, N.A., as administrative agent (Incorporated by reference to Exhibit 10.9.8 to the Annual Report of Eldorado Resorts LLC and Eldorado Capital
         Corp. (Commission File No. 333-11811) on Form 10-K for the year ended December 31, 2001)

 4.15  Intercreditor Agreement, dated as of March 5, 2002, among Bank of America, N.A., as administrative agent, The Bank of New York, as trustee, and the Registrants (Incorporated by reference to
         Exhibit 10.9.9 to the Annual Report of Eldorado Resorts LLC and Eldorado Capital Corp.
         (Commission File No. 333-11811) on Form 10-K for the year ended December 31, 2001)

 5*    Opinions of Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania, and McDonald
         Carano Wilson McCune Bergin Frankovich & Hicks LLP, Reno and Las Vegas, Nevada

10.1*    Silver Legacy Supplemental Executive Retirement Plan**
10.2     Letter Agreement, dated June 13, 2002, between Circus and Eldorado Joint Venture and Bank of
           America N.A.
12       Statement regarding Computation of Ratio of Earnings to Fixed Charges
21*      Subsidiaries of Registrants
23.1*    Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included as part of Exhibit 5)
23.2*    Consent of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP (included as part of Exhibit 5)
23.3*    Consent of Arthur Andersen LLP dated April 24, 2002***
24*      Power of Attorney (included on Page II-6 of this Registration Statement as originally filed)
25*      Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as trustee of the
           10 1/8% Mortgage Notes due 2012 of the Registrants
99.1     Form of Letter of Transmittal with respect to the Exchange Offer
99.2*    Form of Notice of Guaranteed Delivery with respect to the Exchange Offer
99.3*    Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9
99.4*    Client Letter
99.5*    Broker Dealer Letter
99.6*    Letter to Commission pursuant to Temporary Note 3T to Article 3 of Regulation S-X
99.7**** Letter from Arthur Andersen LLP pursuant to Item 304(a)(3) of Regulation S-K.

--------

*    This exhibit has been previously filed with this registration statement.


** This exhibit is a management contract or compensatory plan or arrangement required to be filed as an exhibit.


*** A currently dated consent from Arthur Andersen LLP has been omitted in reliance on Rule 437a under the Securities Act of 1933.


**** This exhibit has been omitted in reliance on Item 304T of Regulation S-K.


   In accordance with Regulation S-K 601(b)(4)(iii)(A), the registrants agree to file applicable agreements with the Securities and Exchange Commission upon request.

   (b) Financial Statement Schedules

   None.

Item 22.  Undertakings.

   (a) The undersigned registrants each hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (b) The undersigned registrants each hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   (c) The undersigned registrants each hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on June 28, 2002.


                                              CIRCUS AND ELDORADO JOINT VENTURE

                                              By:      /s/  Gary L. Carano
                                                  -----------------------------
                                                         Gary L. Carano,
                                                     Chief Executive Officer

                                              SILVER LEGACY CAPITAL CORP.

                                              By:      /s/  Gary L. Carano
                                                  -----------------------------
                                                         Gary L. Carano,
                                                     Chief Executive Officer




   Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.



          Signature                      Title(s)                 Date
          ---------                      --------                 ----

     /s/  Gary L. Carano       Chief Executive Officer of     June 28, 2002
-----------------------------    Circus and Eldorado Joint
       Gary L. Carano            Venture and President and
                                 Chief Executive Officer of
                                 Silver Legacy Capital Corp.
                                 (Principal Executive
                                 Officer of each Registrant)

    /s/  Bruce C. Sexton       Controller and Chief           June 28, 2002
-----------------------------    Accounting and Financial
       Bruce C. Sexton           Officer of Circus and
                                 Eldorado Joint Venture and
                                 Treasurer and Chief
                                 Accounting and Financial
                                 Officer of Silver Legacy
                                 Capital Corp. (Principal
                                 Accounting Officer and
                                 Principal Financial Officer
                                 of each Registrant)

          Signature                      Title(s)                 Date
          ---------                      --------                 ----

     /s/  Gene R. Carano       Member of the Executive        June 28, 2002
-----------------------------    Committee of Circus and
       Gene R. Carano            Eldorado Joint Venture and
                                 Director of Silver Legacy
                                 Capital Corp.

               *               Member of the Executive        June 28, 2002
-----------------------------    Committee of Circus and
    Stephen J. Greathouse        Eldorado Joint Venture and
                                 Director of Silver Legacy
                                 Capital Corp.

    /s/  Robert M. Jones       Member of the Executive        June 28, 2002
-----------------------------    Committee of Circus and
       Robert M. Jones           Eldorado Joint Venture and
                                 Director of Silver Legacy
                                 Capital Corp.

               *               Member of the Executive        June 28, 2002
-----------------------------    Committee of Circus and
      Yvette E. Landau           Eldorado Joint Venture and
                                 Director of Silver Legacy
                                 Capital Corp.

   /s/  Thomas D. Robinson     Member of the Executive        June 28, 2002
-----------------------------    Committee of Circus and
     Thomas D. Robinson          Eldorado Joint Venture and
                                 Director of Silver Legacy
                                 Capital Corp.



*By:   /s/  Bruce C. Sexton
     -------------------------
          Bruce C. Sexton
         Attorney-in-Fact

                               INDEX TO EXHIBITS


Exhibit
  No.                                               Description
  ---                                               -----------

   3.1* Articles of Incorporation of Silver Legacy Capital Corp.

   3.2* Bylaws of Silver Legacy Capital Corp.

   3.3* Amended and Restated Agreement of Joint Venture of Circus and Eldorado Joint Venture between
          Eldorado Limited Liability Company and Galleon, Inc.

   4.1  Indenture, dated as of March 5, 2002, among the Registrants and The Bank of New York, with respect to the 10 1/8% Mortgage Notes due 2012 (Incorporated by reference to Exhibit 10.10.1 to the
          Annual Report of Eldorado Resorts LLC and Eldorado Capital Corp. (Commission File No. 333-
          11811) on Form 10-K for the year ended December 31, 2001)

   4.2  Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents, dated as of
          February 26, 2002, by Circus and Eldorado Joint Venture, to First American Title Company of
          Nevada for the benefit of The Bank of New York, as trustee (Incorporated by reference to
          Exhibit 10.10.2 to the Annual Report of Eldorado Resorts LLC and Eldorado Capital Corp.
          (Commission File No. 333-11811) on Form 10-K for the year ended December 31, 2001)

   4.3  Security Agreement, dated as of March 5, 2002, by the Registrants for the benefit of The Bank of
          New York, as trustee (Incorporated by reference to Exhibit 10.10.3 to the Annual Report of
          Eldorado Resorts LLC and Eldorado Capital Corp. (Commission File No. 333-11811) on
          Form 10-K for the year ended December 31, 2001)

   4.4  Assignment of Rent and Revenues, entered into as of February 26, 2002, between Circus and
          Eldorado Joint Venture and The Bank of New York, as trustee (Incorporated by reference to
          Exhibit 10.10.4 to the Annual Report of Eldorado Resorts LLC and Eldorado Capital Corp.
          (Commission File No. 333-11811) on Form 10-K for the year ended December 31, 2001)

   4.5  Collateral Account Agreement, dated as of March 5, 2002, among the Registrants and The Bank of
          New York, as trustee (Incorporated by reference to Exhibit 10.10.5 to the Annual Report of
          Eldorado Resorts LLC and Eldorado Capital Corp. (Commission File No. 333-11811) on
          Form 10-K for the year ended December 31, 2001)

   4.6  Environmental Indemnity, entered into as of March 5, 2002, by the Registrants (Incorporated by
          reference to Exhibit 10.10.6 to the Annual Report of Eldorado Resorts LLC and Eldorado Capital
          Corp. (Commission File No. 333-11811) on Form 10-K for the year ended December 31, 2001)

   4.7* Registration Rights Agreement, dated as of March 5, 2002, among the Registrants and Banc of
          America Securities LLC

   4.8  Second Amended and Restated Credit Agreement, dated as of March 5, 2002, among Circus and
          Eldorado Joint Venture, Bank of America, N.A., Bank of Scotland, and U.S. Bank National
          Association (Incorporated by reference to Exhibit 10.9.2 to the Annual Report of Eldorado Resorts
          LLC and Eldorado Capital Corp. (Commission File No. 333-11811) on Form 10-K for the year ended December 31, 2001)

   4.9  Guaranty, dated as of March 5, 2002, made by Silver Legacy Capital Corp. in favor of Bank of
          America, N.A., as administrative agent (Incorporated by reference to Exhibit 10.9.3 to the Annual
          Report of Eldorado Resorts LLC and Eldorado Capital Corp. (Commission File No. 333-11811) on
          Form 10-K for the year ended December 31, 2001)

  4.10  Second Amended and Restated Security Agreement, dated as of March 5, 2002, between Circus and
          Eldorado Joint Venture and Bank of America, N.A., as administrative agent (Incorporated by reference to Exhibit 10.9.4 to the Annual Report of Eldorado Resorts LLC and Eldorado Capital
          Corp. (Commission File No. 333-11811) on Form 10-K for the year ended December 31, 2001)

 Exhibit
   No.                                                 Description
   ---                                                 -----------
  4.11     Guarantor Security Agreement, dated as of March 5, 2002, between Silver Legacy Capital Corp. and
             Bank of America, N.A., as administrative agent (Incorporated by reference to Exhibit 10.9.5 to the
             Annual Report of Eldorado Resorts LLC and Eldorado Capital Corp. (Commission File
             No. 333-11811) on Form 10-K for the year ended December 31, 2001)
  4.12     Second Amended and Restated Construction Deed of Trust, Fixture Filing and Security Agreement
             with Assignment of Rents, dated as of February 26, 2002, but effective March 5, 2002, among
             Circus and Eldorado Joint Venture, First American Title Company of Nevada, as trustee, and Bank of America, N.A., as administrative agent (Incorporated by reference to Exhibit 10.9.6 to the
             Annual Report of Eldorado Resorts LLC and Eldorado Capital Corp. (Commission File
             No. 333-11811) on Form 10-K for the year ended December 31, 2001)
  4.13     Second Amended and Restated Assignment of Rents and Revenues, entered into as of February 26,
             2002, but effective as of March 5, 2002, between Circus and Eldorado Joint Venture and Bank of
             America, N.A., as administrative agent (Incorporated by reference to Exhibit 10.9.7 to the Annual
             Report of Eldorado Resorts LLC and Eldorado Capital Corp. (Commission File No. 333-11811) on
             Form 10-K for the year ended December 31, 2001)
  4.14     Second Amended and Restated Collateral Account Agreement, dated March 5, 2002, between Circus and Eldorado Joint Venture and Bank of America, N.A., as administrative agent (Incorporated by reference to Exhibit 10.9.8 to the Annual Report of Eldorado Resorts LLC and Eldorado Capital
             Corp. (Commission File No. 333-11811) on Form 10-K for the year ended December 31, 2001)
  4.15     Intercreditor Agreement, dated as of March 5, 2002, among Bank of America, N.A., as administrative agent, The Bank of New York, as trustee, and the Registrants (Incorporated by reference to
             Exhibit 10.9.9 to the Annual Report of Eldorado Resorts LLC and Eldorado Capital Corp.
             (Commission File No. 333-11811) on Form 10-K for the year ended December 31, 2001)
  5*       Opinions of Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania, and McDonald
             Carano Wilson McCune Bergin Frankovich & Hicks LLP, Reno and Las Vegas, Nevada
 10.1*     Silver Legacy Supplemental Executive Retirement Plan**
 10.2      Letter Agreement, dated June 13, 2002, between Circus and Eldorado Joint Venture and Bank of
             America N.A.
 12        Statement regarding Computation of Ratio of Earnings to Fixed Charges
 21*       Subsidiaries of Registrants
 23.1*     Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included as part of Exhibit 5)
 23.2*     Consent of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP (included as part of
             Exhibit 5)
 23.3*     Consent of Arthur Andersen LLP dated April 24, 2002***
 24*       Power of Attorney (included on Page II-6 of this Registration Statement as originally filed)
 25*       Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as trustee of the
             10 1/8% Mortgage Notes due 2012 of the Registrants
 99.1      Form of Letter of Transmittal with respect to the Exchange Offer
 99.2*     Form of Notice of Guaranteed Delivery with respect to the Exchange Offer
 99.3*     Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9
 99.4*     Client Letter
 99.5*     Broker Dealer Letter
 99.6*     Letter to Commission pursuant to Temporary Note 3T to Article 3 of Regulation S-X
 99.7****  Letter from Arthur Andersen LLP pursuant to Item 304(a)(3) of Regulation S-K.

--------

*    This exhibit has been previously filed with this registration statement.


** This exhibit is a management contract or compensatory plan or arrangement required to be filed as an exhibit.

*** A currently dated consent from Arthur Andersen LLP has been omitted in reliance on Rule 437a under the Securities Act of 1933.


**** This exhibit has been omitted in reliance on Item 304T of Regulation S-K.